UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only [as permitted by Rule 14a-6(e)(2)]
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to § 240.14a-12

FIRST MERCHANTS CORPORATION
(Name of Registrant as Specified In Its Charter)

_____________________________________
(Name of Person(s) Filing Proxy Statement
if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]    No fee required.
[ ]    Fee paid previously with preliminary materials.
[ ]    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-b(i)(1) and 0-11.

FIRST MERCHANTS CORPORATION
200 EAST JACKSON STREET
MUNCIE, INDIANA 47305

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 7, 2024

The annual meeting of the shareholders of First Merchants Corporation ("FMC" or the "Company") will be held on Tuesday, May 7, 2024, at 4:00 p.m., Eastern Daylight Time. This year's annual meeting will again be a completely "virtual meeting" of stockholders. You will be able to attend the meeting, as well as vote and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/FRME2024 and entering the 16-digit control number included in our notice of internet availability of the proxy materials, on your proxy card or in the instructions that accompanied your proxy materials. The meeting shall be held for the following purposes:

(1)    To elect four directors to hold office for terms of three (3) years, all to serve until their successors are duly elected and qualified.

(2)    To approve, on an advisory basis, the compensation of the Company's named executive officers.

(3)    To approve, on an advisory basis, the frequency of advisory votes on executive compensation.

(4)    To approve the First Merchants Corporation 2024 Long-Term Equity Incentive Plan.

(5)    To approve the First Merchants Corporation 2024 Employee Stock Purchase Plan.

(6)    To approve an amendment to the Company’s Articles of Incorporation giving shareholders the ability to amend the Company’s Bylaws.

(7)    To approve amendments to the Company’s Articles of Incorporation to provide for a phased-in declassification of the Company’s Board of Directors.

(8)    To approve an amendment to the Company’s Articles of Incorporation to require majority voting in uncontested director elections.

(9)    To approve the First Merchants Corporation Equity Compensation Plan for Non-Employee Directors.

(10)    To ratify the appointment of the firm FORVIS, LLP as the independent auditor for 2024.

(11)    To transact such other business as may properly come before the meeting.

Only those shareholders of record at the close of business on March 11, 2024, shall be entitled to notice of and to vote at the meeting.

                            By Order of the Board of Directors

                            Brian T. Hunt
                            Secretary
Muncie, Indiana
March 27, 2024

YOUR VOTE IS IMPORTANT!

EVEN IF YOU PLAN TO ATTEND OUR VIRTUAL MEETING, YOU ARE URGED TO SUBMIT YOUR PROXY VIA THE INTERNET OR TELEPHONE, OR TO SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE, AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS.

FIRST MERCHANTS CORPORATION
PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 7, 2024

i

•NON-QUALIFIED DEFERRED COMPENSATION TABLE	44
•CHANGE OF CONTROL AGREEMENTS TABLE	44
RATIO OF ANNUAL TOTAL COMPENSATION OF CHIEF EXECUTIVE OFFICER TO MEDIAN EMPLOYEE	45
PAY VERSUS PERFORMANCE	46
•PAY VERSUS PERFORMANCE TABLE	46
•DESCRIPTION OF RELATIONSHIPS AMONG PAY VERSUS PERFORMANCE MEASURES	47
•TABULAR LIST OF MOST IMPORTANT PERFORMANCE MEASURES	49
VOTING ITEM 2: ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS	49
VOTING ITEM 3: VOTE TO APPROVE, ON AN ADVISORY BASIS, THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION	50
VOTING ITEM 4: PROPOSAL TO APPROVE THE FIRST MERCHANTS CORPORATION 2024 LONG-TERM EQUITY COMPENSATION PLAN	50
•IMPORTANT GOVERNANCE FEATURES AND PRACTICES	51
•SUMMARY OF THE 2024 LTEIP	53
•CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES UNDER THE 2024 LTEIP	55
•NEW PLAN BENEFITS	56
•EQUITY COMPENSATION PLAN INFORMATION	56
VOTING ITEM 5: PROPOSAL TO APPROVE THE FIRST MERCHANTS CORPORATION 2024 EMPLOYEE STOCK PURCHASE PLAN	57
•KEY FEATURES OF THE 2019 ESPP	57
•SUMMARY OF THE 2024 ESPP	58
•CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES UNDER THE 2024 ESPP	59
•NEW PLAN BENEFITS	60
•EQUITY COMPENSATION PLAN INFORMATION	60
VOTING ITEM 6: PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION GIVING SHAREHOLDERS THE ABILITY TO AMEND THE COMPANY'S BYLAWS	60
•ARTICLE X AMENDMENTS	60
•SHAREHOLDER VOTE AND RELATED IMPACT	61
VOTING ITEM 7: PROPOSAL TO APPROVE AMENDMENTS TO THE COMPANY'S ARTICLES OF INCORPORATION TO PROVIDE FOR A PHASED-IN DECLASSIFICATION OF THE COMPANY'S BOARD OF DIRECTORS	61
•SHAREHOLDER VOTE AND RELATED IMPACT	62

	VOTING ITEM 8: PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO REQUIRE MAJORITY VOTING IN UNCONTESTED DIRECTOR ELECTIONS	63
	•SHAREHOLDER VOTE AND RELATED IMPACT	63
VIII.	COMPENSATION OF DIRECTORS	64
	•EQUITY COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS	65
	•NON-EMPLOYEE DIRECTORS DEFERRED COMPENSATION PLAN	65
	•DIRECTOR COMPENSATION FOR 2023 FISCAL YEAR	66
	VOTING ITEM 9: PROPOSAL TO APPROVE THE FIRST MERCHANTS CORPORATION EQUITY COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS	67
	•IMPORTANT GOVERNANCE FEATURES AND PRACTICES	68
	•SUMMARY OF THE 2024 DIRECTOR PLAN	68
	•CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES UNDER THE DIRECTOR PLAN	69
	•NEW PLAN BENEFITS	70
	•EQUITY COMPENSATION PLAN INFORMATION	70
IX.	TRANSACTIONS WITH RELATED PERSONS	71
X.	DELINQUENT SECTION 16(a) REPORTS	71
XI.	INDEPENDENT AUDITOR	72
	•FEES FOR PROFESSIONAL SERVICES RENDERED BY FORVIS, LLP	72
	•THE AUDIT COMMITTEE’S PRE-APPROVAL POLICIES AND PROCEDURES	72
	VOTING ITEM 10: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR FOR 2024	73
XII.	SHAREHOLDER PROPOSALS	73
XIII.	OTHER MATTERS	74
XIV.	APPENDICES	75
	•APPENDIX A: 2024 LONG-TERM EQUITY INCENTIVE PLAN	75
	•APPENDIX B: 2024 EMPLOYEE STOCK PURCHASE PLAN	86
	•APPENDIX C: EQUITY COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS	90

March 27, 2024

FIRST MERCHANTS CORPORATION
PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 7, 2024

To the shareholders of First Merchants Corporation (“FMC”, "First Merchants", or the “Company”):

We are providing you the notice of annual meeting of shareholders and this proxy statement in connection with FMC’s annual meeting of shareholders to be held on Tuesday, May 7, 2024, at 4:00 p.m., Eastern Daylight Time (the “Annual Meeting”). You may attend the virtual meeting by going to www.virtualshareholdermeeting.com/FRME2024. The Board of Directors (the “Board”) of the Company is soliciting your proxy to be voted at the Annual Meeting.

The U.S. Securities and Exchange Commission (“SEC”) “notice and access” rule allows us to furnish these proxy materials over the Internet, enabling us to reduce the cost of delivering the materials and lessening the environmental impact of our Annual Meeting. Under this rule, we are mailing a notice regarding the availability of proxy materials to most of our shareholders if you haven’t previously informed us that you prefer a paper copy of the proxy materials. This notice contains instructions on how to access the proxy materials over the Internet. It also contains instructions on how shareholders may receive a paper or electronic copy of the proxy materials, including a proxy statement, annual report and a proxy card. If you received a paper or electronic copy of the proxy materials, you also received a proxy card that can be used to vote your shares.

The distribution of these proxy materials is expected to commence on or about March 27, 2024.

I. VOTING YOUR SHARES

Each share of FMC common stock issued and outstanding as of the close of business on the record date for the Annual Meeting, March 11, 2024 (the “Record Date”), is entitled to be voted on all items being voted upon at the Annual Meeting. As of the close of business on the Record Date, there were 59,283,761 shares outstanding and entitled to vote.

Each share of FMC common stock is entitled to one vote. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Shareholders do not have a right to cumulate their votes for directors. The affirmative vote of a majority of the shares present and voting at the meeting in person or by proxy is required for approval of all items submitted to the shareholders for consideration other than: (1) the election of directors, as described above, which is based on a plurality of votes cast; and (2) the approval of the Company's proposed amendments to its Articles of Incorporation, which require the affirmative vote of seventy-five percent (75%) of the Company's outstanding shares.

Abstentions will be counted for the purpose of determining whether a quorum is present but for no other purpose. Broker non-votes will not be counted. The Secretary will count the votes and announce the preliminary results of the voting at the Annual Meeting. The Company will publish final results on Form 8-K within four business days following the end of the meeting in accordance with an SEC rule.

You may vote shares held directly in your name as the shareholder of record by participating in the virtual meeting. Even if you plan to do so, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to participate in the meeting.

1 First Merchants Corporation 2024 Proxy Statement

VOTING BY PROXY

Whether you hold shares directly as the shareholder of record or through a broker, trustee or other nominee as the beneficial owner, you may direct how your shares are voted without attending the Annual Meeting. There are three ways to vote by proxy:

•By Internet - Shareholders who received a notice regarding the availability of proxy materials may submit proxies over the Internet before the meeting by going to www.proxyvote.com and by following the instructions on the notice. Shareholders who received a paper or electronic copy of a proxy card may submit proxies over the Internet by following the instructions on the proxy card.

•By Telephone - Shareholders who live in the United States or Canada may submit proxies by telephone by calling toll-free 1-800-690-6903 on a touch-tone telephone and following the instructions. Shareholders who received a notice regarding the availability of proxy materials should have the notice in hand when calling, and shareholders who received a paper or electronic copy of a proxy card should have the proxy card in hand when calling.

•By Mail - Shareholders who received a paper or electronic copy of a proxy card may submit proxies by mail by completing, signing and dating the proxy card and mailing it in the postage-paid envelope we have provided or by returning it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

After submitting a proxy, you have the right to revoke it at any time before it is exercised by giving written notice of revocation to the Secretary received prior to the Annual Meeting, by submitting a new proxy via the Internet, telephone or mail, or by voting at the virtual meeting. Your shares will be voted in accordance with your specific instructions given when submitting your proxy. In the absence of specific instructions to the contrary, proxies will be voted FOR election to the Board of all nominees listed in Item 1 of the proxy; FOR approval of the compensation of the Company’s named executive officers; FOR the approval of the Company's equity plans; FOR the amendments to the Company's Articles of Incorporation; FOR ratification of the appointment of the firm of FORVIS, LLP as the Company’s independent auditor for 2024; and FOR "1 YEAR" as the frequency of shareholder votes on executive compensation.

If any director-nominee named in this proxy statement becomes unable or declines to serve (an event that we do not anticipate), the persons named as proxies will have discretionary authority to vote for a substitute nominee named by the Board, if the Board determines to fill such nominee’s position.

II. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

To the best of our knowledge, the following table shows the only beneficial owners of more than 5% of the outstanding FMC common stock as of the Record Date.

Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership	Percent of Class

The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	6,571,539(1)	10.98%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	5,176,638(2)	8.6%

Dimensional Fund Advisors, LP 6300 Bee Cave Road, Building One Austin, TX 78746	3,074,411(3)	5.1%

(1)Based on a Schedule 13G filing with the SEC, The Vanguard Group ("Vanguard") is an investment adviser in accordance with Rule 13(d)-1(b)(1)(ii)(E) under the Securities Exchange Act of 1934. Vanguard indicated that it has shared power to vote or to direct the vote with respect to 52,617 shares, sole dispositive power with respect to 6,451,325 shares, and shared dispositive power with respect to 120,214 shares.
2 First Merchants Corporation 2024 Proxy Statement

(1)Based on a Schedule 13G filing with the SEC, BlackRock, Inc. ("BlackRock") is a parent holding company or control person in accordance with Rule 13(d)-1(b)(1)(ii)(G) under the Securities Exchange Act of 1934. BlackRock indicated that it has sole power to vote or to direct the vote with respect to 4,993,899 shares, and sole dispositive power with respect to 5,176,638 shares. BlackRock filed on behalf of the following subsidiaries: BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Advisors, LLC, BlackRock Investment Management, LLC, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Investment Management (UK) Ltd., BlackRock (Netherlands) B.V., BlackRock Financial Management, Inc., BlackRock Investment Management (Australia) Limited, Aperio Group, LLC, BlackRock Fund Managers, Ltd., and BlackRock Life Limited.

(3)    Based on Schedule 13G filing with the SEC, Dimensional Fund Advisors LP ("Dimensional"), an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the "Funds"). In certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub adviser and/or manager, Dimensional or its subsidiaries may possess voting and/or investment power over the securities of the Company that are owned by the Funds and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all securities reported in the Schedule 13G are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

SECURITY OWNERSHIP OF MANAGEMENT

The following table individually lists the amount and percent of the outstanding FMC common stock beneficially owned on the Record Date by the directors, the director-nominees, each of the named executive officers (“NEOs”) listed in the Summary Compensation Table on page 39, and all of the directors, director-nominees and executive officers as a group. Unless otherwise indicated, the beneficial owner has sole voting and investment power. The information provided in the table is based on FMC’s records and information filed with the SEC and provided to the Company.

The number of shares beneficially owned by each person is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under SEC rules, beneficial ownership includes shares of which a person has the right to acquire beneficial ownership on or before May 10, 2024 (60 days after the Record Date) by exercising vested stock options (“Vested Options”) awarded to participants under FMC’s Long-term Equity Incentive Plan (“LTEIP”). It also includes shares of restricted stock (“Restricted Shares”) awarded to participants under the LTEIP or under FMC’s Equity Compensation Plan for Non-Employee Directors that are still subject to restrictions.

3 First Merchants Corporation 2024 Proxy Statement

Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Michael R. Becher	25,451(1)	*
Susan W. Brooks	6,424(2)	*
Mung Chiang	2,914(3)	*
Patrick J. Fehring	171,360(4)	*
Michael J. Fisher	12,753(5)	*
F. Howard Halderman	21,915(6)	*
Mark K. Hardwick	125,282(7)	*
Kevin D. Johnson	3,713(8)	*
Clark C. Kellogg	10,860(9)	*
Gary J. Lehman	48,025(10)	*
Michael C. Rechin	91,565(11)	*
Charles E. Schalliol	39,901(12)	*
Jason R. Sondhi	4,361(13)	*
Jean L. Wojtowicz	53,837(14)	*
Stephan H. Fluhler	27,852(15)	*
Michele M. Kawiecki	40,123(16)	*
John J. Martin	53,892(17)	*
Michael J. Stewart	95,825(18)	*
Directors and Executive Officers as a Group (18 persons)	836,053(19)	1.40%

*    Percentage beneficially owned is less than 1% of the outstanding shares.

(1)    Includes 7,084 Restricted Shares and 1,500 shares that Mr. Becher has the right to acquire by exercising Vested Options.

(2) Ms. Brooks was appointed to the Board on February 9, 2021. All shares are Restricted Shares.

(3)    Dr. Chiang was appointed to the Board on February 8, 2023. All shares are Restricted Shares.

(4)    Mr. Fehring was appointed to the Board on May 10, 2022. Includes 4,358 Restricted Shares, 28,698 shares that Mr. Fehring has the right to acquire by exercising Vested Options, 20,605 shares held by the JoAnn Fehring Trust and 117,699 shares held by the Patrick J. Fehring Trust.

(5)    Includes 6,322 Restricted Shares.

(6)    Includes 6,908 Restricted Shares.

(7)    Includes 44,571 Restricted Shares, 3,052 Phantom Shares, and 446 shares held by Mr. Hardwick’s spouse, Catherine Hardwick.

(8)    Mr. Johnson was appointed to the Board on June 23, 2022. All shares are Restricted Shares.

(9)    Includes 6,463 Restricted Shares and 409 shares held by the Rosella Kellogg Revocable Trust.

(10)    Includes 6,322 Restricted Shares.

(11)    Includes 6,554 Restricted Shares.

(12)    Includes 8,957 Restricted Shares and 1,500 shares that Mr. Schalliol has the right to acquire by exercising Vested Options.

(13)    Mr. Sondhi was appointed to the Board on June 23, 2022. Includes 3,903 Restricted Shares and 458 shares held by his spouse.

(14)    Includes 7,841 Restricted Shares and 1,500 shares that Ms. Wojtowicz has the right to acquire by exercising Vested Options.
4 First Merchants Corporation 2024 Proxy Statement

(15)    Includes 18,140 Restricted Shares and 745 Phantom Shares.

(16)    Includes 28,370 Restricted Shares.

(17)    Includes 21,908 Restricted Shares.

(18)    Includes 32,073 Restricted Shares.

(19)    Includes 222,825 Restricted Shares and 33,198 shares that the directors and executive officers as a group have the right to acquire by exercising Vested Options.

III. THE BOARD OF DIRECTORS

FMC’s Bylaws authorize the Board to fix the number of directors from time to time by resolution within a range of nine and fifteen directors. Effective February 6, 2024, the Board fixed this number at fourteen (14). Under the Bylaws, the Board is divided into three classes, with each class of directors serving staggered three-year terms or until their successors are elected and qualified. The current directors in each class are eligible for re-election to a new term by the shareholders at the Annual Meeting held in the year in which the term for their class expires, except that vacancies occurring between Annual Meetings caused by a director’s resignation, death or other incapacity, or by an increase in the number of directors, may be filled by a majority vote of the remaining members of the Board until the next Annual Meeting.

All of the directors serving on the Board at the conclusion of the 2023 Annual Meeting of Shareholders remain on the Board as of the date of this proxy statement.

The Bylaws of the Corporation provide that a director shall not continue to serve after the Annual Meeting following the end of the calendar year in which he or she attains age 73. On February 9, 2021, the Board waived this mandatory retirement provision for the purpose of allowing the Company's Chairman, Charles E. Schalliol, to remain a member of the Board and Chairman until the Company's 2023 Annual Meeting, subject to his re-election to the Board by the shareholders at the Company's 2022 Annual Meeting. Mr. Schalliol was elected for a three (3) year term at the 2022 Annual Meeting. On February 7, 2023, the Board extended Mr. Schalliol's term to remain a member of the Board and Chairman for an additional year, until the Company's 2024 Annual Meeting. Mr. Schalliol will retire effective immediately following the 2024 Annual Meeting.

All of FMC’s directors also serve as directors of its wholly owned subsidiary, First Merchants Bank (“FMB”).

VOTING ITEM 1: ELECTION OF DIRECTORS

Four (4) directors will be elected at the Annual Meeting. All of the current Class III directors — Michael R. Becher, Patrick J. Fehring, Mark K Hardwick, and Jason R. Sondhi — whose terms will expire as of the 2024 Annual Meeting, have been nominated to serve new three-year terms expiring as of the 2027 Annual Meeting.

There are no family relationships among the Company’s executive officers and directors.

5 First Merchants Corporation 2024 Proxy Statement

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION TO THE BOARD OF EACH OF THE FOLLOWING NOMINEES:

Class III (Terms expire 2027):
Michael R. Becher, CPA age 70 Director since 2012
Mr. Becher was the Managing Partner of the Indianapolis office of Deloitte & Touche LLP (“Deloitte”) for more than 20 years, until his retirement in June 2012. Deloitte is one of the largest professional services organizations in the United States. While he was the Managing Partner, Deloitte experienced significant growth in the Indianapolis market. Mr. Becher also held other national and regional leadership positions during his more than 37-year career with Deloitte. As an audit partner, Mr. Becher served public and private companies in industries such as financial services, retail and manufacturing, and tax-exempt organizations. Since 2013, Mr. Becher has been a strategic advisor to Krieg DeVault LLP, an Indianapolis-based, business-focused law firm. He recently chaired the Board of Trustees and is a member of the Executive, Audit and Risk, Governance and Finance Committees of Marian University. Mr. Becher and his wife are Co-Chairs of the "Journey to 30" campaign at Marian University, which will raise significant funds for scholarships, especially for the disadvantaged. He is a past director and member of the Executive and Finance Committees of the Indianapolis Symphony. He is a member of the Board of the United Way of Central Indiana (UWCI) where he also serves on the Capital Projects Committees for Central Indiana and for the remainder of the State of Indiana. These Committees administer multi-million dollar funds that assist with capital projects. He also chairs Always United, a part of the UWCI, which provides services and community volunteer opportunities to retirees and near-retirees. He also serves on the Indiana University Health System Suburban System Board of Directors. He is a member of a peer group of Audit Committee Chairs of similar size banks located throughout the United States. Mr. Becher chairs the Board’s Audit Committee and also serves on the Nominating and Governance Committee.

Mr. Becher’s specific experience and qualifications to serve as a director	He has considerable tax, accounting and financial expertise acquired through his professional training as a certified public accountant. He is familiar with the financial services industry because of his experience derived from auditing companies in that industry. He has acquired an understanding of risk management, regulatory and compliance issues, and he has gained management experience as the head of a large office and national and regional leadership position of a Big Four accounting firm that provides professional services to large public companies as well as smaller private businesses. The Company also benefits from Mr. Becher’s experience serving on a number of audit committees. The Board has determined that he is an “audit committee financial expert” within the meaning of Item 407(d)(5) of SEC Regulation S-K. Mr. Becher resides in the Indianapolis metropolitan area, one of FMC’s high-growth markets.

Patrick J. Fehring age 66 Director since 2022	Mr. Fehring, retired President and Chief Executive Officer of Level One Bank and Level One Bancorp, Inc., served in that position since the founding of Level One Bank in 2007 until its merger with First Merchants in 2022. Before founding Level One, Fehring spent 27 years with Fifth Third Bancorp and its affiliates, most recently as President of Fifth Third Bank, Eastern Michigan. Mr. Fehring is an active leader in the local community, where he serves as Board Chair of the Catholic Foundation of Michigan. Mr. Fehring previously served as a Board member of Ascension Health Michigan and as Treasurer for Detroit Public Television. He also previously chaired the Investment Committee for the Detroit Regional Chamber and served on the Board of United Way Southeast Michigan. Mr. Fehring received his Bachelor of Science in Business from Miami University in Ohio.
Mr. Fehring’s specific experience and qualifications to serve as a director	Mr. Fehring is an experienced banker, proven leader, former Chairman of a publicly held bank and one of the Board’s connections to the Michigan Region.
6 First Merchants Corporation 2024 Proxy Statement

Mark K. Hardwick age 53 Director since 2021
Mr. Hardwick currently serves as the Chief Executive Officer of First Merchants Corporation and First Merchants Bank. He joined First Merchants in November 1997 as Corporate Controller and was promoted to Chief Financial Officer in April of 2002. In June of 2007, Mr. Hardwick also assumed all leadership responsibilities related to operations, technology, and risk management for the Company. In 2016, Mr. Hardwick's title expanded to include Chief Operating Officer, overseeing the leadership responsibilities for finance, operations, technology, risk, legal, and facilities for the Company. In 2021, he was promoted to Chief Executive Officer. Prior to joining First Merchants Corporation, Mr. Hardwick served as a senior accountant with BKD, LLP in Indianapolis. Mr. Hardwick is a trustee for Ball State University, serving as the Chair for the Audit Committee. He is also a member of Next Muncie. He was inducted into the Ball State University Athletics Hall of Fame in 2012. He was also the recipient of the Indianapolis Business Journal’s “CFO of the Year” in 2012 and was named one of “Indiana’s 250 Most Influential Business Leaders” in 2023.

Mr. Hardwick’s specific experience and qualifications to serve as a director	As the Company's Chief Executive Officer, a long-tenured officer of the Bank and a Certified Public Accountant, Mr. Hardwick brings an array of experience and talent to the Board. His extensive community involvement in Muncie, Indiana, the Company's headquarters, is also an asset to the Company.

Jason R. Sondhi age 40 Director since 2022	Mr. Sondhi is the founder and CEO of Sondhi Solutions, a leading IT consulting and staffing firm located in Indianapolis. Mr. Sondhi has grown Sondhi Solutions to multiple markets and the company has topped the Indianapolis Business Journal’s Fastest Growing Companies list in 2015-2016 and landed on the Inc. 5000 from 2014-2016. With a focus on supporting its employees, Sondhi Solutions was honored with the Top Places to Work award in 2018, 2019, and 2021. Mr. Sondhi also serves on the Board of Directors of Weaver Popcorn.

As a leader in the community, “giving back” has been a top priority for Mr. Sondhi over his career. He sits on the board of Weaver Popcorn Fundraising, an organization that empowers individuals and organizations in need by fulfilling a goal through technology and products. He created IT Equipment Round UP which provides gently used IT equipment to non-profits, and he started Jingle Books, a yearly holiday fundraiser providing Indianapolis children books to inspire and educate. To date, 8,000+ books have been collected. Mr. Sondhi has been an active donor and volunteer with the Christel DeHaan Foundation and sits on the Park Tudor Alumni Board.
Mr. Sondhi's specific experience and qualifications to serve as a director	Mr. Sondhi provides the Board with critical experience in technology and cybersecurity.

7 First Merchants Corporation 2024 Proxy Statement

DIRECTORS WHOSE TERMS ARE NOT EXPIRING

The terms of the following directors are not expiring as of the 2024 Annual Meeting. They will continue to serve as directors for the remainder of their terms or until otherwise provided in the Company’s Bylaws.

Class I (Terms expire 2025):
F. Howard Halderman age 57 Director since 2013
Mr. Halderman is the President and CEO of Halderman Farm Management Service, Inc. (“HFMS”), headquartered in Wabash, Indiana, which provides management services for agricultural properties from coast to coast, and Halderman Real Estate Services, Inc. (“HRES”), headquartered in Wabash, Indiana, which buys and sells farm real estate through private transactions and public auctions and performs certified farm appraisals, primarily in Indiana, Ohio and Michigan; and is Executive Chair of US Agriculture, LLC, a Registered Investment Adviser registered with the SEC. Mr. Halderman joined HFMS in 1988 and succeeded his father as President and CEO in 2000. Mr. Halderman co-founded HRES with his father in 1990, and he became the CEO of that company in 2012. Mr. Halderman is an Accredited Farm Manager with the American Society of Farm Managers and Rural Appraisers, and he is a licensed real estate broker in Indiana, Ohio, Georgia, Illinois, Michigan and Kentucky. He serves on the Boards at Honeywell Foundation, Inc., Field of Dreams, Inc., and Parkview Health System. He is also on the Investment Committee for Community Foundation of Wabash County. Mr. Halderman is Chair of the Board’s Risk and Credit Policy Committee.

Mr. Halderman’s specific experience and qualifications to serve as a director
He has considerable experience and knowledge of the agricultural real estate marketplace throughout the Eastern Corn Belt, which includes the FMC market. Agricultural lending is an important segment of the Company’s business, and Mr. Halderman is the only FMC director who possesses special expertise in this field. His vast network of contacts within the agricultural community in Indiana and nationally benefits the Company. Mr. Halderman owns and operates three farm-related small businesses that are located in an important rural market for the Company.

8 First Merchants Corporation 2024 Proxy Statement

Kevin D. Johnson age 59 Director since 2022
Mr. Johnson is the President and Chief Executive Officer for the Detroit Economic Growth Corporation ("DEGC"), the city’s leading inclusive economic development driver. He has served as President and CEO since June 2018. Under Mr. Johnson’s leadership, the organization focuses on job creation, capital investment and small business growth for the City of Detroit. Access, inclusion and financial growth for all Detroiters form the foundation of all DEGC work. As President and CEO, Mr. Johnson spearheads DEGC’s economic development initiatives, including business attraction and retention, neighborhood small-business growth and international investment and corporate attraction of large enterprises to the Detroit region.

Most recently, Mr. Johnson was integral in bringing the $4.5 billion Fiat Chrysler/Stellantis investment to Detroit and, with it, thousands of Stellantis and supplier jobs.

Mr. Johnson has served in both public and private economic-development positions throughout the U.S., including roles in Arizona, Florida, North Carolina and Georgia. In his most previous role at Invest Atlanta, Johnson led the economic development program for the city, helping to create jobs and generating billions of dollars in new capital investment.
Mr. Johnson began his career nearly 30 years ago as the Assistant County Manager and Director of Economic Development for Caswell County (NC) Municipal Government. Throughout his career, he has held a variety of leadership positions including President of the Athens Area Chamber of Commerce, Vice President of business development for the Greater Phoenix Economic Council and Vice President of Business Development for Research Triangle Foundation in North Carolina.

Mr. Johnson received his Bachelor of Science in Political Science and Pre-Law from South Carolina State University. He received his Certified Economic Developer designation from the International Economic Development Council and has received numerous professional and community awards. Mr. Johnson was named one of the Top 50 Economic Developers of 2019 by Consultant Connect, a consulting agency designed to bridge the gap between economic developers and site consultants. He serves as a member of the International Economic Development Council. He is also on the board of directors with the Downtown Detroit Partnership, Detroit Riverfront Conservancy, Tech Town, and the Economic Development Leaders of Michigan.

Mr. Johnson’s specific experience and qualifications to serve as a director	Mr. Johnson is a veteran of the economic development industry, advising large and medium enterprises in their site selection needs and enhanced finance opportunities through public tax incentives at the local, state and federal levels. He also provides the Board with insight into the banking needs of small businesses in low-moderate income areas, including those in Detroit, Michigan.

Clark C. Kellogg age 63 Director since 2019	Mr. Kellogg is a basketball commentator at CBS Sports. At CBS, he has been a lead studio and game analyst since 1997, and a familiar and trusted voice during “March Madness”. Mr. Kellogg spent a total of thirty-two years with the Indiana Pacers; five as a player, twenty-three as a broadcaster, and four as Vice President of Player Relations. Mr. Kellogg was appointed to the Columbus Foundation Governing Committee in 2019 and currently serves as Chairperson of the Committee. He also has served on The Ohio State Alumni Association Board, The Ohio State Board of Trustees (2010-19), and as a director on First Merchants Bank Ohio Regional Advisory Board since 2001. Mr. Kellogg is also a member of the Board of Directors of RLI Corp, a public company.

Mr. Kellogg’s specific experience and qualifications to serve as a director	Serving and philanthropy are as much a part of Mr. Kellogg as basketball is. He uses his talent, time, and treasure to support various institutions and organizations, including American Red Cross, Athletes in Action, Big Brothers Big Sisters, Fellowship of Christian Athletes, One Heart Project, Ronald McDonald House Charities, The Ohio State University, and United Way.

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Michael C. Rechin age 65 Director since 2005
Mr. Rechin is the former President and CEO of the Company and its wholly owned subsidiary, First Merchants Bank. He joined FMC in 2005, as its Executive Vice President and Chief Operating Officer, and he led the Company from 2007 until his retirement on December 31, 2020. Before joining FMC, Mr. Rechin held senior management positions with National City Bank (“National City”) for 23 years. Mr. Rechin was the manager of National City’s Indiana Commercial Banking operations from 1995 until 2005. Mr. Rechin currently serves on the Board of Advisors of the Sheehan Family Foundation and the Hageman Group. He previously served on the Boards of the Conner Prairie Museum and The Center for the Performing Arts.

Mr. Rechin’s specific experience and qualifications to serve as a director	As the Company’s former President and CEO, Mr. Rechin is an essential member of the Board. In addition to his leadership, strategic and management skills, Mr. Rechin’s broad knowledge of the banking and financial services industry acquired during his nearly 35 years of service in executive and senior management positions in that industry serves the Company well. Mr. Rechin resides in the Indianapolis metropolitan area, one of FMC’s high-growth markets.

Charles E. Schalliol age 76 Director since 2004 Chairman since 2007
Mr. Schalliol was most recently a senior advisor in the Indianapolis office of the international law firm, Faegre Drinker Biddle & Reath, LLP. He is currently on the Board of Directors of Heritage Construction and Materials Company. Mr. Schalliol is a director of a venture capital fund, and he is a director of the Purdue Research Foundation ("PRF"), and the Indiana University Research and Technology Corporation, which are dedicated to enhancing those Universities’ research and development capabilities, promoting entrepreneurship, and creating new Indiana-based companies. In addition, PRF manages Purdue's endowments and real estate. He chairs the Board of Directors of the Indiana Secondary Market for Education Loans, Inc., a nonprofit corporation that is Indiana’s designated provider of student loan services, and is a Director of IU Health's Suburban Region Hospitals. He served as the Director of the Indiana Office of Management and Budget (“OMB”) and as the Chief Financial Officer for the State of Indiana from 2004 to 2007, in the administration of Indiana Governor Mitch Daniels. As OMB Director, he was responsible for the State’s budgets and financial operations, including its pension funds, as well as agencies that had more than 2,000 state employees. Before heading the OMB, Mr. Schalliol served as the first President and CEO of BioCrossroads, an economic development organization focused on life sciences companies. He previously held executive positions with Eli Lilly and Company, a leading worldwide pharmaceuticals company, in the areas of strategic planning, investment banking and business development. Mr. Schalliol was the founder and managing director of three Lilly venture funds. Mr. Schalliol chairs the Board’s Compensation and Human Resources Committee, and he also serves on the Board’s Nominating and Governance Committee.

Mr. Schalliol’s specific experience and qualifications to serve as a director	He has displayed executive leadership abilities in various capacities and has extensive experience as the head of major, complex public and private entities. He possesses financial acumen, and his entrepreneurial skills are evidenced by his primary role in forming successful new businesses and venture capital funds. He has knowledge of risk management, regulatory and compliance issues gained from his legal training and public service. As the Chair of FMC’s Board, Mr. Schalliol’s experience and leadership skills have been a catalyst for the Company’s exceptional total shareholder return over the past fifteen years and its numerous successful acquisitions during his tenure as Chair. He resides in the Indianapolis metropolitan area, one of FMC’s high-growth markets.
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Class II (Terms expire 2026)
Susan W. Brooks age 63 Director since 2021	Ms. Brooks is an accomplished former Congresswoman and former U.S. Attorney who has driven key legislation to reform emergency response, healthcare, manufacturing, technology innovation, higher education and public safety. She is known for her bipartisan relationships and as a catalyst for economic development. From 2013-2021, she served as the U.S. Representative for the 5th District of Indiana, which spans eight diverse counties throughout the central part of Indiana. Ms. Brooks was a member of the House Energy and Commerce Committee, and held subcommittee roles in Health; Communications and Technology; Commerce, Manufacturing and Trade; and Oversight and Investigations. She also co-founded the 5G Caucus which propelled the United States as a 5G thought leader, driving economic growth and digital innovation. She served on the Select Committee on the Modernization of Congress and on the House Committee on Education and Workforce and Homeland Security Committee.

Ms. Brooks is a champion of diversity and inclusion and has elevated Indiana women to leadership positions. She co-chaired the Women’s Caucus and Women in High Tech Coalition and served as the Recruitment Chair for the National Republican Congressional Committee (NRCC). In addition, Ms. Brooks served as the Chair for the House Ethics Committee, where she reformed deficiencies in the Congressional Accountability Act (CAA) after the #MeToo movement. She oversaw multiple high-profile investigations of members of Congress during this time.

Prior to Congress, Ms. Brooks served as Senior Vice President and General Counsel for Ivy Tech Community College of Indiana and U.S. Attorney for the Southern District of Indiana, acting as the chief federal law enforcement officer for most of the state. Prior to her appointment as U.S. Attorney, Ms. Brooks practiced law at the Indianapolis law firm of Ice Miller in the Government Services Practice Group. Ms. Brooks also served as Deputy Mayor for the City of Indianapolis under Mayor Stephen Goldsmith, overseeing public safety operations and helping manage law enforcement and emergency response efforts. Previously, she practiced criminal defense law in state and federal courts throughout Indiana.

She has served on numerous nonprofit boards, including the Children’s Museum of Indianapolis and St. Vincent Hospital, She serves on the Board of Visitors for IU’s Robert H. McKinney School of Law, and Legal Services Corporation Leaders Council. She is originally from Fort Wayne, Indiana and currently resides in Carmel, Indiana. Both Fort Wayne and Indianapolis are high-growth markets of FMC. Ms. Brooks has received dozens of awards. In 2020, she received the Congressional Award from the Community Anti-Drug Coalitions of America. In 2015, she received the Congressional Biosecurity Champion Award from the Alliance for Biosecurity; the Champion of Healthcare Innovation Award from the Healthcare Leadership Council; and the Manufacturing Legislative Excellence Award from National Association of Manufacturers (NAM). In 2014, she was recognized as the Government Leader of the Year by the Indiana Chamber of Commerce.

Ms. Brooks is affiliated with the Indiana University Robert H. McKinney School of Law as a Distinguished Scholar and Ambassador at Large. Ms. Brooks is a member of the Board of Directors of TeamHealth of Knoxville, TN, one of the largest integrated care providers in the country. Ms. Brooks serves on the CSIS Bipartisan Alliance for Global Health Security and the Bipartisan Commission on Biodefense, as well as the Advisory Board for the Krach Institute for Tech Diplomacy at Purdue University. Ms. Brooks was awarded the Lifetime Achievement Award from the Indiana Lawyer/Indianapolis Business Journal in 2021. Ms. Brooks is Chair of the Board's Nominating & Governance Committee.
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Other Public Company Directorships:	Board of Directors of Community Health Systems, Inc. of Franklin, TN, one of the largest providers of general health services in the U. S.

Ms. Brooks' specific experience and qualifications to serve as a director	Ms. Brooks has advised companies, non-profits, educational institutions, and hospitals on operations and workforce planning and development during organizational transformations. Ms. Brooks is passionate about leading and developing people and teams. Bringing a positive attitude to challenging issues, she believes that collaboration with diverse perspectives is a key factor in solving problems. She is a strong proponent of change and leverages facts to inform decision making.

Mung Chiang age 47 Director since 2023
Dr. Chiang became President of Purdue University on January 1, 2023, and is the Roscoe H. George Distinguished Professor of Electrical and Computer Engineering.
From July 2017 to June 2022, he was the John A. Edwardson Dean of the College of Engineering. From April 2021 to December 2022, he was the University’s executive vice president for strategic initiatives. He led Purdue Engineering to its first back-to-back top 4 graduate rankings in the U.S. while growing it to be the largest top 10 undergraduate engineering college in the country.
As an executive vice president of the University, Dr. Chiang worked with many colleagues to help launch initiatives in national security technology and semiconductor and life science manufacturing, in Discovery Park District at Purdue’s aerospace cluster and the Lab to Life residential neighborhood, and in economic growth through federal, state and private-sector opportunities.
Previously, he was the Arthur LeGrand Doty Professor of Electrical Engineering at Princeton University. For his research in wireless networking, Dr. Chiang received the National Science Foundation’s Alan T. Waterman Award in 2013, the highest honor presented to an American researcher under the age of 40, and he was elected to the National Academy of Inventors and the Royal Swedish Academy of Engineering Sciences. He received the Distinguished Teaching Award in Engineering at Princeton for developing one of the university’s first massive open online courses, which has been taught to over 400,000 people.
For his pioneering work in edge computing, network utility maximization and wireless resource allocation, he also received the IEEE INFOCOM Achievement Award (2022), Guggenheim Fellowship (2014), IEEE Kiyo Tomiyasu Award (2012), Presidential Early Career Award for Scientists and Engineers (2008) and MIT Technology Review TR35 Award (2007). His research publications on internet congestion control and routing, wireless power control and scheduling, cloud and video optimization, smart data pricing and social learning networks have received over 30,000 citations, with an h-index of 81, and won best paper prizes at IEEE INFOCOM (2012), IEEE SECON (2013) and ACM MobiHoc (2021).
As an inventor and entrepreneur, Dr. Chiang has 25 U.S. patents, most of which have been licensed and deployed by the communications and networking industry. He co-founded three startup companies in mobile networks, artificial intelligence and the Internet of Things, based on the research at Princeton Edge Lab, and co-founded a global nonprofit, the OpenFog Consortium, now part of the global Industrial Internet Consortium. He was the founding CEO of DataMi, which has served over 60 million users around the world in bridging the digital divide.
As a diplomat and policymaker, Dr. Chiang was the science and technology advisor to the U.S. Secretary of State and initiated the U.S. government’s tech diplomacy programs. Since returning from Washington, D.C., in 2020, he co-founded the Krach Institute of Tech Diplomacy at Purdue and serves as the technology and innovation advisor to his home state of Indiana.

Dr. Chiang's specific experience and qualifications to serve as a director	Dr. Chiang's experience as an educator, university executive and entrepreneur, as well as his skill set related to technology and computing, will help facilitate the Company's economic growth across Indiana and neighboring states.
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Michael J. Fisher age 54 Director since 2017
Mr. Fisher is the President and Chief Executive Officer of the Ball Brothers Foundation in Muncie, Indiana (the "Foundation"). Prior to joining the Foundation in 2003, Mr. Fisher worked for Old National Bancorp. In addition to his duties for the Foundation, Mr. Fisher currently serves on the boards of several regional and statewide organizations, including the Indiana Commission for Higher Education, the Edmund F. and Virginia B. Ball Foundation, the IU Health Ball Memorial Hospital, Muncie Aviation Company, Owl Academic & Athletic Boosters, and the IU Lilly Family School of Philanthropy Board of Visitors. Mr. Fisher is a graduate of DePauw University and the Indiana University Lilly Family School of Philanthropy.

Mr. Fisher's specific experience and qualifications to serve as a director	Mr. Fisher brings considerable management skills and leadership experience to the Board. His involvement with many Muncie-area organizations makes him a recognized Muncie civic leader. He also has prior community banking experience. Mr. Fisher resides in Muncie, Indiana, the location of the Company’s principal office and one of its largest markets.

Gary J. Lehman age 71 Director since 2011
Mr. Lehman is a Managing Director of The Cannelton Group (“Cannelton”), a provider of operations and financial assistance to private equity and closely held manufacturing firms. He co-founded Cannelton in 2002. From 2012 to 2014, he was the President of Oerlikon USA Holdings, Inc. which is part of the Oerlikon Group (“Oerlikon”), a leading global technology company based in Switzerland that focuses on providing market-leading technologies and services for surface solutions, man-made fibers manufacturing, drive systems and vacuum pumps and components in growth markets. From 2010 to 2012, Mr. Lehman was the CEO of Oerlikon’s Drive Systems segment. This segment includes Fairfield Manufacturing Company Inc. (“Fairfield”), headquartered in Lafayette, Indiana, the largest independent gear manufacturer in the United States, which Oerlikon acquired in 2007. When Oerlikon acquired Fairfield, Mr. Lehman was Fairfield’s President and CEO, and he continued in this position until 2012 and as Fairfield’s Chair until 2014. Prior to co-founding Cannelton in 2002, Mr. Lehman was President and CEO of Philips Lighting Electronics NA and Advance Transformer, a wholly owned subsidiary of Philips Electronics NV; and Senior Vice President of Worldwide Operations and General Manager of the Body Systems Division of ITT Automotive. Mr. Lehman is currently a member of the Boards of Greater Lafayette Commerce, Wabash Heartland Innovation Network, Indiana Chamber of Commerce and North Central Health Services. Mr. Lehman is Vice Chairman of the Purdue University Board of Trustees and has served on the Indiana Commission for Higher Education. Mr. Lehman serves on the Board’s Compensation and Human Resources Committee.

Mr. Lehman’s specific experience and qualifications to serve as a director	He has extensive and varied business and executive leadership skills and experience gained as the CEO of companies that compete in global, high technology markets. FMC also benefits from his insights gained from integrating business units of a major international company, including issues involving operations and risk management. He resides in Lafayette, Indiana, one of FMC’s principal markets.

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Jean L. Wojtowicz age 66 Director since 2004
Ms. Wojtowicz is the President and CEO of Cambridge Capital Management Corp. (“Cambridge”), an Indianapolis-based manager of nontraditional sources of capital for businesses. Since Ms. Wojtowicz founded the company in 1983, Cambridge has provided more than $840 million to more than 1,900 businesses in the manufacturing, service and retail sectors. Cambridge manages the Indiana Statewide Certified Development Corporation, which provides fixed-asset financing to small businesses; the Indiana Community Business Credit Corporation, a consortium of financial institutions that pool money to provide loans to businesses in a growth stage; and Lynx Capital Corporation, which provides debt financing to minority-owned companies. Cambridge is also the general partner of Cambridge Ventures L.P., a licensed small business investment company. She previously served as the lead independent director on the Board of Directors of Vectren Corporation, a New York Stock Exchange energy holding company serving Indiana and Ohio. Ms. Wojtowicz is one of the seven members of the Indiana Department of Financial Institutions, the agency responsible for supervising financial institutions incorporated in Indiana. She also serves as a director of American United Mutual Insurance Holding Company, where she currently serves on the Investment Committee, the Audit Committee, and the Governance Nominating Committee. She also serves on the Boards of the Indiana Chamber of Commerce, Indianapolis Chamber of Commerce, Greater Indianapolis Progress Committee, Goodwill of Central and Southern Indiana, and Indiana Chamber Foundation and INBK (Audit Chair and member of the Nominating and Governance Committee). Ms. Wojtowicz authors frequent articles and columns for the Indianapolis Business Journal, Hoosier Banker, and other business and financial publications. Ms. Wojtowicz is the Company's Vice Chair and also serves on the Board’s Audit Committee, Nominating and Governance Committee, and the Compensation and Human Resources Committee.

Ms. Wojtowicz’s specific experience and qualifications to serve as a director
She is a recognized leader with broad knowledge of the banking and financial services industry. She has business and financial acumen and has acquired valuable expertise in the areas of risk management and compliance. The Indiana Chamber of Commerce named Ms. Wojtowicz the “2011 Business Leader of the Year” because of her significant contributions to the state’s economy and workforce by connecting small businesses with funding options and vital entrepreneurial advice. As a female, Ms. Wojtowicz adds to the Board’s diversity, which the Company believes significantly benefits the Board, the Company, and the shareholders. The Board has determined that she is an “audit committee financial expert” within the meaning of Item 407(d)(5) of SEC Regulation S-K. She resides in the Indianapolis metropolitan area, one of FMC’s high-growth markets.

Other public company directorships	Ms. Wojtowicz serves as a director of First Internet Bancorp, a Nasdaq company, where she chairs the Audit Committee, serves on the Nominating and Governance Committee and serves as a director of its banking subsidiary, First Internet Bank of Indiana.

Consistent with the Company’s focus on community banking, all of the FMC directors are actively and visibly involved in community, civic, charitable and other non-profit organizations and activities in the communities where they live and in which the Company does business.

IV. CORPORATE GOVERNANCE

CORPORATE GOVERNANCE GUIDELINES

The Board has established Corporate Governance Guidelines to address key areas of corporate governance. The Corporate Governance Guidelines are on FMC’s website, at https://ir.firstmerchants.com, under Corporate Information/Governance Documents. Together with FMC’s Articles of Incorporation, Bylaws and Committee charters, the Corporate Governance Guidelines provide the framework for the Company’s governance. The topics covered by these Guidelines include: director qualifications and responsibilities, the director nomination process, the Board leadership structure, standing committees of the Board, director compensation, director orientation and continuing education, Board self-assessment, evaluation of executive performance, succession planning for the CEO and other senior management positions, executive ownership of FMC stock, the Code of Conduct, and policies on ethics and integrity and recovery of erroneously awarded executive compensation.
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CODE OF CONDUCT

The Company is committed to the highest standards of ethical conduct. It has adopted a Code of Conduct that applies to all directors, executive officers and employees. The Code of Conduct incorporates a Code of Ethics, within the meaning of Item 406(b) of SEC Regulation S-K, that applies to FMC’s senior financial officers, including the Chief Executive Officer, Chief Financial Officer, President, Corporate Controller and Corporate Treasurer. The Code of Conduct, including the Code of Ethics, is published on the Company’s website. See https://ir.firstmerchants.com, under Corporate Information/Code of Conduct.

DIRECTOR INDEPENDENCE

FMC is listed on the Nasdaq Stock Market. Using the definition of “independent director” in Nasdaq Listing Rule 5605(a)(2), the Board has determined that each of the non-employee directors and director-nominees - Mr. Becher, Ms. Brooks, Dr. Chiang, Mr. Fisher, Mr. Halderman, Mr. Johnson, Mr. Kellogg, Mr. Lehman, Mr. Schalliol, Mr. Sondhi, and Ms. Wojtowicz - is an independent director. Only Messrs. Hardwick, Fehring, and Rechin, because they are the Company’s Chief Executive Officer, former Chief Executive Officer of an acquired company, and former Chief Executive Officer, respectively, are not independent directors.

In determining that the non-employee directors and director-nominees are independent, the Board took into consideration the following transactions involving Mr. Halderman: (1) Halderman Farm Management Service, Inc., of which Mr. Halderman is the President and CEO and sole owner, provides farm management and consulting services to Company affiliates, and manages or has managed some farms that are held in trust accounts for which First Merchants Private Wealth Advisors (“FMPWA”), a division of FMB, serves as the trustee; and (2) Halderman Real Estate Services, Inc., of which Mr. Halderman is the President and CEO and which is owned by Mr. Halderman’s father, has provided some farm appraisals and other real estate sales services to FMB and FMPWA trust accounts. These transactions were not disclosed as “transactions with related persons” on page 71, pursuant to Item 404(a) of SEC Regulation S-K, because the amounts involved were less than the threshold amount that would require disclosure under that Item. The Board considers the services provided by Halderman Farm Management Services, Inc. and Halderman Real Estate Services, Inc. to be transactional support for certain loans and trustee services conducted by the Company and its affiliates. In connection with the provision of these services, neither Mr. Halderman nor his affiliated companies were given access to sensitive Company information nor were they involved in the Company's strategic decisions.

BOARD MEETINGS

The Board holds regular quarterly meetings and an annual two-day retreat. It also holds special meetings from time to time which, under the Company’s Bylaws, may be called by the Chair, the President, or a majority of the directors. The Board meets in executive session without any member of management present during a portion of each of its regular meetings and at its retreat.

During 2023, the Board held six meetings, including the annual two-day retreat. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all Board Committees on which the director served.

DIRECTORS’ ATTENDANCE AT ANNUAL MEETING OF SHAREHOLDERS

The directors are encouraged but not required to attend the Annual Meeting. All of the directors who were members of the Board at the time of the 2023 Annual Meeting attended the 2023 Annual Meeting.

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THE BOARD LEADERSHIP STRUCTURE

The Board Chair and executive leadership of the Company are separate individuals. Mr. Schalliol, an independent director, serves as the Chair of the Board, Mark Hardwick serves as the CEO and Michael Stewart serves as President. The Company has adopted this leadership structure because Board leadership and executive positions entail different roles and different, but complementary, responsibilities. The Chair’s role focuses on the Company’s strategic direction, and includes giving advice and counsel to the CEO and President. Messrs. Hardwick and Stewart spend much of their time on strategic planning as well, but they are also ultimately responsible for overseeing the Company’s daily operations and providing leadership and direction to the other officers, managers and employees. This bifurcated leadership structure benefits the Company because it takes advantage of the Chair’s and executive leadership's differing backgrounds, experiences and perspectives. In addition, Messrs. Schalliol, Hardwick, and Stewart engage in regular and frequent communication, which promotes a positive and productive relationship between the Board and the President and CEO and among the Board, management and the shareholders. FMC’s leadership structure reduces the potential for conflicts of interest and enhances the oversight of risk. It also allows the Board to more objectively and effectively carry out its responsibilities involving oversight of the Company’s management and, in particular, its responsibility for the selection, retention and compensation of the CEO.

THE BOARD’S ROLE IN RISK OVERSIGHT

Although the entire Board is ultimately responsible for overseeing the Company’s enterprise-wide risk management program, the Board has assigned the primary role for carrying out this responsibility to its Risk and Credit Policy Committee. The Risk and Credit Policy Committee engages in an ongoing review of the Company’s risk policies, procedures and practices and their effectiveness, so that material risks to the Company’s financial well-being can be properly identified, measured, managed, controlled and mitigated. The Board and the Risk and Credit Policy Committee have assigned the principal responsibility for oversight of specific risk categories to other committees in the following areas: the Audit Committee oversees the assessment and management of the Company’s exposure to financial (reporting) risks, and integrity and ethics risks; and the Compensation and Human Resources Committee oversees the assessment and management of the Company’s exposure to risks with respect to the Company’s incentive compensation plans and other executive compensation programs.

In addition, management keeps the Board informed, through the Risk and Credit Policy Committee, of the state of the Company’s cybersecurity posture. The Board administers its risk oversight function, in part, by having management give the Risk and Credit Policy Committee quarterly reports on cybersecurity metrics and an update on preventive measures the Company employs to avoid intrusions. Mr. Sondhi, who is a member of both the Risk and Credit Policy Committee and the Audit Committee, was added to the Company's Board to provide cybersecurity expertise. The Company maintains policies designed to safeguard its data and the data of its customers. The Company requires mandatory annual cybersecurity training for all employees, holds "tabletop" drills to enhance its preparedness for a cyberattack or breach, and maintains cyber insurance coverage. The Board's oversight of the Company's cybersecurity risks is further enhanced by the requirement in the Company's Incident Response Plan that the Board be notified of a cyber-related "Incident" (as defined in the Company's Incident Response Plan). Finally, the Company's Information Security Policy and Incident Response Plan have been updated to further address the Board's role in cybersecurity program oversight, as well as disclosure matters. These updates reflect the SEC's new rule on cybersecurity incident reporting and notification, risk management and governance and oversight, and are discussed in more detail in the Company's 2023 Annual Report on Form 10-K.

The Company's Director Education Plan assures that the directors are updated annually on current risks, emerging risks, and compliance issues. The Plan is administered by the Nominating and Governance Committee, and the status of director compliance with the Plan is addressed at every Committee meeting.

SHAREHOLDER COMMUNICATIONS AND ENGAGEMENT WITH THE BOARD AND EXECUTIVE MANAGEMENT

Shareholders may communicate directly with the Board by email, at bod@firstmerchants.com, or in a letter or other written communication addressed to the Board and delivered or mailed c/o Secretary, First Merchants Corporation, 200 East Jackson Street, Muncie, Indiana 47305. All such emails and written communications will automatically be forwarded both to the Chair of the Board and the Chair of its Nominating and Governance Committee, who will share them with each of the other directors.

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Since last year's Annual Meeting, First Merchants' Board members and executive management engaged in discussions with shareholders representing more than 25 percent of FMC's outstanding common stock. These discussions involved a variety of topics to ensure the Company is addressing shareholder concerns, seeking shareholder input and providing perspective on the Company's strategy. For example, the changes proposed to the Company's Articles of Incorporation, as described on pages 60-64, reflect the Board's addressing shareholder issues. Feedback from our shareholders was shared with the full Board and executive management.

COMPANY'S ENVIRONMENTAL, SOCIAL AND GOVERNANCE PROGRAM ("ESG")

The Board of Directors has appointed the Nominating and Governance Committee to oversee the Company’s ESG Program. That Committee receives briefings at its meetings on the progress the Company is making on its ESG initiatives. The Committee then briefs the full Board at its quarterly Board meetings.

The Company publishes an annual Corporate Responsibility Report titled Elevating Communities. The Report details progress made on social capital and human capital initiatives. In 2020, the Company launched a new Vision Statement – “To enhance the financial wellness of the diverse communities we serve.” The Corporate Social Responsibility division of the Company was formed to fulfill this Vision Statement and oversee implementation of the Corporate Responsibility Report. That Report describes:

•The Company's partnerships with economic development and affordable housing groups;

•The Company's community home lending programs;

•The Company's community investments and charitable giving;

•The Company's Diversity, Equity and Inclusion commitments to its employees; and

•The Company's volunteerism program.

Many of these initiatives are discussed in the Company's Amended and Restated Community Benefits Agreement. The Corporate Responsibility Report - Elevating Communities and Community Benefits Agreement are located at firstmerchants.com/community.

The Company adopted an Environmental Policy in 2023 with a goal to minimize the negative impacts of our operations on the environment. The Company's digital optimization project will conserve resources and reduce reliance on and use of paper.

Our Annual Report on Form 10-K further describes our Human Capital Resources, including an overview of our work culture, performance culture, employee engagement, training focus and Diversity, Equity, and Inclusion initiatives.

Many of the Company’s governance-related initiatives are discussed in this Proxy Statement, including cyber-security program, executive compensation oversight, Code of Conduct, Ethics & Integrity Policy and anonymous reporting of financial fraud.

Questions regarding the Company’s ESG Program and Initiatives may be directed to First Merchants Corporation, Attn: Investor Relations Department, 200 East Jackson Street, Muncie, IN 47305-2814.

V. BOARD COMMITTEES

THE STANDING COMMITTEES

FMC’s Bylaws give the Board the authority, at its discretion, to constitute and appoint committees from among its members to assist in the management and control of the affairs of the Company, including the following standing committees of the Board: the Audit Committee, the Nominating and Governance Committee, the Risk and Credit Policy Committee, and the Compensation and Human Resources Committee (the “Committees”). Each of these Committees has a charter that is published on FMC’S website, at https://ir.firstmerchants.com, under Corporate Information/Governance Documents.

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The Committees’ rules, protocols and procedures for calling and holding meetings are set forth in FMC’s Bylaws or the Committees’ charters, or they are determined from time to time by the Board or the respective Committees. All of the Committees meet in executive session without any member of management present during a portion of their regular meetings.

Additional information concerning the membership, responsibilities and meetings held in 2023 by each of the Committees follows.

THE AUDIT COMMITTEE

The Audit Committee is comprised of Mr. Becher (Chair), Mr. Kellogg, Mr. Sondhi, and Ms. Wojtowicz. The Committee met seven times during 2023. The Board has determined that all of the Committee members are independent directors under the definition in Nasdaq Listing Rule 5605(a)(2) and that they meet the additional criteria for audit committee independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 and Nasdaq Listing Rule 5605(c)(2). Pursuant to the Audit Committee's Charter, the Board has also determined that two of the Committee members are “audit committee financial experts” within the meaning of Item 407(d)(5) of SEC Regulation S-K.

The Audit Committee’s primary function is to assist the Board in fulfilling its oversight of:

•the integrity of the Company’s financial statements;

•the qualifications and independence of all Company auditors;

•the performance of the Company’s independent auditor and internal audit function;

•controls over financial reporting; and

•the Company’s compliance with its ethical requirements.

The Committee’s responsibilities also include evaluating the Company's auditors, reviewing the Quarterly Reports on Form 10-Q prepared by management and annually reviewing and discussing the Company’s audited financial statements with FMC’s management and the Company’s independent auditor. The Committee obtains written disclosures from the independent auditor regarding its independence, and it discusses the auditor’s independence with the auditor. Based on these reviews and discussions, the Committee annually prepares the report required under Item 407(d)(3) of SEC Regulation S-K to be included in the Company’s annual proxy statement, recommending to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year for filing with the SEC.

Although the Risk and Credit Policy Committee is primarily responsible for the Company’s enterprise-wide risk management, the Audit Committee oversees the assessment and management of the Company’s exposure to financial reporting risks and integrity and ethics risks under the Company’s risk oversight structure matrix and advises the Risk and Credit Policy Committee of any findings. The Audit Committee also reviews the overall risk assessment of the Company to ensure that adequate Audit Committee and internal audit resources are directed to the areas of highest perceived risks.

The Audit Committee meets its responsibilities with respect to financial reporting by reviewing the financial reports and other financial information provided by the Company to shareholders and others; reviewing the Company’s major financial risk exposures and steps taken by management to monitor and control such exposures; reviewing reports prepared by the Company’s internal auditors, independent auditor, and regulators on the effectiveness of the Company’s processes for the oversight and management of financial risks, including the system of internal controls that management and the Board have established; and reviewing the Company’s auditing, accounting and financial reporting processes. Primary responsibility for oversight of risks related to cybersecurity and data/information protection is delegated to the Risk and Credit Policy Committee. However, cybersecurity risk is regularly discussed at Audit Committee meetings, and the Audit Committee reviews cybersecurity matters as they relate to internal audit.

18 First Merchants Corporation 2024 Proxy Statement

The Audit Committee has the sole authority (and recommends that the Board submit for shareholder ratification) for the appointment, compensation, retention and oversight of the work of the Company’s independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company. It is also involved in the selection and retention of the lead audit partner. At least annually, the Committee assesses the independence of the independent auditor, including the independent auditor’s lead partner. The Audit Committee preapproves and reviews audit and non-audit services provided by FORVIS, as well as the fees charged by FORVIS for such services. In its preapproval and review of non-audit services and fees, the Audit Committee considers, among other factors, the impact of performance of such services on independence. It also assures that the independent auditor regularly rotates the lead and concurring audit partners as required by law or regulations, or more frequently as determined by the Committee in its sole discretion.

The Audit Committee has the sole authority to appoint, replace, reassign or dismiss the Chief Audit Executive of the Company’s internal audit department, who reports directly to the Committee (and to the Company’s Chief Executive Officer for administrative purposes). The Committee annually reviews and approves the Chief Audit Executive’s performance evaluation and compensation. The Committee also formally evaluates the Company's Internal Audit Department on a frequent basis.

The Audit Committee also oversees the operation and effectiveness of the Company’s Ethics and Integrity Policy, which applies to directors, executive officers and employees and provides for multiple avenues for raising concerns about unethical, accounting, internal controls, or auditing matters, with the assurance that any person raising a concern will be protected from retaliation or reprisals for reporting a concern in good faith. The Policy provides for confidentiality and makes available the option of anonymous reporting of conduct and matters covered by the Policy through a toll-free ethics hotline operated by an outside company. Concerns reported through the ethics hotline go to the Audit Committee and the Senior Internal Auditing Executive, who collectively ensure appropriate handling of the concern. The Ethics and Integrity Policy is among the governance documents published on FMC’S website, at https://ir.firstmerchants.com, under Corporate Information/Ethics & Integrity Policy.

The Audit Committee is also responsible for ensuring the enforcement of the Company's Code of Conduct and for interpreting its provisions.

The Audit Committee may conduct or authorize investigations into matters within the scope of its responsibilities; and the Committee may retain independent counsel, accountants, or other outside advisors as it deems necessary to conduct such investigations or otherwise carry out its duties.

THE AUDIT COMMITTEE REPORT CONCERNING AUDITED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2023

The Audit Committee has reviewed and discussed together with management and the independent auditor, FORVIS, LLP, First Merchants Corporation’s audited financial statements for the year ended December 31, 2023, including a discussion of the quality, not just the acceptability, of the accounting principles; critical audit matters; the reasonableness of significant estimates; the clarity of disclosures in the financial statements; the results of management’s assessment of the effectiveness of the Company’s internal controls over financial reporting; and the independent auditor’s audit of internal control over financial reporting.

The meetings of the Committee are designed to facilitate and encourage communication among the Committee, management, the Company’s internal audit function and the Company’s auditors. The Committee meets with the internal auditors and independent auditor, with and without management present, to discuss the results of their examinations; their evaluations of the Company’s internal control environment; and the overall quality of the Company’s financial reporting. The Audit Committee has discussed with FORVIS, LLP, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

19 First Merchants Corporation 2024 Proxy Statement

Each year, the Committee formally evaluates the qualifications, performance, tenure and independence of the Company’s independent auditor and determines whether to re-engage the current independent auditor. In the course of this evaluation, the Audit Committee considers, among other things, the following:

•FORVIS' independence and its process for maintaining independence
•Judgments on critical accounting matters and difficult audit issues
•The quality and candor of communications with the Audit Committee and management
•External data on the firm's quality and performance, including PCAOB reports
•Expertise in our industry
•Tenure as our registered public accounting firm, including the risks and benefits of engaging a new accounting firm as compared to a longer tenured firm
•The appropriateness of audit fees
•The experience, qualifications, and performance of our audit team
•The quality of recent and past audit plans for our audit

Based on this evaluation, the Audit Committee retained FORVIS, LLP as the Company’s Auditor for 2023. FORVIS, LLP (or its predecessor) has been the independent auditor for the Company since at least 1982.

The Audit Committee concluded that the Company benefits from the audit quality that comes from FORVIS, LLP's knowledge of the institution, its experience serving the industries in which we operate, and its continued objectivity. The Audit Committee concluded that it is in the best interest of the Company and its shareholders to retain FORVIS, LLP as the Company's independent auditor for the year ending December 31, 2024. The Board, acting upon the Audit Committee's recommendation, appointed FORVIS, LLP as the Company's independent auditor for 2024, subject to ratification by the shareholders at the Annual Meeting of Shareholders.

The Audit Committee has received from the independent auditor written disclosures regarding the auditor’s independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent auditor, the independent auditor’s independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the Securities and Exchange Commission.

Michael R. Becher, Chair
Clark C. Kellogg
Jason R. Sondhi
Jean L. Wojtowicz

THE NOMINATING AND GOVERNANCE COMMITTEE

The Nominating and Governance Committee is comprised of Ms. Brooks (Chair), Mr. Becher, Mr. Johnson, Mr. Schalliol, and Ms. Wojtowicz. The Committee met four times during 2023. The Board has determined that all of the Committee members are independent directors under the definition in Nasdaq Listing Rule 5605(a)(2).

The Nominating and Governance Committee’s responsibilities include:

•developing and recommending to the Board the appropriate size and structure of the Board and its standing committees, as well as the qualifications for serving on these committees;

•annually reviewing the composition of the Board as a whole, including the balance of independence, business expertise, experience, diversity and other desired qualities;

•maintaining up-to-date criteria for selecting Board members;
20 First Merchants Corporation 2024 Proxy Statement

•reviewing the credentials of individuals suggested as prospective directors;

•nominating individuals to serve as members of the Board, including the annual slate of directors for election by the shareholders;

•nominating the Board’s officers;

•overseeing the Company’s compliance with laws and regulations that relate to its governance structure and processes, including those of the SEC and Nasdaq;

•reviewing compliance with the non-employee director FMC stock ownership guidelines;

•providing for and promoting director continuing education and periodic self-assessments of the Board’s and Board Committees’ effectiveness;

•reviewing and making recommendations to the Board concerning FMC’s Code of Conduct, Code of Ethics for Financial Management, Regulation O Insider Lending Restrictions Policy, Insider Trading Policy and Section 16a Reporting Procedures;

•receiving and making recommendations to the Board regarding shareholder proxy initiatives, if any; and

•overseeing the Company's ESG Program.

In 2023, the Nominating and Governance Committee made several recommendations to the Board to address shareholder issues with certain corporate governance-related policies and practices. The Board approved those recommendations and the shareholders are voting on proposed changes to the Company's Articles of Incorporation, as described on pages 60-64, at the 2024 Annual Meeting.

THE COMMITTEE’S POLICY AND PROCESS FOR CONSIDERING DIRECTOR CANDIDATES RECOMMENDED BY SHAREHOLDERS

Article IV, Section 9, of FMC’s Bylaws describes the process by which a shareholder may suggest a candidate for consideration by the Nominating and Governance Committee as a director-nominee. Under this process, a suggestion by a shareholder of a director-nominee must include: (a) the name, address and number of the Company’s shares owned by the shareholder; (b) the name, address, age and principal occupation of the suggested nominee; and (c) such other information concerning the suggested nominee as the shareholder may wish to submit or the Committee may reasonably request. A suggestion for a director-nominee submitted by a shareholder must be in writing and delivered or mailed to the Secretary, First Merchants Corporation, 200 East Jackson Street, Muncie, Indiana 47305. Suggestions for nominees from shareholders are evaluated in the same manner as other nominees.

THE COMMITTEE’S CRITERIA AND PROCESS FOR IDENTIFYING AND EVALUATING NOMINEES FOR DIRECTOR

The Nominating and Governance Committee assesses the appropriate mix of skills and characteristics required of the Board in the context of the perceived needs at a given point in time and periodically reviews and updates its criteria for identifying and evaluating nominees for director. Among the general criteria the Committee considers are:

•ethical character and sharing of the Company’s values as reflected in its mission and vision statements;

•personal and professional reputation consistent with the Company’s reputation and image;

•superior credentials, accomplishments and recognition in the nominee’s field, with demonstrated sound business judgment;

•in general, experience as a current or former CEO or in a comparable leadership position with a public company or other complex business or organization, which may include an educational, governmental, scientific or other non-profit entity;

21 First Merchants Corporation 2024 Proxy Statement

•ability and willingness to devote sufficient time to carry out duties and responsibilities of Board membership and to commit to serve on the Board for several years in order to gain knowledge of the Company’s principal business and operations;

•ability and willingness to acquire and hold shares of the Company’s stock in accordance with Board-established guidelines, to assure that the nominee’s financial interests are aligned with those of other shareholders;

•relevant expertise and experience - in particular, financial acumen - and ability and willingness to offer advice and guidance to the Company’s CEO and other senior management based on that expertise and experience while working cooperatively with other directors and management;

•for non-employee directors, independence, within the meaning of applicable SEC regulations and Nasdaq Listing Rules; also by avoiding conflicts or appearances of conflicts of interest and by ability to objectively appraise management performance, represent shareholder interests and remain independent of any particular constituency;

•together with other directors, possession of attributes that contribute to a diverse and complementary Board, with diversity reflecting gender, race, ethnicity, educational, professional and/or managerial backgrounds and experience, and other relevant considerations;

•willingness to assist the Company in developing new business; and

•residence in FMC’s market coverage areas.

If the nominee is an incumbent director whose term is expiring, the Nominating and Governance Committee also considers the quality of the director’s prior service to the Company, including the nature and extent of the director’s participation in the Company’s governance and contributions of management and financial expertise and experience to the Board and the Company. This evaluation of incumbent directors’ prior service is accomplished through a formal process that takes into consideration all relevant factors including, without limitation, whether the director continues to meet the criteria listed above that are used for evaluating all director-nominees, and the quality of the director’s service as measured by his or her performance of the responsibilities set forth in the directors’ position description. Board members who are not members of the Nominating and Governance Committee are also encouraged to submit evaluations of the prior service of incumbent directors.

The Nominating and Governance Committee considers candidates coming to its attention through current Board members, search firms, shareholders and other persons.

THE COMMITTEE’S CONSIDERATION OF DIVERSITY IN IDENTIFYING NOMINEES

The Board and the Nominating and Governance Committee consider diversity in identifying nominees for director. The Committee has defined a diverse Board as one that reflects gender, racial, geographic, ethnicity, educational, professional and/or managerial backgrounds and experience, and other relevant considerations. In its annual review of the composition of the Board as a whole, the Nominating and Governance Committee assesses the Board’s diversity along with other desired qualities, and it assesses the effectiveness of the Board’s diversity policy. The Committee has concluded that the Board is diverse under the Committee’s definition and that the Board’s diversity policy is effective. The diversity of the Board also complies with Nasdaq's new rule related to board diversity. As shown in the charts below, the Board’s membership includes directors of different gender, racial, educational, professional, managerial and entrepreneurial backgrounds and experience. It includes directors who have leadership experience and financial and other expertise gained from employment or other association with large public and smaller private companies, manufacturers, the banking and financial services industry, the agricultural industry, venture capital funds, major universities, private accounting and legal firms, and public service organizations including governmental and non-profit agencies and institutions. Several of the directors have expertise and experience in risk management, strategic planning, operations, technology, and regulatory compliance and human resource issues. Some directors reside in larger metropolitan areas that FMC considers its high growth markets, and others reside in mid-sized and smaller markets that are also extremely important to the Company.
22 First Merchants Corporation 2024 Proxy Statement

Board Diversity Matrix (as of March 27, 2024)*
Total Number of Directors		14
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	12	0	0
Part II: Demographic Background
African American or Black	0	2	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	2	0	0
Hispanic or Latin	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	8	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+		0
Did Not Disclose Demographic Background		0

*The only change to this Matrix from the Board Diversity Matrix in the Company's 2023 Proxy Statement is that with the retirement of one director in 2023, the Total Number of Directors was reduced from 15 to 14.
23 First Merchants Corporation 2024 Proxy Statement

The following matrix provides information regarding the members of our Board, including certain types of knowledge, skills, experiences, and attributes possessed by our directors which our Board believes are relevant to our business and banking industry. The matrix does not encompass all of the knowledge, skills, experiences or attributes of our directors, and the fact that a particular knowledge, skill, experience or attribute is not listed does not mean that a director does not possess it. In addition, the absence of a particular knowledge, skill, experience or attribute with respect to any of our directors does not mean the director in question is unable to contribute to the decision-making process in that area. The type and degree of knowledge, skill and experience listed below may vary among the members of the Board.

Becher/Indianapolis	Brooks/Indianapolis	Chiang/Northwest IN	Fehring/Ohio	Fisher/Northeast IN	Halderman/Northwest IN	Hardwick/Northeast IN	Johnson/Michigan	Kellogg/Ohio	Lehman/Northwest IN	Rechin/Indianapolis	Schalliol/Indianapolis	Sondhi/Indianapolis	Wojtowicz/Indianapolis
Knowledge, Skills, and Experience														
Public Company Board Experience	•	•		•			•		•		•	•		•
Financial	•	•	•	•	•	•	•	•	•	•	•	•	•	•
Risk Management	•		•	•		•	•	•			•		•	•
Accounting	•						•				•	•		•
Corporate Governance/Ethics	•	•	•	•	•	•	•	•	•	•	•	•	•	•
Legal/Regulatory	•	•		•			•	•			•	•	•	•
HR/Compensation			•	•	•	•	•			•	•	•	•	•
Executive Experience	•	•	•	•	•	•	•	•		•	•	•	•	•
Operations			•			•	•	•		•	•		•	
Strategic Planning/ Oversight	•	•	•	•	•	•	•	•	•	•	•	•	•	•
Cyber/Technology			•			•	•				•		•	
Mergers and Acquisitions	•			•			•			•	•	•		•
Banking Industry				•	•		•				•			•
Academia/Education		•	•		•		•			•		•		
Sales/Development Experience	•	•	•	•	•	•	•	•	•	•	•	•	•	•
Board Tenure														
Years	11	3	2	2	6	10	3	2	4	12	18	19	2	19

24 First Merchants Corporation 2024 Proxy Statement

RISK AND CREDIT POLICY COMMITTEE

The Risk and Credit Policy Committee is comprised of Mr. Halderman (Chair), Dr. Chiang, Mr. Fehring, Mr. Rechin, and Mr. Sondhi. The Committee met seven times during 2023. The Board has determined that all of the Committee members, except Mr. Rechin, are independent directors under the definition in Nasdaq Listing Rule 5605(a)(2).

The Risk and Credit Policy Committee’s primary function is to assist the Board in assuring the effective management of FMC’s enterprise-wide risk, both internal and external, through a continuous review of policies, procedures and practices and the actual results of their application. FMC describes enterprise-wide risk management as a process, effected by the Board, management and other personnel, applied across the enterprise and designed to identify events, whether existing or potential, that may adversely affect the Company. It enables the Company to manage risk within acceptable limits and provides reasonable assurance of optimum corporate performance in the risk/return continuum. In addition, it facilitates the integration of varying views of risk into established credit, asset/liability management, and other risk elements, resulting in an alignment of strategy and corporate culture.

The Risk and Credit Policy Committee oversees the management of enterprise-wide risk for the Company. In providing this oversight, the Committee:

•maintains a clear understanding and working knowledge of the principal risks inherent in the Company’s activities;

•assigns the oversight of each risk type to a standing committee of the Board;

•guides management in defining the Company’s risk thresholds, appetite and profiles while taking into consideration its strategic goals, objectives, markets and macro-economic conditions;

•establishes risk thresholds and monitors them not less than quarterly (including specific limitations on the authority of management above which the Board or a standing committee of the Board retains exclusive authority);

•establishes specific measures which delineate the level and trend of principal risks and their potential impact on the Company;

•evaluates the impact of changes to risk thresholds prior to any modification, after consideration of changes in market conditions, the Company’s strategy, and associated risk assessments;

•monitors emerging risks to the Company and how management will monitor, manage and mitigate those risks on a proactive basis;

•also serves as the Company's Trust Oversight Committee, assuring the effective management of risk associated with the Company's Private Wealth Advisors division; and

•performs duties and responsibilities enumerated and consistent with the Committee’s charter and considers enterprise risk in relation to the Company’s potential for growth and increase in shareholder value.

The Risk and Credit Policy Committee identifies and defines the principal risks and uncertainties to which the Company is subject, including the nature (systemic or random), range and likelihood or each risk as well as the strategic, operational and regulatory consequences of both favorable and unfavorable outcomes. The Committee determines the responsible manager and Board committee for each principal risk and sees that the committee and the responsible manager are maintaining an effective policy for each principal risk assigned to that committee and manager, including acceptable risk limits, reporting parameters, management decision criteria (both quantitative and qualitative) and the reporting format for monitoring the level and trend of the risk. The Committee assures that risk policies are reviewed annually by the committees responsible for these principal risks and/or by the full Board, and it monitors the reporting practices of these committees to assure that risk exposure remains within established limits and that significant risk exposures have been brought to the attention of the Board. The Committee also annually reviews and recommends to the Board for its approval the levels and types of insurance coverage to be purchased by the Company.

The Company's President, Chief Risk Officer, Chief Audit Executive, Chief Information Officer, Chief Credit Officer, and President of Private Wealth Advisors provide input to the Risk and Credit Policy Committee, particularly through periodic risk assessment reports, concerning principal risks within the Company.
25 First Merchants Corporation 2024 Proxy Statement

THE COMPENSATION AND HUMAN RESOURCES COMMITTEE

The Compensation and Human Resources Committee is comprised of Mr. Schalliol (Chair), Mr. Fisher, Mr. Kellogg, Mr. Lehman, and Ms. Wojtowicz. The Committee met three times during 2023. The Board has determined that all of the Committee members are independent directors under the definition in Nasdaq Listing Rule 5605(a)(2) and that they meet the additional criteria for compensation committee independence set forth in Rule 10C-1(b)(1) under the Securities Exchange Act of 1934 and Nasdaq Listing Rule 5605(d)(2).

The Compensation and Human Resources Committee’s responsibilities include:

•overseeing the Company's human capital management strategy;

•establishing the Company’s general compensation philosophy in consultation with senior management;

•overseeing the development and implementation of policies and programs to carry out the Company’s general compensation philosophy;

•periodically reviewing and evaluating the effectiveness of the Company’s compensation policies and programs in light of its general compensation philosophy and making any modifications that the Committee deems necessary or advisable;

•reviewing the performance of and approving the compensation and benefits to be paid to the CEO and other executive officers and senior management employees of the Company;

•reviewing the performance and approving the compensation and benefits to be paid to FMB's senior management employees and approving the compensation ranges and benefits for the other officers and employees of the Company and FMB (a responsibility which the Committee may delegate all or part of to the Company’s CEO);

•administering the Company’s incentive compensation plans, equity-based compensation plans, and deferred compensation plans;

•making recommendations to the Board concerning the adoption, amendment or termination of incentive compensation plans, equity-based compensation plans, and deferred compensation plans;

•regularly monitoring risk exposure with respect to the Company’s incentive compensation plans and other executive compensation plans to assure that risks remain within established limits, that steps are taken to mitigate these risks where appropriate, and that significant risk exposures are brought to the attention of the Board;

•annually reviewing executive change of control and severance agreements;

•annually reviewing the Company's succession plan and succession planning process; and

•reviewing and making recommendations to the Board regarding the compensation of the non-employee directors.

The Committee’s responsibilities also include annually reviewing and discussing with senior management the Compensation Discussion and Analysis required under Item 402(b) of SEC Regulation S-K. Based on this review and discussion, the Committee prepares the report required under Item 407(e)(5) of SEC Regulation S-K to be included in the Company’s annual proxy statement, recommending to the Board that the Compensation Discussion and Analysis be included in the proxy statement.

Consistent with its Corporate Compensation Policy, the Compensation and Human Resources Committee determines executive compensation annually, after considering the Company’s short and long-term strategic goals, whether the Company’s existing compensation programs have supported its efforts to attract, retain and motivate high-performing, qualified leaders, and the Company’s compensation programs compared with those of peer institutions, with the aim of arriving at an appropriate mix of salary, benefits and incentives that will ultimately lead to a superior return on shareholders’ investment.

26 First Merchants Corporation 2024 Proxy Statement

The Committee sets the base salaries of senior management employees, the participants and the metrics, targets and ranges for payouts under the Senior Management Incentive Compensation Program (the non-equity incentive compensation plan that covers the senior management employees), the participants and the amounts and mix of equity-based compensation under the Long-term Equity Incentive Plan (the equity incentive compensation that covers the senior management employees), and the other elements of the senior management employees’ compensation. In setting the compensation of employees other than the CEO, the Committee relies on the recommendations of the CEO. The Committee has delegated to the Company’s CEO or, where appropriate, to other executive officers, senior management employees, or FMB's Regional Presidents, much of the authority to approve the compensation and benefits to be paid to the other officers and employees of the Company and FMB.

The Compensation and Human Resources Committee makes recommendations to the Board regarding the compensation of the non-employee directors and, after receiving the Committee’s recommendations, the Board determines the amount and form of this compensation. The executive officers of the Company do not have a role in determining or recommending the amount or form of non-employee director compensation.

While the Committee reviews and approves FMC’s non-equity incentive compensation plans, equity-based compensation plans and deferred compensation plans, the responsibility for the day-to-day administration of the plans has been delegated to the Company’s Director of Human Resources, with oversight from the CEO. From time to time, these executives provide information to the Committee and make recommendations, on their own initiative or as requested by the Committee, concerning existing and proposed compensation policies and programs for executives and other employees of the Company and FMB.

The Compensation and Human Resources Committee has the authority to directly select, engage and terminate such counsel, consultants (including compensation consultants), and other experts as it deems necessary or appropriate to assist it in carrying out its responsibilities. For 2023, the Committee directly engaged Aon, plc ("Aon"), a human resources consulting firm, to review FMC’s executive salaries and compensation programs and non-employee director compensation, and to make recommendations to the Committee, to ensure that the Company provides the executives and non-employee directors a competitive compensation opportunity that will enable the Company continue to attract, retain and motivate a highly qualified leadership team.

In connection with its engagement, Aon reported directly to the Compensation and Human Resources Committee and the Committee directly oversaw the work performed by, and determined the fees paid to, Aon in connection with the services it provided to the Committee. The Compensation and Human Resources Committee instructed Aon to give advice to the Committee independent of management and to provide such advice for the benefit of the Company and its shareholders. With the Committee's approval, Aon worked directly with management on certain executive compensation matters.

During 2023, Aon was also engaged by the Company to provide broad-based employee compensation advisory services (including providing access to the Aon Survey data), and received fees for such additional services of $120,594. Aon's fees for reviewing FMC's executive salaries and compensation programs and non-employee director compensation, and making recommendations to the Compensation and Human Resources Committee were $59,439. The Company also paid Aon $13,964 for proxy statement support. Total fees paid to Aon by the Company are less than 1% of Aon's total annual revenue. The Compensation and Human Resources Committee reviews the independence of its compensation consultants, taking into account a number of factors, including the six factors articulated in the Nasdaq listing standards and applicable SEC guidance, and also considers any additional services provided by such consultants. For 2023, the Compensation and Human Resources Committee determined that Aon was independent and its services to the Committee did not raise any conflicts of interest among the Committee or our management.

COMPENSATION AND HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation and Human Resources Committee was an officer or employee of the Company or its subsidiary during 2023, nor has any member of the Committee ever been an officer or employee of the Company or FMB. No current member of the Committee or executive officer of the Company had a relationship during 2023 requiring disclosure in this proxy statement under Item 404 or Item 407(e)(4) of SEC Regulation S-K.

27 First Merchants Corporation 2024 Proxy Statement

CLAWBACK POLICY

In 2023, the Compensation and Human Resources Committee recommended for approval, and the Board approved, a new Clawback Policy. The Policy is designed to comply with Section 10D and Rule 10 D-1 of the Securities Exchange Act of 1934 and applicable Nasdaq rules. A copy of the Policy was attached as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2023.

THE COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT

In accordance with Item 407(e)(5) of SEC Regulation S-K, the members of the Compensation and Human Resources Committee state that the Committee has reviewed and discussed the Compensation Discussion and Analysis required under Item 402(b) of SEC Regulation S-K with management. Based on this review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s proxy statement on Schedule 14A and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Compensation and Human Resources Committee

Charles E. Schalliol, Chair
Michael J. Fisher
Clark C. Kellogg
Gary J. Lehman
Jean L. Wojtowicz

VI. INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The names, ages, and positions of all executive officers of FMC and all persons chosen to become executive officers are listed below. The officers are elected by the Board for a term of one year or until the election of their successors. There are no arrangements between any officer and any other person pursuant to which he or she was selected as an officer.

Mark K. Hardwick, 53, Chief Executive Officer, FMC
Chief Executive Officer commencing on January 1, 2021; Executive Vice President and Chief Financial Officer and Chief Operating Officer of FMC since May 2016; Executive Vice President and Chief Financial Officer of FMC since December 2005; Senior Vice President and Chief Financial Officer of FMC from April 2002 to December 2005; Corporate Controller of FMC from November 1997 to April 2002.

Michael J. Stewart, 58, President, FMC
President commencing on January 1, 2021; Executive Vice President and Chief Banking Officer of FMC since February 2008; Executive Vice President from December 2006 to February 2008 of National City Corp;  Executive Vice President and Chief Credit Officer of National City Bank of Indiana from December 2002 to December 2006.

Michele M. Kawiecki, 51, Executive Vice President and Chief Financial Officer, FMC
Executive Vice President and Chief Financial Officer commencing January 1, 2021; Senior Vice President and Director of Finance of FMC since March 2015; Senior Vice President of Capital Management and Assistant Treasurer of UMB Financial Corporation from May 2011 to March 2015; Director of Corporate Development and Enterprise Project Management at UMB Financial Corporation from May 2008 to May 2011; Chief Risk Officer at UMB Financial Corporation from February 2004 to May 2008.

John J. Martin, 57 Executive Vice President and Chief Credit Officer, FMC
Executive Vice President and Chief Credit Officer of FMC since March 2013; Senior Vice President and Chief Credit Officer of FMC from June 2009 to March 2013; First Vice President and Deputy Chief Credit Officer of FMC from July 2008 to June 2009; First Vice President and Senior Manager of Lending Process of FMC from January 2008 to July 2008; Senior Vice President and Regional Senior Credit Officer of National City Bank from May 2000 to December 2007.

Stephan H. Fluhler, 55, Senior Vice President, Chief Information Officer, FMC
Senior Vice President and Chief Information Officer of FMC since May 2014; Chief Technology Officer of FMC from 2004 to May 2014; Director of Technology Services and Change Management of FMC from December 2003 to 2004.

28 First Merchants Corporation 2024 Proxy Statement

Steven C. Harris, 60, Executive Vice President and Chief Human Resources Officer, FMC
Senior Vice President and Chief Human Resources Officer of FMC since November, 2016; First Vice President, Director of Talent Development of FMC from March 2016 to November 2016, Senior Vice President, Regional Retail Manager of PNC Bank from February 2015 to March 2016, Senior Vice President and Market Sales and Service Manager, PNC Bank from June 2009 to February 2015.

Chad W. Kimball, 48, Senior Vice President and Chief Risk Officer, FMC
Senior Vice President and Chief Risk Officer of FMC since August 2021; June 2017 – August 2021 – Senior Vice President, Director of Risk – Huntington Bank; December 2010 – June 2017 – Global Director, Regulatory Risk and Compliance – GE Aviation; April 2007 – December 2010 - Senior Manager Risk and Compliance – KPMG; June 1999- April 2007 – Senior Manager Risk and Compliance – Ernst & Young; July 1998 - June 1999 – Auditor – State of Ohio State Auditor’s Office.

VII. COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

THE NAMED EXECUTIVE OFFICERS

FMC’s named executive officers (“NEOs”) for the 2023 fiscal year, as defined in Item 402(a)(3) of SEC Regulation S-K, with the titles they held as of December 31, 2023, were:

•Mark K. Hardwick, Chief Executive Officer;

•Michael J. Stewart, President;

•Michele M. Kawiecki, Executive Vice President and Chief Financial Officer;

•John J. Martin, Executive Vice President and Chief Credit Officer; and

•Stephan H. Fluhler, Senior Vice President and Chief Information Officer.

COMPENSATION DISCUSSION AND ANALYSIS

THE OBJECTIVES OF THE EXECUTIVE COMPENSATION PROGRAM AND THE PROCESS FOR IMPLEMENTING THESE OBJECTIVES

The Compensation and Human Resources Committee, under its delegated authority from the Board, has established an effective, straight-forward executive compensation structure that gives FMC’s executives incentives to achieve the Company’s annual and long-term strategic goals, with the ultimate objective of achieving a superior return on the shareholders’ investment. To this end, the Company has designed its compensation programs so that executives have the opportunity to earn an appropriate mix of salary, employee benefits and short and long-term incentives, comprised of both cash and equity, which will financially reward them for excellent performance as measured against the Company’s strategic goals and in comparison to financial industry peers. The equity-based incentive compensation program includes provisions that obligate key employees to retain ownership throughout the period of their employment by the Company of a portion of the common stock they are awarded under that program, thus increasing their financial stake in the Company’s continued success and further aligning their interests with those of the other shareholders.

The Compensation and Human Resources Committee’s Corporate Compensation Policy lists the following considerations for the design of executive compensation programs that will assist the Company in achieving its business objectives: (1) programs should attract, retain and motivate high-performing, qualified executives and be competitive with industry peers’ programs; (2) incentive compensation programs should reward performance that is directly related to the Company’s financial performance and the individual executive’s contributions to that performance; (3) programs should strengthen the alignment between management effort and business strategy; and (4) programs should link compensation to factors which affect short and long-term stock performance. The policy states that all reasonable efforts should be made to ensure that executive compensation programs do not include any cash or equity-based incentive or other feature that might encourage executives to take unnecessary or excessive risks that threaten the value of the Company or encourage the manipulation of the Company’s reported earnings to enhance the compensation of any executive.
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The Compensation and Human Resources Committee periodically reviews and evaluates the effectiveness of the executive compensation programs and their alignment with the Company’s business strategies and the interests of shareholders. The Committee has primary responsibility for reviewing executive performance and approving executive compensation, although in 2023 it gave considerable weight to the recommendations of the CEO, Mr. Hardwick, in reviewing the performance and determining the compensation of executives other than Mr. Hardwick himself. The executive performance review process includes accomplishing formal reviews, adjusting base salaries and approving the non-equity incentive plan payments based on the Company’s audited financial results for the previous fiscal year. Annual salary increases and non-equity incentive plan payments occur in March. Annual restricted stock awards under the Long-term Equity Incentive Plan are made by the Committee in the third quarter.

Senior management is responsible for the implementation and day-to-day administration of the Company’s compensation programs, including its executive compensation programs, under the direction of Mr. Hardwick and the Executive Vice President and Chief Human Resources Officer, Steven Harris.

THE MATERIAL ELEMENTS OF NEO COMPENSATION AND HOW EACH OF THESE ELEMENTS PROMOTES THE COMPANY’S STRATEGIC OBJECTIVES

The material elements of the NEOs’ annual compensation are: (1) cash compensation, comprised of (a) base salary, and (b) non-equity incentive plan payments under the Senior Management Incentive Compensation Program (“SMICP”); (2) equity compensation, comprised of (a) restricted stock awards under the Long-term Equity Incentive Plan (“LTEIP”), and (b) opportunities for discounted FMC stock purchases under the Employee Stock Purchase Plan (“ESPP”); and (3) retirement and deferred compensation plan contributions under (a) the Retirement Pension Plan (“Pension Plan”) (for Mr. Hardwick and Mr. Fluhler only), (b) the Retirement and Income Savings Plan (“§401(k) Plan”), and (c) the 2011 Executive Deferred Compensation Plan (“EDCP”). In the event of an acquisition of FMC, the NEOs could also receive compensation under “double trigger” change of control agreements. The Company does not have employment or other severance agreements with its executive officers. Detailed information concerning each of the material elements of the NEOs’ compensation can be found on pages 31-37.

Base salary and non-equity incentive plan payments under the SMICP are intended to advance annual goals by providing a near-term financial reward for excellent performance that advances FMC’s strategic objectives. The targets for earning non-equity incentive plan payments under the SMICP are adjusted annually to align with the Company’s annual financial plan. The restricted stock awards under the LTEIP are designed to financially reward the achievement of long-term goals and to further align executives’ financial interests with those of other shareholders by tying the value of such compensation to sustained increases in the price of the Company’s stock. This objective is also supported by LTEIP provisions that: (1) require executive officers to hold approximately 25% of the restricted stock awarded to them until their death, retirement, termination of employment, or change of control; and (2) establish a guideline for executive officers to acquire and hold FMC stock equal in value to their then current annual salary within six years of commencing participation in the LTEIP. The three-year vesting provisions attached to the restricted stock awards, together with the vesting provisions in the retirement plans, also promote the long-term employment of qualified executives.

THE RELATIONSHIP BETWEEN NEO COMPENSATION AND THE COMPANY’S PERFORMANCE

Disregarding retirement and deferred compensation plan contributions and only considering current compensation, payments earned under the incentive plans (the SMICP and the LTEIP) together constituted a substantial portion of the compensation paid to the NEOs for 2023. The size of the non-equity incentive payments under the SMICP and the value of the restricted stock awards under the LTEIP are directly impacted by the Company’s performance. Whether a non-equity incentive payment was earned under the SMICP, and the size of an earned payment, depended on whether FMC achieved operating earnings per share for the year that met or exceeded pre-established targets based on the Company’s annual financial plan. The number of FMC shares the NEOs received under the LTEIP, while subjectively determined by the Compensation and Human Resources Committee and not based directly on performance-related metrics, was heavily influenced by the NEOs’ individual performance and the Company’s performance during 2023. The Company’s performance also impacts these share awards in another way, in that the value of these shares will be affected by their future market price and the total shareholder return (market price appreciation plus dividends paid) on the shares.

FMC continued its excellent performance during 2023. The Company reported net income available to common shareholders of $221.9 million compared to $220.7 million for the year ended 2022. The dividend paid on a share of FMC common stock increased from $1.25/share in 2022 to $1.34/share, a 7% increase. As of December 31, 2023, FMC’s total assets equaled $18.4 billion.
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In 2023, the incentive compensation the NEOs earned under the Company’s executive compensation program generally aligned with Company performance that benefits shareholders. Under the SMICP, the operating earnings per share FMC achieves compared to the Company’s annual financial plan is the sole metric on which the non-equity incentive compensation earned by Mr. Hardwick, Mr. Stewart, Ms. Kawiecki, and Mr. Martin is based, and it is the metric on which 70% of Mr. Fluhler’s non-equity incentive compensation is based. The Compensation and Human Resources Committee believes that the operating earnings per share the Company achieves is the best measure of the Company’s success and the metric is most directly reflective of the NEOs’ performance; and, therefore, in the long run, it is also the most closely aligned with the shareholders’ interests.

In addition, each of the NEOs benefited from the vesting in 2023 of restricted shares that had been awarded to them three years earlier under the LTEIP. These shares had a market value that was higher than their value at the time they were awarded. All of this demonstrates that the NEOs’ compensation is aligned with shareholder interests.

PEER GROUP

In its efforts to attract, retain and motivate high-performing executives, FMC competes with other employers, mainly in the financial services industry in the Midwest. Necessarily, this requires the Company to be aware of how peer institutions are compensating their executives, to ascertain how the Company’s executive compensation programs compare - both in their mix and their amounts - with these peers’ programs. The Compensation and Human Resources Committee’s goal is to fix executives’ total compensation as nearly as practicable, taking into account all relevant factors, near or above the median for similar positions at peer institutions, with an appropriate balance between salary and incentive compensation, cash and equity, and short and long-term incentives. The peer group for 2023 consisted of the following 23 publicly traded financial institutions of relatively similar size to the Company:

Ameris Bancorp.	Horizon Bancorp, Inc.
Atlantic Union Bkshs Corp.	Lakeland Financial Corp
City Holding Co.	Midland States Bancorp., Inc.
Community Bank System, Inc.	Nicolet Bankshares, Inc.
Enterprise Financial Services	Old National Bancorp
First Busey Corp.	Park National Corp.
First Financial Bancorp.	Premier Financial Corp.
FB Financial Corp.	Simmons First National Corp.
1st Source Corp.	Stock Yards Bancorp., Inc.
German American Bancorp, Inc.	United Community Banks, Inc.
Glacier Bancorp, Inc.	WesBanco, Inc.
Heartland Financial USA, Inc.

The peer group was jointly selected by the Company and Aon and reflects the asset size of the Company. The banks in the peer group were selected based on asset size, financial metrics, and an expanded geographic area (i.e., only banks in the western portion of the country were excluded).

COMPENSATION CONSULTANT

The Compensation and Human Resources Committee believes it is essential for the Company to provide a competitive compensation opportunity to its executives in order to attract, retain and motivate a highly qualified leadership team. The Committee has periodically engaged an executive compensation consultant to review the Company’s executive salaries and compensation programs and to make recommendations to the Committee concerning possible adjustments to executive compensation and compensation programs. The Committee engaged Aon in 2022 to analyze a database of executive compensation information Aon had compiled from the financial institutions in the peer group, and that analysis was taken into consideration in determining the NEOs compensation for 2023. Aon's data also showed that the cash compensation (base salary and cash bonus) for the Company's CEO in 2023 was below market median, while the cash compensation of the other NEOs in 2023 was, on average, also below market median.

INFORMATION CONCERNING EACH MATERIAL ELEMENT OF NEO COMPENSATION

The following paragraphs describe the provisions of the material elements of the NEOs’ compensation during 2023, including their specific application to each of the NEOs. Reference is also made to relevant information contained in the compensation tables and related material on pages 39-45.
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BASE SALARY

Base salary is the common element in nearly every compensation program. The salaries of FMC’s executives are determined subjectively by the Compensation and Human Resources Committee, based on their responsibilities and a review of their individual performance and contributions to the Company’s financial performance. In 2023, the Committee considered the recommendations of the CEO, Mr. Hardwick, in assessing the performance of the NEOs other than Mr. Hardwick. The Committee was solely responsible for assessing Mr. Hardwick’s performance and determining his salary and other forms of compensation. Besides individual and Company performance, other factors that may affect the NEOs’ salaries include their experience, budgetary considerations, and the salaries paid to executives holding similar positions with the Company’s competitors in the financial services industry, especially those in the Company’s peer group. The Committee has based its assessment of competitors’ executive salaries on the findings contained in the Aon study discussed above, and on other public reports and broad-based third party surveys.

The Compensation and Human Resources Committee reviews and adjusts the NEOs’ salaries annually in February or March, after performance reviews have been completed and the Company’s audited financial statements for the preceding fiscal year have been issued. Adjustments become effective as of the first payroll period in March. The Committee believes that, by waiting until the performance reviews have been completed and the financial statements have been issued, the NEOs’ salary adjustments will be more accurately and effectively tied to the NEOs’ success in meeting financial targets and other strategic goals for the previous year. This timing also allows the Committee to communicate decisions regarding salary adjustments and cash incentive payments to the NEOs and other executives at the same time, thus ensuring a clear and consistent message regarding performance and underlining the Company’s emphasis on growing a performance-based culture.

In February 2023, the Compensation and Human Resources Committee increased the NEOs’ base salaries as follows, after evaluating their individual performance and accomplishments and the Company’s performance:

NEO	2022 Base Salary	2023 Base Salary
M. Hardwick	$700,000	$728,000
M. Stewart	600,000	624,000
M. Kawiecki	450,000	468,000
J. Martin	410,000	426,400
S. Fluhler	365,000	379,600

SENIOR MANAGEMENT INCENTIVE COMPENSATION PROGRAM (“SMICP”)

The SMICP is a non-equity incentive compensation plan that affords the NEOs and other management employees the opportunity to earn additional cash compensation annually, determined as a percentage of their base salaries, by meeting pre-established performance goals for the fiscal year that are closely related to FMC’s strategic and financial plans. The goals are based on metrics that are established to keep the Company in the top quartile of high-performing banks as compared to its peer group.

Under the SMICP, the Compensation and Human Resources Committee establishes schedules for the payments early in each fiscal year, beginning at minimum thresholds below which participants do not receive payments, and increasing proportionately to target amounts and maximum amounts that participants may receive. Each participant is then informed of the goals to be achieved (which in nearly all cases are related to the Company’s strategic and financial plans and measurable objectively), the percentage of base salary that will be paid if the participant’s goals are achieved (the target payment), and the applicable minimum thresholds and maximum amounts. Following the end of each fiscal year, after the Company’s audited financial statements for the year have been issued, the Committee approves the payouts under the SMICP. Participants must be employed when the payments are made, except in the case of death, disability or retirement, to be eligible for a payment under the Program.

The Committee has the authority to modify the Program, make final award determinations (which may include increasing or decreasing the amount payable to an individual participant under the applicable formula set forth in the SMICP), set conditions for eligibility and awards, define extraordinary accounting events in calculating earnings, establish future payout schedules, determine circumstances and causes for which payouts can be withheld, and abolish the Program. In doing so, it considers the recommendations of the Chief Executive Officer of the Company, except as the Chief Executive Officer's own cash incentive compensation may be affected. As described on page 28, the Company has a Clawback Policy that provides for recovery of any payment made to a participant who is an executive officer if the payment is based on a materially inaccurate financial statement.
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There were 243 participants who received cash compensation under the SMICP for 2023, including the five NEOs. The payouts for 2023 were made in March 2024. The threshold, target and maximum payout for each of the NEOs under the Program for 2023 is shown in the Grants of Plan-Based Awards for 2023 Table on page 41.

Mr. Hardwick’s target amount for 2023, as set by the Compensation and Human Resources Committee, was 70% of his base salary. The target amounts for Mr. Stewart, Ms. Kawiecki, and Mr. Martin were 60%, 50%, and 45%, respectively, of their base salaries. For each of them, their target payment was based entirely on FMC’s achieving operating earnings, calculated on a diluted GAAP basis, of $4.60/share of common stock. The minimum threshold that would result in a payment of 50% of the target amount was based on achieving operating earnings of $3.23/share, and the maximum payment of 200% of the target amount was based on achieving operating earnings of $6.50/share. For 2023, FMC’s reported operating earnings were $3.73/share, however, pursuant to discretion granted to the Compensation Committee in the SMICP, earnings per share were adjusted to $3.87 under the Plan to reflect unbudgeted, one-time expenses. Under the payout schedule, achieving the operating earnings amount resulted in payouts to Messrs. Hardwick, Stewart, Martin and Fluhler and Ms. Kawiecki of 73% of their target amounts.

Mr. Fluhler’s target amount for 2023 was 45% of his base salary. Due to nature of his responsibilities, Mr. Fluhler’s target payment was based on two metrics: 70% of his target payment was based on the operating earnings schedule described in the immediately preceding paragraph, and 30% was based on the Company’s achieving a consolidated efficiency ratio (defined as non-interest expense as a percent of the sum of tax equivalent net interest income and non-interest income, excluding security gains and non-recurring items) of 51.0% for 2023. The minimum threshold that would result in a payment of 60% of the target amount under this metric was based on achieving a consolidated efficiency ratio of 55.0%, and the maximum payment of 150% of the target amount was based on achieving a consolidated efficiency ratio of 48.5%. FMC’s consolidated efficiency ratio for 2023 was 55.17%. However, pursuant to discretion granted to the Compensation Committee in the SMICP, the efficiency ratio was adjusted to 53.62% under the Plan to reflect unbudgeted, one-time expenses. Under the payout schedule, rounding upward to the efficiency ratio target resulted in a payout to Mr. Fluhler of 73% of his target amount.

As the Summary Compensation Table on page 39 shows, the payouts to the NEOs under the SMICP for 2023 were as follows:

Mr. Hardwick - $369,807
Mr. Stewart - $271,695
Ms. Kawiecki - $169,809
Mr. Martin - $139,244
Mr. Fluhler - $123,961

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LONG-TERM EQUITY INCENTIVE PLAN (“LTEIP”)

The LTEIP is an equity incentive plan that affords the NEOs and other management employees the opportunity to benefit as shareholders from long-term improvements in the Company’s financial performance, thus increasing their commonality of interest with other shareholders. The equity awards available under the Plan include grants of restricted stock in the Company and incentive and non-qualified options to acquire common stock in the Company, although the Company has not awarded stock options to any of its employees under the LTEIP, or any prior long-term equity incentive plan, since 2013. The Committee’s decision to discontinue the use of stock option grants was based on its conclusion that restricted stock grants are a more effective form of equity incentive compensation. The Committee was also influenced by a recommendation from its compensation consultant at the time supporting that decision, as well as by recent tax and accounting changes.

Under the LTEIP, the Compensation and Human Resources Committee has the authority to grant restricted stock awards, decide who will receive the awards, determine the types and sizes of the awards, determine the terms, conditions, vesting periods, and restrictions applicable to the awards, adopt, alter and repeal administrative rules and practices governing the LTEIP, interpret the terms and provisions of the LTEIP and any awards granted under it, prescribe the form of award agreements, and otherwise supervise the administration of the LTEIP. Annual restricted stock awards for 2023 under the LTEIP were made by the Committee in the third quarter. On occasion, the Committee grants an award at other times, e.g., when an executive is hired or an employee is promoted. The Committee delegated to the CEO the authority to make restricted stock awards to newly hired and promoted employees, limited to a maximum of 1,000 shares of FMC common stock.

There were 106 participants who received restricted stock awards under the LTEIP on August 2, 2023, including the five NEOs. Another 17 restricted stock awards were made under the LTEIP at other times during 2023. Those awards were made by Mr. Hardwick under the authority delegated to him by the Compensation and Human Resources Committee, as described above. The Committee subjectively determines the amounts of the equity awards to be granted to the participants under the LTEIP, including NEOs; however, in general, they are commensurate with the participants’ positions and level of responsibilities. In making the restricted stock awards, the Committee relied in part on the recommendations of Mr. Hardwick, except for awards to Mr. Hardwick himself.

The restricted stock awards under the LTEIP are not performance-based. The restricted stock generally vests (the restrictions lapse, giving the grantee complete ownership rights) three years after the date of the award. The LTEIP requires a one-year minimum vesting period. However, in all cases, the restricted stock will vest if the grantee dies or becomes disabled, or there is a change of control of FMC, before the shares would otherwise vest. In general, a change of control will not automatically trigger vesting of awards unless participants also experience a termination of employment without cause or resign on account of constructive termination within two years following a change in control (i.e., a "double-trigger" requirement). The Compensation and Human Resources Committee may also partially waive the forfeiture of a restricted stock award if a grantee’s employment is terminated before the stock vests and the Committee determines that the termination was involuntary and without cause. In that event, the part of the award that vests is a fraction of the shares, with a numerator equal to the number of full years that have elapsed between the date of the award and the date of termination and a denominator equal to the number of years between the date of the award and the date the award vests. A grantee of restricted stock under the LTEIP is entitled to vote the shares of stock and receive the dividends on the stock, notwithstanding the restrictions.

As the Grants of Plan-Based Awards for 2023 Table on page 41 shows, the Committee made the following awards of restricted stock to the NEOs under the LTEIP:

On August 2, 2023
Mr. Hardwick	19,000 shares
Mr. Stewart	12,750 shares
Ms. Kawiecki	9,500 shares
Mr. Martin	5,750 shares
Mr. Fluhler	5,000 shares

The value of the restricted stock on August 2, 2023, was $32.16/share. The restricted stock awarded on August 2, 2023, will vest on August 2, 2026, or, if earlier, on the date the grantee dies or becomes disabled.

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The LTEIP includes a provision that executive officers must hold at least 25% of all “net shares” (which the LTEIP defines as the number of shares issued to the executive officer under an award after subtracting the number of shares, if any, transferred or surrendered by the executive officer to pay the exercise price of a stock option and/or to pay any withholding taxes associated with an award) issued to them under the LTEIP, including both restricted stock awards and shares issued upon the exercise of stock options, until the earlier of the date of the executive officer’s death, retirement or other termination of employment, or the date of a change of control. The purpose of this provision is to ensure that executive officers who benefit from equity awards under the LTEIP have a long-term financial interest in growing the value of the Company’s stock due to their increased ownership of FMC common shares. With the same purpose, the LTEIP includes a guideline stating that executive officers participating in the LTEIP should acquire and hold shares of the Company’s common stock equal in value to at least 100% of their then current annual salary within six years after commencing participation. However, this guideline is not a condition or restriction and does not present a risk of forfeiture with respect to any equity award made to an executive officer under the LTEIP.

The Company also has a written policy prohibiting its executive officers from engaging in short sales or in hedging against a possible decrease in the market value of FMC stock granted to the executive under the LTEIP or otherwise held, directly or indirectly, by the executive officer. A primary purpose of the hedging prohibition is to avoid reducing the executive’s incentive to seek to improve the Company’s performance. The Company also has a written policy prohibiting its executive officers from pledging their shares as collateral for a loan.

EMPLOYEE STOCK PURCHASE PLAN (“ESPP”)

The ESPP is a form of equity-based compensation that is available to nearly all of the employees of FMC and its subsidiaries, including the NEOs. It is a Code §423 employee stock purchase plan that was approved by the shareholders at the 2019 Annual Meeting. It provides an attractive vehicle for participants to acquire the Company’s stock, thus further aligning their interests with those of other shareholders. Participants may elect under the Plan, prior to each three month offering period corresponding to the calendar quarters, to purchase shares of FMC stock at a price equal to 85% of the average of the closing prices for the stock on each trading day during the offering period, as reported by Nasdaq.

Mr. Stewart was the only NEO who participated in the ESPP during 2023. He participated during all four of the 2023 offering periods, purchasing 31, 38, 41, and 34 shares, respectively, at per share prices of $33.67, $24.12, $25.45, and $26.33, respectively.

RETIREMENT PENSION PLAN (“PENSION PLAN”)

The Pension Plan is a qualified Code §401(a) defined benefit pension plan that the Company “froze” in 2005. Only a few “grandfathered” participants - those who had attained age 55 and earned at least 10 years of credited service on March 1, 2005 - continued to accrue benefits under the Pension Plan after that date, and the benefits of the other participants were frozen. No new participants were added after March 1, 2005. The benefits payable upon retirement at age 65 to employees participating in the Pension Plan are computed as a straight-life annuity (although other forms of actuarially equivalent benefits are offered) based on the following formula: 1.6% of average final compensation (in general, the participant’s highest 60 consecutive months’ W-2 compensation, less incentive pay) plus .5% of average final compensation in excess of Social Security covered compensation, both amounts times years of service to a maximum of 25 years. Benefits are integrated with Social Security but they are not subject to any deduction for Social Security or other offset amounts. The benefits payable under the Pension Plan at age 65 to the participants whose benefits were frozen are determined under the formula described above, based on their average final compensation as of March 1, 2005, times a fraction, the numerator of which is the participant’s years of credited service as of March 1, 2005, and the denominator of which is the participant’s years of credited service projected to age 65.

Mr. Hardwick and Mr. Fluhler are the only two NEOs who are participants in the Pension Plan. Since they had not yet attained age 55 and earned at least 10 years of credited service on March 1, 2005, they were not eligible for “grandfathering.” They ceased accruing benefits under the Pension Plan, and their accrued benefits were frozen as of that date. As of December 31, 2023, the present value of Mr. Hardwick’s and Mr. Fluhler’s accumulated benefits were $59,285 and $33,710, respectively. If they continue their employment with the Company until age 65 and retire at that time, their annual benefits under the Pension Plan, payable as a straight-life annuity, would be approximately $8,594 and $4,440, respectively. See the Pension Benefits Table on page 43.
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RETIREMENT AND INCOME SAVINGS PLAN (“§401(K) PLAN”)

The §401(k) Plan is a qualified Code §401(k) defined contribution retirement plan, under which participating employees of the Company and its subsidiaries that adopt the Plan may save for their retirement by making pre-tax and Roth after-tax contributions up to the lesser of the statutory limits ($23,000 plus “catch up” contributions of up to $7,500 for participants over age 50) and the limits set forth in the §401(k) Plan.

The Company makes matching contributions to the §401(k) Plan on behalf of participants who make pre-tax and/or Roth after-tax contributions. The Company matches a participant’s pre-tax and Roth after-tax contributions at the rate of 100% of such contributions up to 3% of the participant’s compensation, plus 50% of such contributions to the extent they exceed 3% but do not exceed 6% of the participant’s compensation (defined as W-2 compensation plus certain voluntary pre-tax contributions, up to the Code §401(a)(17) maximum, which is $330,000 for 2023 and $345,000 for 2024). Thus, the maximum matching employer contribution is generally 4½% of a participant’s compensation (less if the participant’s compensation exceeds the Code §401(a)(17) maximum).

Plan participants who have been continuously employed by FMC since before January 1, 2010 receive additional employer contributions under the §401(k) Plan, equal to 2% of the participant’s compensation (as defined above), as limited by the Code §401(a)(17) maximum. Employees hired or rehired on or after January 1, 2010 are not eligible to receive these additional contributions.

All pre-tax and Roth after-tax participant contributions under the §401(k) Plan are fully vested, while participants become vested in employer matching contributions and additional employer contributions, if any, at the rate of 20% for each year of service. Participants become 100% vested in their employer matching contributions and additional employer contributions, if any, in the event of their death, disability (as defined in the Plan), or satisfaction of any of the Plan’s retirement requirements.

The employer matching and additional contributions made on behalf of the NEOs under the §401(k) Plan for 2023 were as follows:

Mr. Hardwick - $14,850 matching contributions and $6,100 additional contributions
Mr. Stewart - $14,850 matching contributions and $6,100 additional contributions
Ms. Kawiecki - $14,850 matching contributions
Mr. Martin - $14,850 matching contributions and $6,100 additional contributions
Mr. Fluhler - $1,685 matching contributions and $6,100 additional contributions

These contributions are included in the column headed “All Other Compensation” in the Summary Compensation Table on page 39.

2011 EXECUTIVE DEFERRED COMPENSATION PLAN (“EDCP”)

The EDCP is a non-qualified deferred compensation plan that FMC established in 2011. Under the EDCP, participants who are designated by the Compensation and Human Resources Committee have the opportunity to defer compensation (W-2 compensation plus certain pre-tax contributions as described in the EDCP) in excess of the maximum annual salary deferrals permitted under the §401(k) Plan ($23,000). Participants over age 50 may also make “catch up” contributions of up to $7,500. The maximum amount that a participant may defer under the EDCP is 75% of compensation, less any amounts deferred under the §401(k) Plan. FMC may also match participant deferrals at the rate of 50% of the deferrals up to a maximum of 6% of compensation (using the §401(k) Plan definition without the Code §401(a)(17) limit), and it may also make supplemental contributions. The Company also credits a participant’s account under the EDCP with non-elective contributions equal to all deferrals and related matching contributions that are refunded to the participant for any plan year under the §401(k) Plan. Deferrals and non-elective contributions are 100% vested at all times, while matching contributions vest after five years and supplemental contributions vest after three years or, if earlier, upon the participant’s death, disability, or attainment of normal retirement age (age 65 with five years of participation in the §401(k) Plan).

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The EDCP is unfunded, and benefits payable under this Plan depends solely on the unsecured promise of the Company. The Company has established a “rabbi” trust (“Trust”), with the First Merchants Private Wealth Advisors division of its subsidiary, First Merchants Bank, as the trustee. The Company makes annual contributions to the Trust to help pay its liabilities under the EDCP. However, the EDCP participants have no preferred claim on, or any beneficial ownership interest in, the assets of the Trust. The Company may make investment options available to a participant but is under no obligation to invest its contributions according to the option selected. The actual investment returns for a participant’s account may differ from the returns on the investments requested by the participant. A participant may request changes in the investment options daily, by submitting written investment allocation requests to the trustee. The EDCP is operated in compliance with Code §409A.

The Committee delegated its authority to designate participants in the EDCP to Mr. Hardwick, subject to annual review by the Committee of the list of participants. Messrs. Hardwick, Stewart, and Fluhler and Ms. Kawiecki are the NEOs who are participants in the EDCP, as the Non-qualified Deferred Compensation in 2023 Table on page 44 shows. Their contributions to the Plan were either deferrals by the NEOs or non-elective contributions equal to deferred amounts that were refunded to the NEOs in 2023 under the §401(k) Plan, or both. Their total contributions in 2023 were as follows:

Mr. Hardwick - participant deferrals of $1,351
Mr. Stewart - participant deferrals of $0
Ms. Kawiecki - participant deferrals of $0
Mr. Fluhler - participant deferrals of $22,685

CHANGE OF CONTROL AND OTHER EMPLOYMENT OR SEVERANCE AGREEMENTS

FMC has change of control agreements with the NEOs and certain other senior management employees because it believes these agreements promote the interests of the Company and its shareholders by providing them a financial incentive to remain with the Company and continue to act in the Company’s and the shareholders’ best interests in the event of a proposed acquisition or change of control situation in which they might otherwise decide to terminate employment due to the uncertainties of their own circumstances. The change of control agreements are “double trigger” agreements, meaning that severance benefits are payable to the executive only if: (1) a change of control occurs; and (2) the executive’s employment is terminated or constructively terminated following the change of control. The agreements provide that this termination must occur within 24 months following the change of control in order for the agreement to apply and benefits to be payable. No benefits are payable in the event of an executive’s voluntary retirement, death, disability or termination for cause. The definitions of “change of control” and “constructive termination” are set forth on page 45 in the narrative accompanying the Change of Control Agreements Table. The agreements also define “termination for cause.” Payments under the change of control agreements are calculated as a multiple of the sum of the executive’s annual base salary at the time of receiving notice of termination and the largest annual cash incentive payment received by the executive under the SMICP during the two years preceding the date of termination. For 2023, this multiple was 2.99 for Messrs. Hardwick, Stewart and Martin, and Ms. Kawiecki. The multiple was 1.50 for Mr. Fluhler.

The change of control agreements cover only a few employees and represent a relatively small percentage of FMC’s market capitalization; therefore, the Compensation and Human Resources Committee and the Board do not believe that their existence would discourage any proposed acquisition of the Company. The agreements were not executed in response to an effort to acquire control of the Company, and the Board is not aware of any such effort.

Except for the change of control agreements, the Company does not have employment or other severance agreements with any of the NEOs. Under Indiana law, the NEOs are deemed to be “at will” employees.

MITIGATION OF RISKS

In designing and implementing the executive compensation plans, FMC makes all reasonable efforts to ensure that the plans do not include any cash or equity-based incentive or other feature that might encourage executives to take unnecessary and excessive risks that threaten the value of the Company or encourage the manipulation of reported earnings of the Company to enhance the compensation of any executive. The Risk and Credit Policy Committee oversees the management of enterprise-wide risk for the Company; however, the Compensation and Human Resources Committee has the primary responsibility for overseeing the management of compensation plan risks. The two Committees share continuing responsibility for monitoring risk exposure to assure that it remains within established limits and that significant risk exposures are brought to the attention of the full Board.

37 First Merchants Corporation 2024 Proxy Statement

Compensation plan risks are mitigated in a number of ways. They include the following:

•Executive compensation is a mix of cash and equity, fixed and variable compensation, and annual and long-term incentives.

•The SMICP, the non-equity incentive compensation plan covering the NEOs and other management employees, caps the NEOs’ incentive award payouts at 200% of target for the earnings per share metric, and less for other metrics.

•The SMICP has tiered goals and award levels, with narrower bands or increments, not “all or nothing” goals or larger bands or increments.

•The Company has a Clawback Policy under which the Company may recover a payment made to an executive officer if the payment is based on a materially inaccurate financial statement.

•The Company has a written policy prohibiting senior managers and members of the Board of Directors from engaging in hedging or short sales of FMC stock and from pledging their shares as collateral for a loan.

•The LTEIP, the equity incentive plan covering the NEOs and other management employees, requires a one-year minimum vesting period for each award and, in practice, the Compensation and Human Resources Committee has provided that restricted stock awards will not vest for three years.

•The LTEIP also provides that executive officers must hold approximately 25% of the shares awarded to them under the Plan until their death, retirement, termination of employment, or change of control.

•The LTEIP also states that executive officers are expected to acquire and hold FMC stock at least equal to their then current annual salary within six years of commencing participation in the Plan.

•The Company does not have employment or severance agreements with its NEOs, thus avoiding multi-year guaranteed employment terms.

•None of FMC’s compensation programs include tax gross-ups, single trigger change of control agreements, or extravagant executive perquisites.

•The Company periodically engages a compensation consultant to review FMC’s executive salaries and compensation programs to ensure they are competitive but not overly generous.

•The Company has an Ethics and Integrity Policy, monitored by the Audit Committee, under which employees and others may raise concerns regarding accounting, internal controls, or auditing matters. It includes the option to anonymously report conduct and matters covered by the Policy through a toll-free ethics hotline operated by an outside company.

•Management has established an Incentive Compensation Steering Committee to oversee the Corporate Compensation Policy.

•The Company's Human Resources Department engaged Aon in 2022 to conduct a risk assessment of the Company's 54 incentive compensation plans. That assessment included the Senior Management Incentive Plan, which is the non-equity incentive compensation plan covering the NEOs. A risk mitigation methodology was developed and implemented.

•In 2023, the Company's executive compensation team conducted a risk assessment of the 2024 SMICP. As part of the incentive plan risk process, the SMICP plan owner acknowledged the overall risk assessment rating and the risk review sections that had key observations noted.

Based on these risk mitigation undertakings, the Compensation and Human Resources Committee does not believe that the risks arising from FMC’s compensation policies and practices for its executive employees are reasonably likely to have a material adverse effect on the Company within the scope of Item 402(s) of SEC Regulation S-K.
38 First Merchants Corporation 2024 Proxy Statement

SHAREHOLDER ADVISORY VOTE ON NEO COMPENSATION AT 2023 ANNUAL MEETING

In accordance with Rule 14A-21(a) under the Securities Exchange Act of 1934, the Company held a separate shareholder advisory vote at the 2023 Annual Meeting on a resolution to approve the compensation of its NEOs, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and related material in the 2023 proxy statement. Of the shares that were voted, 42,395,845 (95.13%) were voted in favor of the resolution, 2,165,571 (4.86%) were voted against the resolution, and 174,019 (0.01%) abstained. The Compensation and Human Resources Committee considered these results at its first meeting following the vote and concluded that the vote showed that the shareholders supported the Company’s executive compensation policies and programs. The Committee did not make any significant changes in 2023 to the executive compensation policies and programs on the basis of this advisory vote.

COMPENSATION TABLES
SUMMARY COMPENSATION TABLE

The following table provides information concerning the NEOs’ 2021, 2022, and 2023 compensation:

Name and Principal Position	Year	Salary	Stock Awards(1)	Non-equity Incentive Plan Compensation (2)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings(3)	All Other Compensation(4)	Total
Mark K. Hardwick Chief Executive Officer	2023	$721,538	$611,040	$369,807	$6,493	$78,872	$1,787,750
	2022	662,500	614,250	527,163	0	64,287	1,868,200
	2021	561,166	362,695	471,380	0	59,246	1,454,487
Michael J. Stewart President	2023	620,308	410,040	271,695	0	75,644	1,377,687
	2022	588,564	409,500	417,680	0	66,545	1,482,289
	2021	507,856	330,692	391,049	0	64,070	1,293,667
Michele M. Kawiecki Executive Vice President and Chief Financial Officer	2023	465,204	305,520	169,809	0	63,473	1,004,006
	2022	425,577	286,650	232,260	0	57,098	1,001,585
	2021	354,474	433,967	198,505	0	48,574	1,035,520
John J. Martin Executive Vice President and Chief Credit Officer	2023	423,877	184,920	139,244	0	53,923	801,964
	2022	408,462	184,275	229,760	0	53,077	875,574
	2021	332,575	433,117	209,522	0	53,658	1,028,872
Stephan H. Fluhler Senior Vice President and Chief Information Officer	2023	377,354	160,800	123,961	3,517	31,079	696,711
	2022	363,462	163,800	195,089	0	33,139	755,490
	2021	315,377	337,960	174,340	0	37,458	865,135

(1)    A discussion of the assumptions used in calculating these values is contained in Note 18 to the 2023 audited financial statements, on pages 101 and 102 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

(2)    The amounts shown in the Non-equity Incentive Plan Compensation column are payments under the SMICP for performance in the years indicated. However, the NEOs received these payments in March of the following year. None of the NEOs received a bonus for 2021, 2022, or 2023 except for these payments under the SMICP.

(3)    The amounts shown in the Change in Pension Value and Non-qualified Deferred Compensation Earnings column for Mr. Hardwick and Mr. Fluhler are the changes in the actuarial present value of their frozen benefits under the Pension Plan for the years indicated. The present value of Mr. Hardwick's and Mr. Fluhler's benefits decreased by $43,030 and $21,782, respectively, in 2022. SEC rules require that negative earnings be shown as $0 in the Summary Compensation Table. Mr. Stewart, Mr. Martin, and Ms. Kawiecki have not participated in any Company-sponsored defined benefit plan or other actuarial pension plan. No NEO received above-market or preferential earnings on deferred compensation for 2021, 2022, or 2023.
39 First Merchants Corporation 2024 Proxy Statement

(4)    The amounts shown in the All Other Compensation column include the following for the years indicated:

Mr. Hardwick

•§401(k) Plan FMC matching contributions of $13,962 (2021), $13,725 (2022), and $14,850 (2023)
•Additional §401(k) Plan FMC contributions of $5,800 (2021), $5,800 (2022), and $6,100 (2023)
•Reinvested dividends on restricted stock awards valued at $33,003 (2021), $39,373 (2022), and $52,643 (2023)
•Perquisites of $5,279 (car allowance and country club dues)

Mr. Stewart

•§401(k) Plan FMC matching contributions of $13,962 (2021), $13,725 (2022), and $14,850 (2023)
•Additional §401(k) Plan FMC contributions of $5,800 (2021), $5,800 (2022), and $6,100 (2023)
•Reinvested dividends on restricted stock awards valued at $31,562 (2021), $34,603 (2022) and $40,170 (2023)
•Perquisites of $14,524 (car allowance and country club dues)

Ms. Kawiecki

•§401(k) Plan FMC matching contributions of $13, 621 (2021), $13,725 (2022) and $14,850 (2023)
•Reinvested dividends on restricted stock award valued at $16,691 (2021), $24,333 (2022), and $33,728 (2023)
•Perquisites of $14,895 (car allowance and country club dues)

Mr. Martin

•§401(k) Plan FMC matching contributions of $13,962 (2021), $13,725 (2022), and $14,850 (2023)
•Additional §401(k) Plan FMC contributions of $5,800 (2021), $5,800 (2022), and $6,100 (2023)
•Reinvested dividends on restricted stock awards valued at $31,607 (2021), $31,004 (2022), and $30,230 (2023)
•Perquisites of $2,743 (car allowance)

Mr. Fluhler

•§401(k) Plan FMC matching contributions of $12,396 (2021), $6,499 (2022), and $1,684 (2023)
•Additional §401(k) Plan FMC contributions of $5,800 (2021), $5,800 (2022), and $6,100 (2023)
•Reinvested dividends on restricted stock awards valued at $19,262 (2021), $20,840 (2022), and $23,295 (2023)

The Company does not have employment agreements with any of the NEOs.

40 First Merchants Corporation 2024 Proxy Statement

GRANTS OF PLAN-BASED AWARDS TABLE

The following table provides information concerning all of the grants of plan-based awards made to the NEOs for 2023. The non-equity incentive plan awards were made under the SMICP, and the stock awards were grants of restricted stock made under the LTEIP. No stock option awards were made to any of the NEOs for 2023. The SMICP and the LTEIP are described in the Compensation Discussion and Analysis, on pages 29-39.

GRANTS OF PLAN-BASED AWARDS FOR 2023

		Estimated Future Payouts Under Non-equity Incentive Plan Awards(1)			All Other Stock Awards; Number of Shares of Stock	Grant Date Fair Value of Stock Awards
Name	Grant Date	Threshold	Target	Maximum
Mark K. Hardwick - SMICP		$0	$505,076	$1,010,152
Mark K. Hardwick - LTEIP	8/2/2023				19,000	$611,040
Michael J. Stewart - SMICP		0	372,185	744,370
Michael J. Stewart - LTEIP	8/2/2023				12,750	410,040
Michele M. Kawiecki - SMICP		0	232,602	465,204
Michele M. Kawiecki - LTEIP	8/2/2023				9,500	305,520
John J. Martin - SMICP		0	190,745	381,490
John J. Martin - LTEIP	8/2/2023				5,750	184,920
Stephan H. Fluhler - SMICP		0	169,809	339,618
Stephan H. Fluher - LTEIP	8/2/2023				5,000	160,800

(1) The amounts shown in the Estimated Future Payouts under Non-equity Incentive Plan Awards column were the range of payouts to the NEOs for targeted performance for 2023 under the SMICP. The payments made to the NEOs for 2023 performance under the SMICP are shown in the Non-equity Incentive Plan Compensation column of the Summary Compensation Table on page 39.

41 First Merchants Corporation 2024 Proxy Statement

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table provides information concerning unexercised stock options, stock awards that have not vested, and equity incentive plan awards for each of the NEOs outstanding as of the end of the Company’s 2023 fiscal year.

OUTSTANDING EQUITY AWARDS AT END OF 2023 FISCAL YEAR

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable) (1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2)	Market Value of Shares or Units of Stock That Have Not Vested (3)
Mark K. Hardwick				44,571	$1,652,692
Michael J. Stewart				32,072	1,189,229
Michele M. Kawiecki				28,369	1,051,922
John J. Martin				21,907	812,311
Stephan H. Fluhler				18,140	672,631

(1)None of the NEOs had unexercised option awards at the end of the 2023 fiscal year.

(2)The vesting dates of the stock awards that had not vested at the end of the 2023 fiscal year are:

Mr. Hardwick
9,276 shares will vest on August 10, 2024
15,890 shares will vest on August 3, 2025
19,405 shares will vest on August 2, 2026

Mr. Stewart
8,457 shares will vest on August 10, 2024
10,593 shares will vest on August 3, 2025
13,022 shares will vest on August 2, 2026

Ms. Kawiecki
5,729 shares will vest on August 10, 2024
7,415 shares will vest on August 3, 2025
5,522 shares will vest on February 8, 2026
9,703 shares will vest on August 2, 2026

Mr. Martin
4,365 shares will vest on August 10, 2024
4,767 shares will vest on August 3, 2025
6,903 shares will vest on February 8, 2026
5,872 shares will vest on August 2, 2026

Mr. Fluhler
3,274 shares will vest on August 10, 2024
4,237 shares will vest on August 3, 2025
5,522 shares will vest on February 8, 2026
5,107 shares will vest on August 2, 2026

(3)The market value of the stock awards that had not vested at the end of the 2023 fiscal year was computed by multiplying the closing market price of FMC’s stock on December 31, 2023 ($37.08/share) by the number of shares that had not vested.
42 First Merchants Corporation 2024 Proxy Statement

OPTION EXERCISES AND STOCK VESTED TABLE

The following table provides information concerning each exercise of a stock option and each vesting of a stock grant, including restricted stock and restricted stock units, during FMC’s 2023 fiscal year for each of the NEOs.

OPTION EXERCISES AND STOCK VESTED DURING 2023

Name	Option Awards			Stock Awards
	Exercise Date	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Mark K. Hardwick				10,457	$333,881
Michael J. Stewart				10,126	323,337
Michele M. Kawiecki				4,403	140,581
John J. Martin				8,255	263,590
Stephan H. Fluhler				4,403	140,581

(1) The vesting date for the applicable stock award was August 12, 2023. The value realized on vesting was computed by multiplying the number of shares that vested by the market value of the shares ($31.93/share) on the vesting date.

PENSION BENEFITS TABLE

The following table provides information concerning the Pension Plan with respect to each of the NEOs as of December 31, 2023.
PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service(1)	Present Value of Accumulated Benefit(2)	Payments During Last Fiscal Year
Mark K. Hardwick	FMC Retirement Pension Plan	7.32	$59,285	0
Michael J. Stewart	N/A	N/A	N/A	N/A
Michele M. Kawiecki	N/A	N/A	N/A	N/A
John J. Martin	N/A	N/A	N/A	N/A
Stephan H. Fluhler	FMC Retirement Pension Plan	4.76	$33,710	0

(1)    Mr. Stewart, Ms. Kawiecki, and Mr. Martin are not participants in the Pension Plan, because they were not employed by the Company on March 1, 2005, when the Pension Plan was frozen. Mr. Hardwick and Mr. Fluhler are participants in the Pension Plan, but their benefits were frozen, effective March 1, 2005, because they had not yet attained age 55 and accrued 10 years of credited service as of that date. Their years of credited service under the plan are one fewer than their number of actual years of service with the Company when the Plan was frozen. Neither Mr. Hardwick nor Mr. Fluhler is currently eligible for normal or early retirement under the Pension Plan.

(2)    The assumptions used in calculating the present value of accumulated benefits are discussed in Note 19 to FMC’s 2023 audited financial statements, on pages 102-105 of FMC’s Annual Report on Form 10-K for the year ended December 31, 2023.

43 First Merchants Corporation 2024 Proxy Statement

The Pension Plan is a tax-qualified Code §401(a) defined benefit pension plan. The benefits payable upon retirement at age 65 to employees participating in the Pension Plan are computed as a straight-life annuity (although other forms of actuarially equivalent benefits are offered) based on the following formula: 1.6% of average final compensation (in general, the participant’s highest 60 consecutive months’ W-2 compensation, less incentive pay) plus .5% of average final compensation in excess of Social Security covered compensation, both amounts times years of service to a maximum of 25 years. Benefits are integrated with Social Security but they are not subject to any deduction for Social Security or other offset amounts. The benefits payable under the Pension Plan at age 65 to the participants whose benefits were frozen, effective March 1, 2005, are determined under the formula described above, based on their average final compensation as of that date, times a fraction, the numerator of which is the participant’s years of credited service as of March 1, 2005, and the denominator of which is the participant’s years of credited service projected to age 65.

NON-QUALIFIED DEFERRED COMPENSATION TABLE

The following table shows the dollar amounts of contributions, earnings, withdrawals, distributions and the aggregate balances of the NEOs’ deferred benefit accounts under the First Merchants Corporation 2011 Executive Deferred Compensation Plan ("EDCP") as of December 31, 2023.

NON-QUALIFIED DEFERRED COMPENSATION IN 2023

Name	Executive Contributions in Last Fiscal Year(1)	Company's Contributions in Last Fiscal Year(1)	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Fiscal Year End
Mark K. Hardwick	$1,351	$0	$4,232	$0	$294,686
Michael J. Stewart	0	0	0	0	39,864
Michele M. Kawiecki	0	0	0	0	11,485
John J. Martin	0	0	0	0	0
Stephan H. Fluhler	22,685	0	(4,117)	0	95,306

(1)Only Messrs. Hardwick and Fluhler made deferrals in the EDCP in 2023.The EDCP also has other participants besides the NEOs. The amounts shown for the NEOs in the Executive contributions in last fiscal year column for the EDCP were either amounts deferred by the NEOs in 2023 or non-elective contributions equal to deferred amounts that were refunded to the NEOs in 2023 under the §401(k) Plan, or both. The amounts shown for the NEOs in the Company’s contributions in last fiscal year column for the EDCP were non-elective contributions equal to matching contributions that were refunded to the NEOs in 2023 under the §401(k) Plan. These matching contributions were reported as compensation to the NEOs in the Summary Compensation Table in the proxy statement for the 2023 annual meeting of shareholders.

CHANGE OF CONTROL AGREEMENTS TABLE

The Company does not have an employment or severance agreement with any of the NEOs.

FMC has a “double trigger” change of control agreement with each of the NEOs that, in general, would provide for a severance payment to the NEO in the event of a change of control of the Company that is followed by a termination or constructive termination of the NEO’s employment within 24 months after the change of control. A "change of control" is defined as an acquisition by any person of 25% or more of FMC’s voting shares, a change in the makeup of a majority of the Board over a 24‑month period, a merger of FMC in which the shareholders before the merger own 50% or less of the Company’s voting shares after the merger, or approval by FMC’s shareholders of a plan of complete liquidation of FMC or an agreement to sell or dispose of substantially all of the Company’s assets. A "constructive termination" is defined as a significant reduction in duties, compensation or benefits or a relocation of the NEO’s office outside the area described in the agreement, unless agreed to by the NEO. No payment would be made under the agreement if the termination was for “cause” (as defined in the change of control agreement) or if the termination was because of the NEO’s death, disability or voluntary retirement, or if the NEO voluntarily terminated employment (unless due to constructive termination).

44 First Merchants Corporation 2024 Proxy Statement

If the two triggering events occur, the agreement provides that the NEO would be entitled, in addition to base salary and incentive compensation accrued through the date of termination, to payment from the Company, or its successor in the event of a purchase, merger or consolidation, of a lump sum severance payment in an amount determined by multiplying the sum of the NEO’s annual base salary as in effect on the date the NEO receives notice of termination and the largest cash incentive plan payment received by the NEO under the SMICP during the two years preceding the date of termination, by the percentage set forth in the agreement (299% for Mr. Hardwick, Mr. Stewart, Ms. Kawiecki, and Mr. Martin, and 150% for Mr. Fluhler). In such event, the NEO’s outstanding stock options would be canceled; and, in lieu thereof, the NEO would receive a lump sum amount equal to the bargain element value of these options, if any. The restrictions on any shares of restricted stock held by the NEO when the two triggering events occurred would also lapse, and the NEO’s unvested benefits under the non-qualified deferred compensation plans would vest. The NEO would also be entitled to outplacement services, reasonable legal fees and expenses incurred as a result of the termination, and life, disability, accident and health insurance coverage until the earlier of two years following the date of termination or the NEO’s 65th birthday. The insurance coverage would be similar to what the NEO was receiving immediately prior to the notice of termination, and the Company would pay the same percentage of the cost of such coverage as it was paying on the NEO’s behalf on the date of such notice.

The following table shows the lump sum severance payment amounts that would have been payable to the NEOs under the change of control agreements if both of the triggering events had occurred on December 31, 2023. The table also shows the bargain element values of the NEOs’ outstanding stock options on that date and the estimated values of their life, disability, accident and health insurance coverages for two years following that date.

CHANGE OF CONTROL AGREEMENTS

Name	Multiplier	Severance Benefit Amount ($)	Bargain Element Values of Outstanding Stock Options	Estimated Values of Insurance Coverages for Two Years ($)
Mark K. Hardwick	299%	3,796,567	—	31,078
Michael J. Stewart	299%	3,144,078	—	24,038
Michele M. Kawiecki	299%	2,133,404	—	32,624
John J. Martin	299%	2,001,614	—	33,134
Stephan H. Fluhler	150%	886,641	—	24,608

The change of control agreements were not entered into in response to any effort to acquire control of the Company, and the Board is not aware of any such effort.

RATIO OF ANNUAL TOTAL COMPENSATION OF CHIEF EXECUTIVE OFFICER TO MEDIAN EMPLOYEE

We are providing the following information about the relationship of the annual total compensation of our median employee and the annual total compensation of Mark K. Hardwick, our Chief Executive Officer (“CEO”) in 2023.

We have identified a new median employee for purposes of calculating the ratio of our CEO’s total annual compensation to that of the median employee. To determine the new median employee, we reviewed our entire employee population as of December 23, 2023. The employee population totaled 2,192 employees after omitting the CEO. We have no employees outside of the U.S., so no adjustments were made to the employee population on that basis.

We used the combination of base salary, overtime, and annual incentive compensation as our consistently applied compensation measure. Compensation was annualized to the end of the fiscal year, including annualizing the pay of permanent employees hired in 2023, as allowed under the ratio rule. Using this methodology, we directly identified our median employee and then determined the median employee’s total compensation at the end of our fiscal year using the Summary Compensation Table items as reflected on page 39. The amount of that compensation was $57,195. The amount of our CEO’s 2023 total compensation (as reflected on page 39) was $1,787,750. Based on this information, and consistent with Item 402(u) of SEC Regulation S-K, the ratio of our CEO’s total annual compensation to that of the median employee was 31:1.

45 First Merchants Corporation 2024 Proxy Statement

PAY VERSUS PERFORMANCE

PAY VERSUS PERFORMANCE TABLE
					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for Principal Executive Officer ($)	Compensation Actually Paid to Principal Executive Officer ($)	Average Summary Compensation Table Total for Non-Principal Executive Officer Named Executive Officers ($)	Average Compensation Actually Paid to Non-Principal Executive Officer Named Executive Officers ($)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(7)	Net Income ($000)	Earnings Per Share ($)(8)
2023(1)	1,787,750	1,692,822(5)	970,092	890,903(6)	101.92	115.64	223,800	3.73
2022(2)	1,868,200	1,849,910	1,028,734	1,013,896	108.22	116.10	222,100	3.81
2021(3)	1,454,487	1,580,952	1,055,798	1,132,355	107.02	124.74	205,500	3.81
2020(4)	1,403,078	1,174,328	666,525	523,527	93.07	91.29	148,600	2.74

(1)In 2023, the Company's Principal Executive Officer ("PEO") was Mark K. Hardwick, and the Company's Non-Principal Executive Officer Named Executive Officers ("Non-PEO NEOs") were Michael J. Stewart, Michele M. Kawiecki, John J. Martin, and Stephan H. Fluhler.

(2)In 2022, the Company's PEO was Mark K. Hardwick, and the Company's Non-PEO NEOs were Michael J. Stewart, Michele M. Kawiecki, John J. Martin, and Stephan H. Fluhler.

(3)In 2021, the Company's PEO was Mark K. Hardwick, and the Company's Non-PEO NEOs were Michael J. Stewart, Michele M. Kawiecki, John J. Martin and Stephan H. Fluhler

(4)In 2020, the Company's PEO was Michael C. Rechin, and the Company's Non-PEO NEOs were Mark K. Hardwick, Michael J. Stewart, John J. Martin and Stephan H. Fluhler

(5)The adjustments made to the Summary Compensation Table "Total" for the Company's Principal Executive Officer are as follows:

Year	Reported Summary Compensation Table Total for Principal Executive Officer ($)	Reported Value of Equity Awards ($) (a)	Equity Award Adjustments ($) (b)	Reported Change in the Actuarial Present Value of Pension Benefits ($) (c)	Pension Benefit Adjustments ($) (d)	Compensation Actually Paid to Principal Executive Officer ($)
2023	1,787,750	(611,040)	522,605	(6,493)	0	1,692,822

(a) The reported value of equity awards represents the grant date fair value of equity awards as reported in the "Stock Awards" column of the Summary Compensation Table for each applicable year.

(b) The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year-End Fair Value of Equity Awards Granted during the Year ($)	Year-Over-Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year-Over-Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2023	704,520	(94,705)	0	(87,210)	0	0	522,605
46 First Merchants Corporation 2024 Proxy Statement

(c) The amounts in this column, if any, represent the amounts reported in "Change in Pension and Nonqualified Deferred Compensation" column of the Summary Compensation Table for each applicable year.

(d) The Service Cost and Prior Service Cost for 2023 is $0 because the First Merchants Corporation Retirement Pension Plan ("Pension Plan") benefit accruals were frozen in such year. In addition, no amendments were made to the Pension Plan for such year that generated a Prior Service Cost base under ASC 715, and therefore, there is no Pension Plan adjustment applicable to Compensation Actually Paid.

(6)The adjustments made to the average of Summary Compensation Table "Total" for the Company's non-PEO NEOs are as follows:

Year	Average Reported Summary Compensation Table Total for Non-Principal Executive Officers	Average Reported Value of Equity Awards ($) (a)	Average Equity Award Adjustments ($) (b)	Average Reported Change in the Actuarial Present Value of Pension Benefits ($) (c)	Average Pension Benefit Adjustments ($) (d)	Average Compensation Actually Paid to Non-Principal Executive Officers ($)
2023	970,092	(265,320)	187,010	(879)	0	890,903

(a) The reported value of equity awards represents the grant date fair value of equity awards as reported in the "Stock Awards" column of the Summary Compensation Table.

(b) The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Average Year-End Fair Value of Equity Awards Granted during the Year ($)	Average Year-Over-Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Average Year-Over-Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Average Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Reflected in Fair Value or Total Compensation ($)	Average Total Equity Award Adjustments ($)
2023	305,910	(62,213)	0	(56,687)	0	0	187,010

(c) The amounts in this column represent the amounts reported in "Change in Pension and Nonqualified Deferred Compensation" column of the Summary Compensation Table.

(d) The Service Cost and Prior Service Cost for 2023 is $0 because the Pension Plan benefit accruals were frozen in such year. In addition, no amendments were made to the Pension Plan for such year that generated a Prior Service Cost base under ASC 715, and therefore, there is no Pension Plan adjustment applicable to Compensation Actually Paid.

(7)The peer group is comprised of the KBW Nasdaq Regional Banking Index.

(8)The Company has determined that Earnings Per Share (net profit available to common shareholders divided by average diluted common shares outstanding) is the most important financial performance measure (that is not otherwise disclosed in the Pay Versus Performance Table above) used to link compensation actually paid to the Company’s NEOs for 2023 to the Company’s performance.

DESCRIPTION OF RELATIONSHIPS AMONG PAY VERSUS PERFORMANCE MEASURES

Relationship Between Compensation Actually Paid and Company and Peer Group Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, the Company’s cumulative TSR over the four most recently completed fiscal years and the Company's peer group TSR over the four most recently completed fiscal years.
47 First Merchants Corporation 2024 Proxy Statement

Relationship Between Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our net income during the four most recently completed fiscal years.

48 First Merchants Corporation 2024 Proxy Statement

Relationship Between Compensation Actually Paid and Earnings Per Share

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Earnings Per Share during the four most recently completed fiscal years.

TABULAR LIST OF MOST IMPORTANT PERFORMANCE MEASURES

The following list presents the financial performance measures for 2023 that the Company considers to be the most important in linking Compensation Actually Paid to its PEO and Non-PEO NEOs to Company performance.

•Earnings Per Share (net profit available to common shareholders divided by average diluted common shares outstanding); and

•Efficiency Ratio (non-interest expense as a percent of adjusted net-interest income and non-interest income, both on a fully taxable equivalent basis, excluding security gains).

VOTING ITEM 2: ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

In accordance with Rule 14A-21(a) under the Securities Exchange Act of 1934, the Company annually includes, in association with its Annual Meeting, a separate, non-binding resolution subject to shareholder advisory vote to approve the compensation of the Company’s NEOs, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and related material in the proxy statement.

The Company’s executive compensation policies and programs are designed to link the interests of the NEOs and the other shareholders by aligning the NEOs’ pay and other financial incentives with the Company’s and their own individual long-term and short-term performance and by increasing their ownership of the Company’s stock. The material elements of these programs are discussed in the Compensation Discussion and Analysis.

At the 2023 Annual Meeting, shareholders voted 95.13% of the shares to approve the NEOs’ compensation. Only 4.86% of the shares were voted against approval, and 0.01% of the shares abstained. The Board and the Compensation and Human Resources Committee considered these results and have concluded that the shareholders support a continuation of the Company’s existing executive compensation policies and programs. The Committee did not make any significant changes in 2023 to the previous year’s policies and programs.
49 First Merchants Corporation 2024 Proxy Statement

We are again asking our shareholders to approve, on an advisory basis, the compensation of the Company’s NEOs, as disclosed and discussed in the Compensation Discussion and Analysis, the compensation tables, and related material in Section VII of this proxy statement, entitled “Compensation of Named Executive Officers,” on pages 29-45. Shareholders are encouraged to consider this information prior to voting on the resolution. While this vote is non-binding, the Board and the Compensation and Human Resources Committee value shareholder opinion as expressed through this vote and will consider it when deciding whether to continue the existing executive compensation philosophy and programs or to make significant changes in the future.

After the upcoming vote in association with the 2024 Annual Meeting, the next following shareholder advisory vote to approve the compensation of the Company’s NEOs will occur in association with the 2025 Annual Meeting.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE FOLLOWING RESOLUTION:

RESOLVED, THAT THE SHAREHOLDERS APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE “COMPENSATION DISCUSSION AND ANALYSIS,” THE COMPENSATION TABLES AND ANY RELATED MATERIAL IN THE PROXY STATEMENT FOR THE 2024 ANNUAL MEETING OF SHAREHOLDERS.

VOTING ITEM 3: VOTE TO APPROVE, ON AN ADVISORY BASIS, THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

In addition to asking for advisory approval of the compensation of the Company's NEOs, we are asking our shareholders, under an SEC rule, to approve on an advisory basis the frequency of advisory votes on executive compensation. By voting on this resolution, shareholders may express their preference for an advisory vote on executive compensation every 1, 2, or 3 years. While this vote is non-binding, the Board and the Compensation and Human Resources Committee value shareholder opinion as expressed through this vote and will consider it when deciding on the frequency of advisory votes on executive compensation.

The Board and the Compensation and Human Resources Committee have carefully considered the options and concluded that the Company would benefit from the additional shareholder input provided through annual votes on executive compensation; and they are therefore recommending that shareholders vote "one year" in advising on the frequency of votes on executive compensation.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "1 YEAR" IN ADVISING ON THE FREQUENCY OF SHAREHOLDER VOTES ON EXECUTIVE COMPENSATION.

VOTING ITEM 4: PROPOSAL TO APPROVE THE FIRST MERCHANTS CORPORATION 2024 LONG-TERM EQUITY COMPENSATION PLAN

On February 6, 2024, the Board adopted the First Merchants Corporation 2024 Long-Term Equity Incentive Plan (the “2024 LTEIP”), subject to shareholder approval. The 2024 LTEIP is intended to serve as the successor to the 2019 Long-Term Equity Incentive Plan (the “2019 LTEIP”). In addition to the 2019 LTEIP, stock options granted to certain officers and other management employees under the Company’s 2009 Long-Term Equity Incentive Plan (the “2009 LTEIP”) and the Level One Bancorp, Inc. 2007 Stock Option Plan (which was assumed by the Company in the Level One merger) (the “Level One Plan” and, together with the 2019 LTEIP and the 2009 LTEIP, collectively, the “Existing Incentive Plans”) currently remain outstanding. As of March 1, 2024, there were approximately 475,617 shares of our common stock subject to outstanding awards under the Existing Incentive Plans (90,075 shares that are to be issued upon exercise of stock options and 385,542 shares of restricted stock). As of such date, there were approximately 674,950 shares of our common stock reserved and available for future awards under the Existing Incentive Plans. However, no awards of restricted stock or stock options have been made under the 2009 LTEIP or the Level One Plan since May 5, 2019 and April 1, 2022, respectively. In addition, no additional awards of restricted stock or stock options may be made under the 2019 LTEIP after May 7, 2024. In adopting the 2024 LTEIP, the Board has determined that any Awards granted under the 2019 LTEIP after March 1, 2024, will reduce the number of shares available under the 2024 LTEIP.

50 First Merchants Corporation 2024 Proxy Statement

The 2024 LTEIP has been designed to promote the interests of First Merchants and its shareholders by providing stock-based incentives to participating employees who are expected to contribute materially to the success of the Company and its subsidiaries. The 2024 LTEIP provides a means of rewarding employee performance while encouraging participants to own First Merchants stock. First Merchants believes the 2024 LTEIP will assist its efforts to attract and retain quality employees. The 2024 LTEIP will be effective upon approval by the shareholders of First Merchants.

The summary below of the key features of the 2024 LTEIP is subject to the specific provisions contained in the full text of the 2024 LTEIP set forth in Appendix A.

IMPORTANT GOVERNANCE FEATURES AND PRACTICES

The 2024 LTEIP includes numerous provisions that the Compensation and Human Resources Committee and the Board of Directors believe promote best practices by reinforcing the alignment between equity compensation arrangements for officers and employees with the interests of shareholders. Those provisions include, but are not limited to, the following:
51 First Merchants Corporation 2024 Proxy Statement

Feature/Practice	Description
Plan Duration	The 2024 LTEIP will terminate on May 7, 2029 (which will result in it being in effect for five (5) years, if approved by shareholders), unless terminated earlier by the Board.
No Repricing or Cash Buyouts Without Shareholder Approval	Without shareholder approval, no stock option may be (i) amended to decrease the exercise price, (ii) cancelled in exchange for a new option with a lower exercise price, or (iii) purchased by First Merchants for cash if the current fair market value of the common shares underlying the stock option is lower than the exercise price per share of the stock option, except in connection with a recapitalization, stock split, stock dividend or similar event.
No Liberal Share Recycling	We do not allow shares of common stock to be added back to the 2024 LTEIP reserve for future grants in the following circumstances: (i) shares tendered as payment for a stock option exercise price; (ii) shares withheld to cover taxes; (iii) shares that have been repurchased by First Merchants using stock option exercise proceeds; and (iv) stock-settled awards where only the actual shares delivered with respect to an award are counted against the 2024 LTEIP reserve.
Minimum Vesting Requirement	The 2024 LTEIP will require a one-year minimum vesting period for each award, subject to accelerated vesting in the case of death, disability or a change of control of First Merchants.
Dividends	The 2024 LTEIP prohibits the payment of dividends on unvested awards until the award vests.
Limitations on Accelerated Vesting	As discussed above and below, vesting will be accelerated in the case of death, disability and a change of control (subject to the double trigger requirement). The Compensation and Human Resources Committee may not otherwise accelerate vesting.
No Liberal Change in Control Definition	“Change of Control” under the 2024 LTEIP includes the following events: (i) acquisition of thirty percent (30%) or more of the combined voting power of First Merchants outstanding securities; (ii) a change of a majority of the members of the Board were not directors of First Merchants for at least the twenty-four (24) preceding months; (iii) consummation of a merger or consolidation of First Merchants with any other corporation, other than where First Merchants is the surviving entity; or (iv) a complete liquidation or a sale or disposition of all or substantially all of First Merchants’ assets.
Double Trigger Change in Control Vesting	In general, a Change of Control will not automatically trigger vesting of awards unless participants also experience a termination of employment without cause or resign on account of a “constructive termination” within two years following a change in control.
Clawback	Awards to the executive officers of First Merchants will be subject to First Merchants’ Clawback Policy, which provides for the recoupment of certain compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws. By accepting an award, a participant is agreeing to be bound by First Merchants’ Clawback Policy, as currently in effect or as may be restated and/or modified from time to time by First Merchants in its discretion (including, without limitation, to comply with applicable law or stock exchange listing requirements), or any similar policy adopted by First Merchants that is applicable to such participant.
No Tax Gross-Ups	The 2024 LTEIP does not provide for any tax gross-ups.
Material Amendments Require Shareholder Approval	We must obtain shareholder approval for material plan changes, including increasing the number of shares authorized for issuance, materially modifying participation requirements, and changing the restrictions on repricing.
Independent Administration	The 2024 LTEIP is administered by our Compensation and Human Resources Committee, which is composed entirely of “independent directors” within the meaning of Nasdaq requirements and “non-employee directors” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended.
No Evergreen Provision	The 2024 LTEIP does not contain an “evergreen” feature that automatically replenishes the shares available for future grants under the 2024 LTEIP.
No Automatic Grants or Reload Grants	The 2024 LTEIP does not provide for “reload” or other automatic grants to any participant.
No Hedging or Pledging by Directors and Officers	First Merchants prohibits its directors and officers from engaging in short sales or hedging against a possible decrease in the market value of First Merchants stock. First Merchants also prohibits directors and officers from pledging their shares as collateral for loans.
52 First Merchants Corporation 2024 Proxy Statement

Key Data Relating to Outstanding Equity Awards and Shares Available

The following table includes information relating to outstanding equity awards and shares available for future awards under the Existing Incentive Plans and the 2019 Equity Compensation for Non-Employee Directors (the "2019 Director Plan") as of March 1, 2024 (and without giving effect to approval of the 2024 Equity Compensation Plan for Non-Employee Directors (the "2024 Director Plan") or the 2024 LTEIP under this Proposal):

Existing Incentive Plans
Total shares underlying outstanding stock options	90,075
Weighted-average exercise price of outstanding stock options	$20.21
Weighted-average remaining contractual life of outstanding stock options	1.75
Total shares underlying outstanding unvested full value awards (RSAs)	472,793
Weighted-average grant date fair value of outstanding unvested full value awards (RSAs)	$38.07
Total shares currently available for grant	1,047,376

In adopting the 2024 LTEIP and the 2024 Director Plan, the Board has determined that any awards granted under the 2019 LTEIP or the 2019 Director Plan after March 1, 2024, will reduce the number of shares available under the 2024 LTEIP or the 2024 Director Plan, as applicable..

SUMMARY OF THE 2024 LTEIP

Administration of the 2024 LTEIP; Term and Termination. The Compensation and Human Resources Committee will administer the 2024 LTEIP. The Committee is composed entirely of “independent directors” as defined under the Nasdaq Listing Rules and “non-employee directors” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The Committee has the authority, subject to the terms of the 2024 LTEIP, to: (i) select the employees who will receive awards, (ii) grant awards, (iii) determine the types and sizes of awards to be granted to employees, (iv) determine the terms, conditions, vesting periods (subject to the minimum vesting requirements), and restrictions applicable to awards, (v) adopt, alter, and repeal administrative rules and practices governing the 2024 LTEIP, (vi) interpret the terms and provisions of the 2024 LTEIP and any awards granted under the 2024 LTEIP, (vii) prescribe the forms of any award agreements or other instruments relating to awards, and (viii) otherwise supervise the administration of the 2024 LTEIP. The Committee may delegate any of its authority to any other person or persons that it deems appropriate with respect to awards granted to employees who are not officers of First Merchants.

The 2024 LTEIP will continue until May 7, 2029, after which no awards may be issued under the 2024 LTEIP. However, the Board may suspend or terminate the 2024 LTEIP at any time or make such amendments to the 2024 LTEIP as it deems advisable; except that no such amendment may be made without the approval of First Merchants’ shareholders if required to satisfy Nasdaq Stock Market Rules or any applicable federal or state law or regulation.

Stock Available under the 2024 LTEIP. The aggregate number of common shares that may be subject to awards granted under the 2024 LTEIP in any fiscal year shall be limited to 300,000, as adjusted pursuant to the “Adjustments” paragraph below. The aggregate number of common shares that may be issued under the 2024 LTEIP upon the exercise of incentive stock options, as described in the 2024 LTEIP and under Internal Revenue Code Section 422, is 1,400,000, subject to the “Adjustments” paragraph below.

The aggregate market value of the shares of First Merchants common stock that would be available for the grant of awards under the 2024 LTEIP is not determinable. However, based on the market price of First Merchants common stock as of March 1, 2024, the shares that would be available for the grant of awards in a fiscal year under the 2024 LTEIP had an aggregate market value of $9,828,000.
53 First Merchants Corporation 2024 Proxy Statement

Adjustments. In the event of a change in First Merchants’ common stock through merger, consolidation, reorganization, recapitalization or similar transaction, or in the event of a stock split, stock dividend or distribution to shareholders (other than normal cash dividends), spin-off or any other change in First Merchants’ corporate structure, the Compensation and Human Resources Committee is authorized to adjust the number and class(es) of shares that may be issued under the 2024 LTEIP, the aggregate number of shares that may be issued under the 2024 LTEIP upon the exercise of incentive stock options, the number and class(es) of shares subject to outstanding awards, the exercise price applicable to outstanding awards, and the fair market value of shares and other value determinations applicable to outstanding awards, as appropriate.

Eligibility. Employees of First Merchants and its subsidiaries selected by the Compensation and Human Resources Committee to participate in the 2024 LTEIP are eligible to receive restricted stock and stock option awards. While the total number of employees who will be eligible to receive awards under the 2024 LTEIP is not determinable, the Committee made awards under the existing long-term equity incentive plan, which this Plan is intended to replace, to 123 employees of First Merchants and its subsidiaries (including each of the NEOs) on August 2, 2023.

Types of Awards. The awards under the 2024 LTEIP may consist of restricted stock, “incentive stock options” as defined in Internal Revenue Code Section 422 and the regulations thereunder, and/or non-qualified stock options. Awards may be granted singly or in combination or tandem with other awards. They may also be granted in replacement of, or in substitution for, other awards granted by First Merchants, whether or not such other awards were granted under the 2024 LTEIP. The Compensation and Human Resources Committee has the authority, subject to the terms of the 2024 LTEIP, to select the employees who will receive awards and to determine the types and amounts of the awards and the terms, conditions and restrictions applicable thereto. In general, participants may not transfer or assign awards granted under the 2024 LTEIP other than by will, pursuant to the laws of descent and distribution, or pursuant to a qualified domestic relations order.

Incentive stock options may only be awarded to employees. The exercise price for incentive stock options must be not less than the fair market value of the shares (the closing price as recorded by Nasdaq) on the date of the grant (110% of the fair market value for 10% shareholders). Incentive stock options cannot be exercisable for longer than 10 years after the date of the grant (5 years for 10% shareholders). The aggregate fair market value (determined at the time the option is granted) of the shares with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year under all such plans of First Merchants and its affiliated companies cannot exceed $100,000. Incentive stock options may only be transferred or assigned by will or pursuant to the laws of descent and distribution.

Payment of Exercise Price and Tax Withholding Obligation. In general, the Committee may permit a participant to pay the exercise price for a stock option and/or the participant’s tax withholding obligation associated with an award in cash, by the transfer of shares of First Merchants common stock, by the surrender of all or part of an award (except for incentive stock options), or by a combination of these methods.

Participant’s Retirement, Death, Disability or Other Termination of Employment. In general, if a participant retires, terminates employment due to disability (as defined in the 2024 LTEIP) or dies, he or she (or his or her executor, personal representative or beneficiary, in the case of the participant’s death) will continue to have the right to exercise all stock option awards (if entitled to do so at the time of retirement, termination due to disability or death) for the remainder of the exercise period. With certain exceptions set forth in the 2024 LTEIP, upon any other termination of employment, a participant may exercise all stock option awards (if entitled to do so at the time of termination) for a period of thirty (30) days after the date of termination. In general, incentive stock options may be exercised as such for three (3) months following retirement or for 1 year following the date of termination due to disability or death, after which they may be exercised as non-qualified stock options for the remainder of the exercise period. If a participant terminates employment due to disability or dies, all restrictions on the participant’s restricted stock awards will lapse as of the date of such termination or death. If a participant retires, his or her restricted stock awards will continue to be subject to the restrictions until they expire according to their terms. Upon any other termination of employment, a participant’s restricted stock awards will be forfeited as of the date of termination unless the restrictions have lapsed prior to such date.
54 First Merchants Corporation 2024 Proxy Statement

Termination and Amendment. The Board may amend, suspend or terminate the 2024 LTEIP at any time, but if an amendment would constitute a material amendment requiring shareholder approval under applicable listing requirements, laws or regulations, then such amendment will be subject to shareholder approval. The Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by the shareholders, no stock option may be (i) amended to decrease the exercise price, (ii) canceled in exchange for a new option with a lower exercise price, or (iii) purchased by First Merchants for cash if the current Fair Market Value of the common shares underlying the stock option is lower than the exercise price per share of the stock option. Unless terminated earlier by the Board of Directors, the 2024 LTEIP shall automatically terminate at the end of the business day on May 7, 2029. No Awards may be issued under the 2024 LTEIP while it is suspended or after it is terminated.

Prohibition on Repricing. As indicated above under “Termination and Amendment” above, outstanding stock options cannot be repriced, directly or indirectly, without shareholder approval. The exchange of an “underwater” stock option (i.e., an award having an exercise price in excess of the current market value of the underlying stock) for another award or for a cash payment would be considered an indirect repricing and would, therefore, require shareholder approval.

Clawback. Awards granted to the executive officers of First Merchants under the 2024 LTEIP are, and awards granted to other participants may be, subject to First Merchants’ Clawback Policy, which provides for the recoupment of certain compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws. By accepting an award, a participant is agreeing to be bound by First Merchants’ Clawback Policy, as currently in effect or as may be restated and/or modified from time to time by First Merchants in its discretion (including, without limitation, to comply with applicable law or stock exchange listing requirements), or any similar policy adopted by First Merchants that is applicable to such participant. Any right of recoupment under the Clawback Policy or any other similar policy is in addition to, and not in lieu of, any other legal remedies available to First Merchants.

Minimum Vesting Requirements. Vesting periods under the 2024 LTEIP will be established by the Committee. However, the minimum vesting period of each award shall be one (1) year. The minimum vesting period of an award shall only be accelerated in the event of death or disability or as a result of a change of control (as discussed below).

Rights as a Shareholder. A participant does not have rights as a shareholder to receive dividends with respect to shares covered by an award until the date of issuance of a certificate to the participant and, if payment is required, only after such shares are fully paid. Recipients are able to vote the shares covered by an award following grant.

Treatment of Awards upon a Change of Control. In the event of a “Change of Control” of First Merchants (as defined on the 2024 LTEIP), if within two (2) years after the effective date of the Change of Control, a participant’s employment with First Merchants or a subsidiary is terminated by the company other than for cause, death, disability or retirement (at the request of the participant) or the participant resigns on account of a “constructive termination,” then (i) all outstanding stock options will become fully exercisable as of the date of termination, and (ii) all restrictions and conditions applicable to restricted stock awards and other stock awards shall be deemed to have been satisfied as of the date of termination.

Additional Provisions Applicable to Executive Officers. The 2024 LTEIP requires executive officers to hold 25% of all “net shares” (defined as the number of shares issued to the executive officer under an award after subtracting the number of shares, if any, transferred or surrendered by the executive officer to pay the exercise price of a stock option and/or to pay any withholding taxes associated with the award) issued to the executive officer under the 2024 LTEIP, including both restricted stock awards and shares issued upon the exercise of stock options, until the earlier of (i) the date of the executive officer’s death, retirement or other termination of employment, or (ii) the date of termination following a change of control. In addition, the 2024 LTEIP includes a guideline stating that executive officers who are selected as participants in the 2024 LTEIP should acquire and hold shares of First Merchants common stock equal in value to at least 100% of their then current annual salary within six (6) years after first being selected to participate in the 2024 LTEIP. However, this guideline does not constitute a condition, restriction or risk of forfeiture applicable to any award made to an executive officer under the 2024 LTEIP.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES UNDER THE 2024 LTEIP

The following is a brief summary of federal income tax consequences to participants and First Merchants relative to the 2024 LTEIP. The summary is not intended to be exhaustive and does not discuss the income tax laws of a state, local or other jurisdiction which may be applicable to a participant. The consequences of transactions depend on a variety of factors, including a participant’s tax status.
55 First Merchants Corporation 2024 Proxy Statement

In general, there are no federal income tax consequences to the recipient or to First Merchants upon the grant or exercise of an incentive stock option. If the recipient holds the shares purchased though the exercise of an incentive stock option for more than one (1) year after the exercise date and two (2) years after the option was granted (the “holding period”), the recipient will be eligible upon selling the shares for long-term capital gain treatment on any excess in the amount of the sale price over the option price. First Merchants will not receive an income tax deduction in the event the recipient disposes of the shares after completion of the holding period. However, if the recipient sells the shares before the expiration of the holding period, the recipient will have made a “disqualifying disposition” and will realize ordinary income on the date of sale equal to the difference between the option price and the fair market value of the shares on the exercise date. The balance of the recipient’s gain, if any, on the sale of the shares is subject to capital gains treatment. First Merchants will receive an income tax deduction in the same amount and at the same time as the recipient realizes ordinary income.

The recipient of a non-qualified stock option will realize ordinary income upon exercising the option, equal to the difference between the option price and the fair market value on the exercise date of the shares purchased. First Merchants will receive an income tax deduction in the same amount and at the same time as the recipient realizes ordinary income. Upon the subsequent sale of any such shares by the recipient, any appreciation or depreciation in the value of the shares after the exercise date will be treated as a capital gain or loss.

In general, a recipient will not realize income on the date of an award of restricted stock, nor will First Merchants be entitled to a deduction at that time. The recipient will realize ordinary income in an amount equal to the fair market value of the awarded shares at the time the restrictions lapse on such shares, and First Merchants will be entitled to a corresponding income tax deduction. Dividends paid to recipients prior to the lapse of restrictions will be treated as compensation, which is taxed as ordinary income to the recipient and deductible as such by First Merchants.

The ability of First Merchants to receive an income tax deduction related to certain executive officers may be limited by Section 162(m) of the Internal Revenue Code if such compensation exceeds $1 million.

NEW PLAN BENEFITS

The 2024 LTEIP gives the Compensation and Human Resources Committee discretion to determine which executive officers and employees of First Merchants and its subsidiaries will receive awards under the 2024 LTEIP. Because of this discretion element, it is not possible at present to specify the persons to whom awards will be granted in the future or the amounts and types of individual grants. However, it is anticipated that, among others, all NEOs of First Merchants will receive restricted stock awards under the 2024 LTEIP. While the benefits or amounts that would have been received by, or allocated to, those persons for the last completed fiscal year if the 2024 LTEIP had been in effect cannot be determined, see the Grants of Plan-Based Awards Table on page 41 for a description of the equity awards made to our NEOs during the year ended December 31, 2023 under our existing incentive plans.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information as of March 1, 2024 with respect to compensation plans under which equity securities of First Merchants are authorized for issuance. It does not include information concerning equity securities that may be authorized for issuance under the 2024 LTEIP or the First Merchants Corporation Equity Compensation Plan for Non-Employee Directors (see description on pages 67-70) and the First Merchants Corporation 2024 Employee Stock Purchase Plan (see description on pages 57-60), both of which plans are also being presented for approval at the Annual Meeting.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuances under equity compensation plan
Equity compensation plans approved by shareholders	90,075	$20.21	674,950
Equity compensation plans not approved by shareholders	—	—	—
Total	90,075	$20.21	674,950
56 First Merchants Corporation 2024 Proxy Statement

SHAREHOLDER VOTE REQUIRED TO APPROVE THE FIRST MERCHANTS CORPORATION 2024 LONG-TERM EQUITY INCENTIVE PLAN

The 2024 LTEIP will be approved if it receives the favorable vote of a majority of the shares present and voting at the Annual Meeting. Abstentions and broker non-votes will be considered neither a vote “for” nor “against.”

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THE FIRST MERCHANTS CORPORATION 2024 LONG-TERM EQUITY INCENTIVE PLAN.

VOTING ITEM 5: PROPOSAL TO APPROVE THE FIRST MERCHANTS CORPORATION 2024 EMPLOYEE STOCK PURCHASE PLAN

On February 6, 2024, the Board adopted the First Merchants Corporation 2024 Employee Stock Purchase Plan (the “2024 ESPP”), subject to shareholder approval. The 2024 ESPP is intended to serve as the successor to the 2019 Employee Stock Purchase Plan (the “2019 ESPP”). The purpose of the 2024 ESPP is to provide eligible employees of First Merchants and its subsidiaries the opportunity to purchase shares of First Merchants common stock through quarterly offerings at a slightly discounted price using payroll deductions. The Board believes that the 2024 ESPP will incentivize employees to purchase First Merchants stock and, therefore, participation will more closely align their interests with those of other shareholders. The 2024 ESPP is intended to qualify as an employee stock purchase plan under Internal Revenue Code Section 423. It has an effective date of July 1, 2024. In adopting the 2024 ESPP, the Board determined that shares available under the 2019 ESPP will not roll over to the 2024 ESPP.

The summary below of the key features of the 2024 ESPP is subject to the specific provisions contained in the full text of the 2024 ESPP set forth in Appendix B.

KEY FEATURES OF THE 2019 ESPP

Effective Date:	July 1, 2024, subject to approval at the Annual Meeting.
Tax Code Qualification:	The 2024 ESPP is intended to qualify as an “employee stock purchase plan” under Internal Revenue Code Section 423.
Purchase Price Limitation:
In no event will the purchase price be less than the lesser of (a) 85% of the fair market value of First Merchants common stock on the first day of the offering period (the option grant date), and (b) 85% of the fair market value of First Merchants common stock on the last day of the offering period (the option exercise date).

Offering Periods and Limitations:
The 2024 ESPP provides for a series of quarterly offering periods. While the Compensation and Human Resources Committee has the authority to change the duration and/or frequency of offering periods, in no event may any option granted under the 2024 ESPP be exercisable more than twenty-seven (27) months from its grant date.

Shares Authorized:	1,200,000 shares (approximately 2.0% of outstanding shares) over five (5) years, subject to automatic adjustment in the event of a stock split, stock dividend, recapitalization or similar event.
Annual Investment Limitation:
No participant will be allowed to purchase more than $25,000 in fair market value of First Merchants common stock under the 2024 ESPP (together with purchases under any other similar stock purchase plans maintained by First Merchants or its affiliates) for any one calendar year.

Plan Termination:	June 30, 2029, unless terminated earlier by the Board.
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SUMMARY OF THE 2024 ESPP

Administration of the 2024 ESPP; Term and Termination. The Compensation and Human Resources Committee, which is composed entirely of “independent directors,” as defined in the Nasdaq Stock Market Rules, will administer the 2024 ESPP. The Committee has the authority, subject to the terms of the 2024 ESPP, to prescribe rules and regulations for the administration of the 2024 ESPP and interpret its provisions. The 2024 ESPP will continue until June 30, 2029, or, if earlier, until all of the stock allocated to the 2024 ESPP has been purchased. However, the Board may terminate the 2024 ESPP at any time or make such amendments to the 2024 ESPP as it deems advisable; except that no such amendment may be made without the approval of First Merchants’ shareholders if it would materially (1) increase the benefits accruing to Plan participants, (2) modify the requirements as to eligibility for participation in the 2024 ESPP, (3) increase the number of shares which may be issued under the 2024 ESPP (except as described in the next paragraph), (4) increase the cost of the 2024 ESPP to First Merchants, or (5) alter the allocation of Plan benefits among participants.

Stock Available under the 2024 ESPP. Subject to shareholder approval, an aggregate of 1,200,000 shares of First Merchants common stock will be reserved for issuance pursuant to the 2024 ESPP over a five (5) year period ending on June 30, 2029. The stock to be issued would be obtained by First Merchants by authorized purchases on the open market or from private sources, or by issuing authorized but unissued shares of stock. In the event of a change in the common stock through recapitalization, merger, consolidation, stock dividend or split, combination or exchanges of shares or otherwise, the Compensation and Human Resources Committee has the authority to make such equitable adjustments in the 2024 ESPP and the then outstanding shares as it deems necessary and appropriate including, but not limited to, changing the number of shares of common stock reserved under the 2024 ESPP and the price of the current offering. If the number of shares of common stock that participants become entitled to purchase under the 2024 ESPP is greater than the number of shares available, the available shares will be allocated by the Committee among the participants in such manner as it deems fair and equitable.

Eligibility. All employees of First Merchants and its participating subsidiaries are eligible to participate in the 2024 ESPP, beginning on the first day of the calendar quarter after the employee completes an “introductory period” (generally, 90 calendar days of employment). At the present time, there are approximately 2,100 employees who would be eligible to participate in the 2024 ESPP.

Offering Periods. The 2024 ESPP provides a series of 3-month offering periods, commencing on the first day and ending on the last trading day of each calendar quarter, for purchase of First Merchants common stock by participating employees. The Compensation and Human Resources Committee has the authority to change the duration and/or frequency of the offering periods. However, in no event shall any option granted under the 2024 ESPP be exercisable more than twenty-seven (27) months from its grant date.

Participation; Payroll Deductions. Eligible employees may participate in the 2024 ESPP by authorizing a payroll deduction for such purpose prior to the beginning of an offering period. The Compensation and Human Resources Committee may, on a nondiscriminatory basis, establish a maximum percentage of compensation that a participant may apply to the purchase of stock under the 2024 ESPP; and it may suspend an offering at any time if it determines that such action is required by law or is in First Merchants’ best interests. First Merchants will establish payroll deduction accounts for all funds received or held under the 2024 ESPP, on which interest will accrue for the benefit of participants unless otherwise determined by the Committee. Subject to the rules established from time to time by the Committee, (1) participants who do not discontinue or change their rate of payroll deductions will continue to participate in the 2024 ESPP at the originally elected rate throughout the offering period and future offering periods, (2) participants will be allowed to increase or decrease their rate of payroll deductions as of the beginning of any offering period, and (3) participants will be allowed, at any time during an offering period, to discontinue payroll deductions and withdraw the entire balance of their account, if any, and thereby withdraw from participation in an offering. In the event of a participant’s death, retirement or termination of employment, his or her participation in any offering under the 2024 ESPP shall cease.

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Purchase of Shares; Limitations; Price. At the end of each offering period, the balance of each participant’s payroll deduction account will be applied towards the purchase of the largest number of full shares of First Merchants common stock possible, at a price equal to 85% of the average of the closing prices for the stock on each trading day during the offering period, as reported by Nasdaq; provided, however, in no event will this price be less than the lesser of (1) 85% of the closing price of the stock, as reported by Nasdaq, on the first day of the offering period, or (2) 85% of the closing price of the stock, as reported by Nasdaq, on the last day of the offering period. No participant will be allowed to purchase more than $25,000 in fair market value (determined as the closing price of the stock, as reported by Nasdaq, on the last day of the offering period for which the purchase right is granted) of First Merchants common stock under the 2024 ESPP, and any other stock purchase plan maintained by First Merchants or a parent or subsidiary of First Merchants that is qualified under Internal Revenue Code Section 423, for any one calendar year. No fractional shares may be purchased under the 2024 ESPP. Any balance remaining in a participant’s payroll deduction account at the end of an offering period after the purchase of First Merchants common stock shall be held in the account and applied to the purchase of shares under the next offering, unless the participant withdraws from, elects not to participate in, or is ineligible to participate in the next offering, in which case such balance shall be paid to the participant.

Stock Accounts; Transfer of Interests. A book entry account will be established in each participant’s name. Each participant will be the beneficial owner and will have all rights of beneficial ownership in the First Merchants common stock purchased under the 2024 ESPP and credited to the participant’s stock account. First Merchants or its nominee will retain custody of the stock purchased under the 2024 ESPP until the participant requests that it be sold, transferred or delivered. A participant may request that a stock certificate, representing all or part of the shares of stock credited to his or her account, be issued and delivered to the participant at any time. The 2024 ESPP restricts the right of participants to transfer interests, options, rights or benefits arising under the 2024 ESPP. However, there are no restrictions upon the resale of shares issued to or for the benefit of participants under the 2024 ESPP.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES UNDER THE 2024 ESPP

The following is a brief summary of federal income tax consequences to participants and First Merchants relative to the 2024 ESPP. The summary is not intended to be exhaustive and does not discuss the income tax laws of a state, local or other jurisdiction which may be applicable to a participant. The consequences of transactions depend on a variety of factors, including a participant’s tax status.

The 2024 ESPP is intended to qualify as an “employee stock purchase plan” under Internal Revenue Code Section 423. Amounts withheld for the purchase of stock under the 2024 ESPP will be taxed as if the amounts were paid directly to the participants. However, neither the grant nor the exercise of purchase rights on behalf of a participant under the 2024 ESPP will cause any federal income tax consequences to the participant or First Merchants. Taxable income is not recognized until the participant sells or otherwise disposes of the shares acquired under the 2024 ESPP. If the participant holds the shares purchased pursuant to the 2024 ESPP for more than one year after the purchase date of the shares and more than two years after the first day of the offering period for the shares (the “holding period”), upon selling or disposing of the shares the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (1) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for the shares, or (2) 15% of the fair market value of the shares at the beginning of that offering period. Any additional gain will be taxed as a long-term capital gain. First Merchants will not receive an income tax deduction with respect to such sale or disposition. If the participant sells or disposes of the shares prior to the completion of the holding period, then the participant will realize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date for the shares exceeded the purchase price paid for the shares, and First Merchants will receive an income tax deduction for such year in the same amount. The participant will also recognize a capital gain to the extent the amount realized upon the sale of the shares exceeds the sum of the aggregate purchase price for the shares and the ordinary income realized in connection with their acquisition.

The ability of First Merchants to receive an income tax deduction related to compensation paid to certain executive officers may be limited by Section 162(m) of the Internal Revenue Code if such compensation exceeds $1 million.

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NEW PLAN BENEFITS

The 2024 ESPP will not become effective until July 1, 2024, and then only if it is approved by First Merchants’ shareholders. Therefore, no purchase rights have been granted or shares of common stock issued under the 2024 ESPP. As of March 1, 2024, the closing price of First Merchants common stock was $32.76. Since benefits under the 2024 ESPP are dependent on the fair market value of First Merchants common stock as of various future dates and individual participants’ elections, it is not possible to determine the benefits that will be received by participants under the 2024 ESPP, including NEOs who elect to participate.

EQUITY COMPENSATION PLAN INFORMATION

The Table on page 53 presents information as of March 1, 2024 with respect to compensation plans under which equity securities of First Merchants are authorized for issuance. It does not include information concerning equity securities that may be authorized for issuance under the 2024 ESPP, or the First Merchants Corporation 2024 Long-Term Equity Incentive Plan (see description on pages 50-56) and the First Merchants Corporation Equity Compensation Plan for Non-Employee Directors (see description on pages 67-70), both of which plans are also being presented for approval at the Annual Meeting.

SHAREHOLDER VOTE REQUIRED TO APPROVE THE FIRST MERCHANTS CORPORATION 2024 EMPLOYEE STOCK PURCHASE PLAN

The 2024 ESPP will be approved if it receives the favorable vote of a majority of the shares present and voting at the Annual Meeting. Abstentions and broker non-votes will be considered neither a vote “for” nor “against.”

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THE FIRST MERCHANTS CORPORATION 2024 EMPLOYEE STOCK PURCHASE PLAN.

VOTING ITEM 6: PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION GIVING SHAREHOLDERS THE ABILITY TO AMEND THE COMPANY'S BYLAWS

The Company’s Articles of Incorporation do not allow shareholders to amend the Company’s Bylaws. This position reflects the default under the Indiana Business Corporation Law (the “IBCL”), which reserves the exclusive authority to amend bylaws to a corporation’s board. Our Board, upon the recommendation of its Nominating and Governance Committee and after its review, has approved, and recommends that the shareholders approve, an amendment to the Company’s Articles of Incorporation to give shareholders the ability to amend the Company’s Bylaws (except as otherwise expressly prohibited by the Articles or Bylaws). Specifically, our Board has proposed that Article X of the Articles of Incorporation should be amended to read as follows (with the text of such amendment being indicated by underlining):

ARTICLE X
Amendments

These Articles of Incorporation may be amended at any time, subject to the provisions of this Article, by the affirmative vote of a majority of the outstanding shares of stock of the Corporation entitled to vote on such amendment. No amendment shall be adopted which shall repeal, modify, amend, alter or diminish in any way the provisions of Article V, Section 1 of Article VII, Section 4 of Article IX, Section 11 of Article IX, Section 12 of Article IX, or this Article X without the affirmative vote of three-fourths (3/4) of the outstanding shares of stock of the Corporation entitled to vote on such amendment.

The Bylaws of the Corporation may be amended as provided herein and therein except that no amendment shall in any way repeal, modify, amend, alter or diminish the provisions of this Article or the other provisions of the Articles of Incorporation referenced in this Article. Without limiting the foregoing, except as expressly provided herein or therein, any provision of the Bylaws of the Corporation may be altered, amended or repealed by an affirmative vote of a majority of the votes entitled to be cast by the shareholders of the Corporation, on such matter, at any meeting of such shareholders.

60 First Merchants Corporation 2024 Proxy Statement

As part of its ongoing review of corporate governance matters, the Board, taking into consideration the views and recommendation of its Nominating and Governance Committee, considered the advantages and disadvantages of maintaining the Indiana default position that reserves the exclusive right to amend the bylaws of a corporation to its board. The Board believes it is important to maintain shareholder confidence by demonstrating that the Board is responsive and accountable to shareholders and committed to strong corporate governance. This requires the Board to carefully balance sometimes competing interests. In this regard, the Board gave considerable weight to shareholder feedback supporting the ability of shareholders to amend the Company’s Bylaws. The Board also considered that, even if shareholders have the authority to amend the Bylaws, the Company has appropriate safeguards to protect the interests of all shareholders and discourage a single shareholder or special interest group of shareholders, with no fiduciary duties to other shareholders, from taking actions that may negatively impact the long-term value of the Company’s common stock. These include other provisions of the Company’s Articles of Incorporation and Bylaws, as well as certain provisions of the IBCL.

After balancing these interests, the Board has decided to submit this proposal to allow shareholders holding a majority of the Company’s issued and outstanding common stock to amend the Company’s Bylaws except as otherwise expressly prohibited by the Articles or Bylaws.

SHAREHOLDER VOTE AND RELATED IMPACT

Required Vote to Approve

The amendment to Article X of the Company’s Articles of Incorporation giving shareholders the ability to amend the Company’s Bylaws will be adopted if this proposal receives the affirmative vote of seventy-five percent (75%) of the Company’s outstanding common shares. As a result, abstentions and broker nonvotes will have the practical effect of a vote “AGAINST” the proposal.

Effectiveness of Amendment; Conforming Amendments to Bylaws

If the amendment is approved by the shareholders, it will become effective upon the filing of articles of amendment to our Articles of Incorporation with the Secretary of State of the State of Indiana, which we expect to occur promptly following shareholder approval of the proposal. Further, if the proposed amendment is approved by shareholders, conforming amendments will be made to the Company’s Bylaws to reflect that shareholders holding a majority of the Company’s issued and outstanding common stock shall have the right to amend them except as expressly provided therein or in the Company’s Articles.

Failure to Approve

If this proposal is not approved by our shareholders, Article X of the Articles of Incorporation will not be amended and the default position under the IBCL, reserving authority to amend our Bylaws solely to our Board, will remain in effect.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSED AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION GIVING SHAREHOLDERS THE ABILITY TO AMEND THE COMPANY’S BYLAWS.

VOTING ITEM 7: PROPOSAL TO APPROVE AMENDMENTS TO THE COMPANY'S ARTICLES OF INCORPORATION TO PROVIDE FOR A PHASED-IN DECLASSIFICATION OF THE COMPANY'S BOARD OF DIRECTORS

Our Articles of Incorporation currently divide the Company’s Board of Directors into three classes, with the members of each class serving for staggered three-year terms. As a result, generally, only one class of directors stands for election at each annual meeting of shareholders, such that shareholders vote on and elect approximately one-third of the Board each year. At the Annual Meeting, our shareholders are being asked to approve and adopt a proposal to amend the Articles of Incorporation to provide for a phased-in declassification of our Board of Directors culminating in the annual election of all directors.

61 First Merchants Corporation 2024 Proxy Statement

Historically, our Board has felt that its classified structure was advantageous in that it allowed for continuity and stability in the pursuit of our business, enhanced the independence of our directors, and afforded us certain protections against hostile takeovers. However, the trend in corporate governance is to move away from classified boards in favor of appointing all directors annually.

Our Nominating and Governance Committee considered, and then recommended to the Board, the proposed amendments to the Company’s Articles of Incorporation to provide for a phased-in declassification of the Board of Directors. The Board accepted this recommendation, determined that the proposed amendments are advisable, and approved the amendments, subject to shareholder approval at the Annual Meeting.

With the approval of shareholders, Section 1 of Article VII of the Articles of Incorporation would be amended as follows (with the text of such amendments being indicated by strike-outs for deletions and by underlining for additions):

Section 1. Number. The number of Directors of the Corporation shall not be less than nine (9) nor more than twenty-one (21), as may be specified from time to time by the Bylaws. Until the annual meeting of shareholders to be held in 2025 (at which time, a phase-in of a declassified Board shall begin, as specified in the Bylaws), the Directors shall be classified, with respect to the time for which they severally hold office, into three (3) classes as nearly equal in number as possible~~, as shall be specified in the Bylaws, one class to be elected for a term expiring at each annual meeting of shareholders, with each Director to hold office until the Director’s successor is elected and qualified. At each annual meeting of shareholders, the successor of each Director whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of the Director’s election, or until the Director’s successor is elected and qualified~~. Commencing with the annual meeting of shareholders to be held in 2027, the classification of the Board shall terminate and all Directors shall, as of such meeting and thereafter, be elected for a one-year term expiring at the next annual meeting of shareholders and until their successors are elected and qualified.

SHAREHOLDER VOTE AND RELATED IMPACT

Required Vote to Approve

The amendments to Section 1 of Article VII of the Company’s Articles of Incorporation providing for the phase-in of a declassified Board will be adopted if this proposal receives the affirmative vote of seventy-five percent (75%) of the Company’s outstanding common shares. As a result, abstentions and broker nonvotes will have the practical effect of a vote “AGAINST” the proposal.

Effectiveness of Amendments; Conforming Amendments to Bylaws

If the amendments are approved by the shareholders, they will become effective upon the filing of articles of amendment to our Articles of Incorporation with the Secretary of State of the State of Indiana, which we expect to occur promptly following shareholder approval of the proposal. Further, if these proposed amendments are approved by shareholders, conforming amendments will be made to the Company’s Bylaws to reflect that the annual election of all directors would be phased in over a three-year period, commencing at the 2025 annual meeting of shareholders. Declassification would not result in the curtailment of any director’s term of office. Rather, all current directors, including the directors elected at this Annual Meeting to serve for three-year terms expiring at the 2027 annual meeting, would complete their present terms. Directors whose terms expire at the 2025 and 2026 annual meetings of shareholders would be nominated for election to one-year terms. Beginning with the 2027 annual meeting, the classification of the Board of Directors would terminate and all director nominees would be nominated for election to one-year terms.

62 First Merchants Corporation 2024 Proxy Statement

Failure to Approve

If this proposal is not approved by our shareholders, Section 1 of Article VII of the Articles of Incorporation will not be amended and all directors will continue to be nominated for three-year terms.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO AMEND THE COMPANY’S ARTICLES OF INCORPORATION TO PROVIDE FOR A PHASED-IN DECLASSIFICATION OF OUR BOARD OF DIRECTORS.

VOTING ITEM 8: PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO REQUIRE MAJORITY VOTING IN UNCONTESTED DIRECTOR ELECTIONS

Recognizing that majority voting in director elections continues to be viewed as a corporate governance best practice, the Board of Directors has approved, and recommends that shareholders approve, an amendment to the Company’s Articles of Incorporation to implement majority voting in uncontested elections of directors.

Under Indiana law, unless otherwise specified in a corporation’s articles of incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Because the Company’s Articles of Incorporation do not specify a voting standard required in director elections, directors are currently elected by a plurality of the votes cast. Under a plurality vote standard, only “for” votes are counted, while any “withhold” votes or abstentions are disregarded, such that, in an uncontested election (i.e., an election where the only nominees are those proposed by the Board and, therefore, the number of such nominees is not greater than the number of directors to be elected), the nominees who receive the largest number of votes cast are elected as directors, up to the maximum number of directors to be elected.

In determining whether to recommend the adoption of majority voting in uncontested director elections, the Board of considered the arguments for and against maintaining the existing plurality vote standard, recognized that many public companies in recent years have eliminated plurality voting in favor of majority voting for uncontested director elections, and took into account the views of institutional shareholders who believe that majority voting enhances director accountability and corporate governance. After careful consideration of this topic, and upon recommendation of the Nominating and Governance Committee, the Board concluded that it is in the best interests of the Company and its shareholders to strengthen the Company’s current approach by amending the Articles of Incorporation to implement majority voting in uncontested director elections. The proposed amendment would amend Article VII of the Company’s Articles of Incorporation by adding a new Section 3 that would read as follows:

Section 3. Voting for Nominees. In each meeting of shareholders for the election of Directors at which a quorum exists, each nominee for Director shall be elected by a majority of the votes cast by the shares present in person or represented by proxy at the meeting and entitled to vote on such nominee’s election; provided, however, that if the election of Directors is contested, Directors shall be elected by a plurality of the votes cast by the shares present in person or represented by proxy at the meeting and entitled to vote thereon. A “majority of the votes cast” means the number of shares voted “for” a nominee’s election must exceed the number of shares voted “against” such nominee’s election, with abstentions and broker non-votes being disregarded. An election of Directors shall be considered “contested” if the number of nominees for Director is greater than the number of Directors to be elected.

SHAREHOLDER VOTE AND RELATED IMPACT

Required Vote to Approve

The addition to Article VII of the Company’s Articles of Incorporation implementing majority voting in uncontested elections of directors will be approved if it receives the affirmative vote of a majority of the Company’s outstanding common shares. As a result, abstentions and broker nonvotes will have the practical effect of a vote “AGAINST” the proposal.
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Effectiveness of Amendments; Conforming Amendments to Bylaws

If the amendment is approved by the shareholders, it will become effective upon the filing of articles of amendment to our Articles of Incorporation with the Secretary of State of the State of Indiana, which we expect to occur promptly following shareholder approval of the proposal. Further, if the proposed amendment is approved by shareholders, conforming amendments will be made to the Company’s Bylaws to reflect implementation of majority voting in uncontested elections of directors.

Director Resignation Policy; Revisions to Corporate Governance Guidelines

In addition to the above amendments, subject to approval of this proposal by the Company’s shareholders, the Company’s Corporate Governance Guidelines would be revised. Under the revised Guidelines, an incumbent director who fails to receive a majority vote in an uncontested election would be required to tender his or her resignation to the Board promptly following the certification of the shareholder vote. The Nominating and Governance Committee of the Board, without participation by any director so tendering his or her resignation, would consider the resignation offer and recommend to the Board whether to accept it. The Board, without participation by any director so tendering his or her resignation, will act on the Nominating and Governance Committee’s recommendation no later than 90 days following the date of the shareholder vote. The Board’s decision and, if the resignation is not accepted, an explanation thereof shall be disclosed promptly in a Current Report filed on Form 8-K with the United States Securities and Exchange Commission.

Failure to Approve

If this proposal is not approved by our shareholders, neither Article VII of the Company’s Articles nor its Bylaws will be amended to provide for majority voting in uncontested elections of directors and plurality voting will continue as provided under Indiana law. In addition, if this proposal is not approved by our shareholders, the Company’s Corporate Governance Guidelines will not be revised to implement the proposed resignation policy described above.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSED AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION REQUIRING MAJORITY VOTING IN UNCONTESTED DIRECTOR ELECTIONS.

VIII. COMPENSATION OF DIRECTORS

Each of the non-employee directors was paid an annual retainer of $140,000 for the director’s services in that capacity during 2023. Mr. Hardwick, as FMC’s CEO, was not separately compensated for his services as a director.

In addition to his retainer, Mr. Schalliol received $50,000 for his services as the Board Chair. In addition to their retainers, Mr. Becher received $15,000 for his services as Chair of the Audit Committee; Mr. Halderman received $7,500 for his services as Chair of the Risk and Credit Policy Committee; Ms. Wojtowicz received $40,000 for her services as Vice Chairperson; Ms. Brooks received $5,000 for her services as Chair of the Nominating and Governance Committee; and Mr. Schalliol received $5,000 for his services as Chair of the Human Resources and Compensation Committee. Dr. Chiang, Mr. Fehring, Mr. Sondhi and Mr. Rechin each received $5,000 for their services as members of the Risk and Credit Policy Committee, due to the time demands serving on that Committee entails. Similarly, Mr. Kellogg, Ms. Wojtowicz and Mr. Fehring each received $5,000 for their services as members of the Audit Committee.

Directors do not receive separate meeting fees, as their duties include regular attendance and active participation in Board and Committee meetings. The directors’ compensation is paid quarterly in arrears on the last business day of each calendar quarter.

64 First Merchants Corporation 2024 Proxy Statement

EQUITY COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

In 2008, the shareholders approved the Equity Compensation Plan for Non-employee Directors (“ECPND”). The ECPND was designed to strengthen the alignment between the non-employee directors’ compensation and long-term shareholder interests by requiring that at least 50% of their compensation, including annual retainers and fees for chairing or serving on Board Committees, be paid in the form of restricted shares of FMC common stock valued at fair market value (the closing price as reported by Nasdaq) on the date of payment. The restricted shares are non-transferable until the restrictions lapse, on the earliest of the following dates: (i) the third anniversary of the date the shares were issued if the director has served continuously as a director since the shares were issued; (ii) the date the director retires as a director ; (iii) the date of the director’s death or total and permanent disability (as defined in Code §22(e)(3)); or (iv) the date of a change of control, as defined in the Long-Term Equity Incentive Plan (“LTEIP”). If the director’s service as a director ends before the restrictions lapse, the director forfeits the restricted shares. The director is deemed to be the beneficial owner of the restricted shares, with the right to vote and receive all dividends and other distributions with respect to the shares, unless and until they are forfeited.

Effective as of January 1, 2015, based in part on a recommendation from Conduent Human Resource Services ("Conduent"), the Board increased the percentage of the non-employee directors’ compensation that is payable in restricted shares from 50% to 62.5%, thus reducing the percentage that is payable in cash from 50% to 37.5%. This change in the structure of the non-employee directors’ compensation further aligns their interests with long-term shareholder interests.

Also based in part on a recommendation from Conduent, effective as of January 1, 2015, the Board amended the LTEIP to eliminate a provision in that plan for an automatic annual award to non-employee directors of an option to purchase FMC common stock. Under that provision, the non-employee directors received a stock option grant each July 1 to purchase 1,500 shares of FMC common stock at the closing market price of the shares on the date of the grant. Thus the non-employee directors were awarded the stock options on July 1, 2014 but not on or after July 1, 2015. The Company had already ceased awarding stock options to any of its executive officers and other employees beginning in 2014, as recommended by Conduent, instead relying on restricted stock grants as the sole form of equity awards to employees. The 2015 elimination of stock option awards to the non-employee directors, coupled with the increased emphasis on restricted stock in the makeup of the directors’ compensation, mirrored the changes previously made in the structure of the employees’ equity compensation.

A Board-established stock ownership guideline applies to all non-employee directors, under which they are to acquire and hold shares of FMC common stock equal in value to at least three times their total annual compensation for their services as directors. Directors are expected to meet this guideline as soon as reasonably possible, and in all cases within six years after the director is first elected to the Board. All of the current directors have met this guideline or are on course to do so within this period.

The Company also has a written policy prohibiting its directors from engaging in short sales or in hedging against a possible decrease in the market value of FMC stock granted to the director under the ECPND or otherwise held, directly or indirectly, by the director. A primary purpose of the hedging prohibition is to avoid reducing the director’s incentive to seek to improve the Company’s performance. The Company also has a written policy prohibiting its directors from pledging their shares as collateral for a loan.

NON-EMPLOYEE DIRECTORS DEFERRED COMPENSATION PLAN

In December 2017, the Board approved the establishment of a Non-Employee Directors' Deferred Compensation Plan (the "Plan"). The Plan permits our non-employee directors, commencing January 1, 2018, to defer all or part of the compensation that is payable to them in cash for their services as board members. The Plan also provides that (a) the Company will match all participant deferrals by making a contribution equal to 10% of the amounts being deferred, and (b) the value in each participant's deferred compensation account will be adjusted quarterly for earnings, and gains or losses, in each case, based upon a hypothetical investment in the Company's common stock of the deferred compensation, the Company match, and the previous adjustments to the account's value. Notwithstanding the foregoing, none of the deferrals, matches or valuation changes will be in the form of cash. Instead, such amounts will be reflected as credits or debits to the deferred compensation account maintained on behalf of each participant. Participants are able to defer payments to their accounts until retirement, at which time the participant may elect to receive all amounts in their account as a lump sum or in installments.

65 First Merchants Corporation 2024 Proxy Statement

The Plan was recommended and designed by the Company's compensation consultant at the time. There are currently four of the Company's directors who are participants in the Plan.

The following table contains information concerning the compensation paid to the non-employee directors for their services as directors in 2023.

DIRECTOR COMPENSATION FOR 2023 FISCAL YEAR

Name	Fees Earned or Paid in Cash	Stock Awards(1)(2)	All Other Compensation(3)	Total
Michael R. Becher	$58,172	$96,828	$8,953	$163,953
Susan W. Brooks	54,421	90,578	6,226	151,226
Mung Chiang	54,421	90,578	1,523	146,523
Patrick J. Fehring	54,421	90,578	3,458	148,458
Michael J. Fisher	52,597	87,403	7,878	147,878
F. Howard Halderman(4)	63,782	93,717	8,699	166,199
Kevin D, Johnson(4)	56,597	87,403	2,677	146,667
Clark C. Kellogg (4)	60,421	90,578	7,983	158,983
Gary J. Lehman(4)	67,597	87,403	7,878	162,878
Michael C. Rechin(5)	54,421	90,578	6,400	151,399
Charles E. Schalliol	73,188	121,812	11,403	206,403
Jason R. Sondhi	55,363	92,136	2,792	150,292
Jean L. Wojtowicz	69,433	115,567	9,444	194,444
(1) The grant date fair value of the 2023 quarterly restricted stock awards to the directors was as follows:

March 31, 2023	$32.95/share
June 30, 2023	$28.23/share
September 30, 2023	$27.82/share
December 31, 2023	$37.08/share
A discussion of the assumptions used in calculating these values is contained in Note 18 to the 2023 audited financial statements, on pages 101 and 102 of FMC’s Annual Report on Form 10-K for the year ended December 31, 2023.

(2) The aggregate number of stock awards that had not vested under the ECPND at the end of the 2023 fiscal year for each non-employee director was as follows:

Mr. Becher	7,084
Ms. Brooks	6,424
Dr. Chiang	2,914
Mr. Fehring	4,358
Mr. Fisher	6,322
Mr. Halderman	6,908
Mr. Johnson	3,713
Mr. Kellogg	6,463
Mr. Lehman	6,322
Mr. Rechin	6,554
Mr. Schalliol	8,957
Mr. Sondhi	3,903
Ms. Wojtowicz	7,841
66 First Merchants Corporation 2024 Proxy Statement

(3)    The dollar amounts shown under “All Other Compensation” represent the dividends paid during 2023 on the stock awards to the non-employee directors under the Equity Compensation Plan for Non-employee Directors.

(4)    In addition to their compensation for serving as FMC directors, Mr. Halderman received $7,500, Mr. Kellogg received $5,500, Mr. Lehman received $15,000, and Mr. Johnson received $4,000 from FMB for serving as a regional advisory Bank director in 2023. These amounts are included in their total compensation.

(5)    Mr. Rechin also receives benefits payable under the Company's 2006 Deferred Compensation Supplemental Executive Retirement Plan ("SERP") in consideration of his tenure as the former CEO of the Company. The Company will also reimburse his country club dues in 2024. These benefits are not included in his total compensation for his board services.

As noted above, no option awards were made to the non-employee directors during 2023. However, in 2014 and preceding years, options to purchase FMC common stock at the closing market price of the shares on the date of the award were automatically made under the LTEIP to non-employee directors each year on July 1. These option awards expire ten years after the date of the award, unless they have been exercised prior to the expiration date.

The aggregate number of option awards outstanding under the LTEIP for each non-employee director at the end of the 2023 fiscal year was as follows:

Mr. Becher	1,500
Ms. Brooks	0
Dr. Chiang	0
Mr. Fehring	28,698
Mr. Fisher	0
Mr. Halderman	0
Mr. Johnson	0
Mr. Kellogg	0
Mr. Lehman	0
Mr. Rechin	0
Mr. Schalliol	1,500
Mr. Sondhi	0
Ms. Wojtowicz	1,500

VOTING ITEM 9: PROPOSAL TO APPROVE THE FIRST MERCHANTS CORPORATION EQUITY COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

On February 6, 2024, the Board adopted the First Merchants Corporation Equity Compensation Plan for Non-Employee Directors (the “2024 Director Plan”), subject to shareholder approval. The 2024 Director Plan is intended to serve as the successor to the 2019 Equity Compensation Plan for Non-Employee Directors (the “Prior Director Plan”). The Prior Director Plan will expire pursuant to its terms on June 30, 2024. The 2024 Director Plan authorizes our Board to grant equity-based awards to our non-employee directors, currently consisting of thirteen (13) persons. Similar to the Prior Director Plan, the purpose of the 2024 Director Plan is intended to be beneficial to First Merchants and its shareholders, in that non-employee directors will have a greater personal financial stake in First Merchants through the payment of a significant portion of their compensation in First Merchants common stock. This will underscore the non-employee directors’ common interest with shareholders in increasing the long-term value of First Merchants common stock. In adopting the 2024 Director Plan, the Board determined that any shares granted under the Prior Director Plan after March 1, 2024, will serve to reduce the number of shares available under the 2024 Director Plan.

The summary below of the key features of the 2024 Director Plan are subject to the specific provisions contained in the full text of the 2024 Director Plan set forth in Appendix C.

67 First Merchants Corporation 2024 Proxy Statement

IMPORTANT GOVERNANCE FEATURES AND PRACTICES

Similar to the 2024 LTEIP, the 2024 Director Plan includes numerous provisions that the Compensation and Human Resources Committee and the Board of Directors believe promote best practices by reinforcing the alignment between equity compensation arrangements for non-employee directors with the interests of shareholders. Those provisions include, but are not limited to, the following (which are substantially similar in application to those on page 52):

Plan Duration	No Hedging or Pledging
No Liberal Share Recycling	No Tax Gross-Ups
Minimum Vesting Requirement	Material Amendments Require Shareholder Approval
Limitations on Accelerated Vesting	Independent Administration
No Liberal Change in Control Definition	No Evergreen Provision
Double Trigger Change in Control Vesting	No Automatic Grants or Reload Grants

SUMMARY OF THE 2024 DIRECTOR PLAN

Key Terms

Effective Date:	July 1, 2024, subject to approval at the Annual Meeting.
Director Participants:	Any member of the First Merchants Board who is not an employee of First Merchants or any of its subsidiaries.
Compensation:	Any retainer, fee or other payment of any kind to which a Director Participant is entitled for services as a non-employee director of First Merchants, but excluding any regional advisory board fees.
Restricted Share:	A share of First Merchants common stock that is nontransferable and subject to a substantial risk of forfeiture.
Shares Authorized:
600,000 shares (approximately 1.0% of outstanding shares) over five (5) years, subject to automatic adjustment in the event of a stock split, stock dividend, recapitalization or similar event, which amount will be reduced by any grants made under the Prior Director Plan after March 1, 2024.

Payment Determination Date:	The last business day of a calendar quarter.
Plan Termination:	June 30, 2029, unless terminated earlier by the Board.

Compensation Payable in Restricted Shares. All Director Participants will receive a fraction of their Compensation - not less than one-half (1/2) - in Restricted Shares, effective for Compensation payable for calendar quarters ending after the Effective Date (i.e., commencing as of the third quarter of 2024). The Board will determine this fraction from time-to-time and, in the absence of such determination, the fraction will be one-half. Thus, if the fraction is one-half, a Director Participant who is entitled to a $140,000 annual retainer will receive $70,000 in cash and $70,000 in Restricted Shares. The number of Restricted Shares to be issued each quarter will be determined on the basis of their fair market value as of the Payment Determination Date. “Fair market value” for purposes of that determination will be the last reported sale price of a share of First Merchants common stock on the Payment Determination Date (or, if no sale took place on such date, the last reported sale price of a share on the most recent day on which a sale of First Merchants’ common stock took place), in each case, as reported by Nasdaq or a national securities exchange on which First Merchants stock is listed on such date.

68 First Merchants Corporation 2024 Proxy Statement

Restrictions on Shares. Restricted Shares issued under the 2024 Director Plan will be nontransferable by the Director Participant and subject to a substantial risk of forfeiture until the earliest of the following dates: (i) the third anniversary of the date the shares were issued if, as of the date the restrictions are to lapse, the Director Participant has continued to serve as a non-employee director from the date as of which the shares were issued to the date of lapse; (ii) the date of the Director Participant’s death; (iii) the date the Director Participant is determined to be totally and permanently disabled, as defined in Internal Revenue Code Section 22(e)(3); or (iv) in the event of a “Change of Control,” as defined in the 2024 LTEIP, if within two (2) years after the effective date of the Change of Control, the Director Participant is removed or replaced as a member of the Board of the Company. In the event a Director Participant’s service as a non-employee director terminates prior to the date the restrictions lapse, the shares still subject to the restrictions will be forfeited. If a Director Participant’s engagement as a member of the Board of the First Merchants terminates due to the Director Participant’s retirement, the Director Participant shall not forfeit any Restricted Shares to which he or she was entitled as of the date of his or her retirement; however, any Restricted Shares shall continue to be the subject to the restrictions that were applicable to such Restricted Shares as of such date, and such restrictions shall lapse in accordance with the first sentence of the paragraph. “Retirement” means the termination of service as a member of the Board of the Company other than the Director Participant’s removal as provided in the Bylaws of the Company.

Minimum Period for Restrictions. At a minimum, the restrictions set forth in the paragraph above must begin at the time of issuance of the Restricted Shares and continue for a period of one (1) year from the issuance of the Restricted Shares. Such minimum period may only be accelerated pursuant to clauses (ii)-(iv) of the paragraph above and may not be accelerated at the discretion of the Committee.

Beneficial Ownership and Related Rights. The Director Participant will be deemed to be the beneficial owner of the Restricted Shares issued under the 2024 Director Plan unless and until they are forfeited. As the beneficial owner, the Director Participant will have all rights of beneficial ownership in such shares including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

Share Counting Restrictions. Common stock may not be added back to the 2024 Director Plan reserve for future grants in the following circumstances: (i) common stock withheld to cover taxes; and (ii) stock-settled awards where only the actual common stock delivered with respect to an award are counted against the 2024 Director Plan reserve.

Amendment and Termination of Plan. The 2024 Director Plan may be amended at any time by resolution of the Board, but no amendment will be effective without shareholder approval if such shareholder approval is required by law or by the rules of Nasdaq or any national securities exchange on which First Merchants stock is listed. Any such amendment must comply with applicable laws and regulations. The Plan will terminate on June 30, 2029, which will result in it being in effect for five (5) years, unless earlier terminated by resolution of the Board.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES UNDER THE DIRECTOR PLAN

The following is a brief summary of federal income tax consequences to a Director Participant and First Merchants relative to the 2024 Director Plan. The summary is not intended to be exhaustive and does not discuss the income tax laws of a state, local or other jurisdiction which may be applicable to a participant. The consequences of transactions depend on a variety of factors, including a Director Participant’s tax status.

A Director Participant will not recognize any taxable income upon the award of Restricted Shares that are not transferable and are subject to a substantial risk of forfeiture, unless the Director Participant has made an election under Section 83(b) of the Internal Revenue Code. If no such election is made, at the time the vesting terms and conditions applicable to Restricted Shares are satisfied, the Director Participant will recognize compensation taxable as ordinary income, and First Merchants will generally be entitled to a tax deduction, equal to the then fair market value of the Restricted Shares on the vesting date, together with the amount of any accrued dividends and any interest thereon received by the Director Participant. If a Director Participant makes such an election, he or she will recognize compensation taxable as ordinary income, and First Merchants will generally be entitled to a tax deduction, equal to the fair market value of the common stock subject to the award on the award date, and the director will not recognize additional taxable compensation income on the vesting date.

69 First Merchants Corporation 2024 Proxy Statement

Under certain circumstances, accelerated vesting, exercise or payment of awards under the 2024 Director Plan in connection with a “change of control” of First Merchants might be deemed an “excess parachute payment” for purposes of the golden parachute payment provisions of Section 280G of the Internal Revenue Code. To the extent it is so considered, the Director Participant holding the award would be subject to an excise tax equal to 20% of the amount of the excess parachute payment, and First Merchants would be denied a tax deduction for the excess parachute payment.

NEW PLAN BENEFITS

The following table indicates the total compensation that is expected to be paid to First Merchants’ non-employee directors in 2024, including the portion of this compensation that would have been payable under the 2024 Director Plan in Restricted Shares instead of cash had the 2024 Director Plan been in effect for all of 2024. However, because shareholder approval is required, the 2024 Director Plan cannot become effective until the second quarter of 2024. Each director’s total compensation is based on the director’s status as a First Merchants director and as a Committee Chairman or member as of the date of this proxy statement. Because the number of shares to be issued under the 2024 Director Plan depends on the fair market value of First Merchants common stock on the date the shares are earned, the number of shares payable to non-employee directors is not determinable at this time. For purposes of illustration, the number of shares set forth in the table below was determined by using the closing price of First Merchants common stock on March 1, 2024, which was $32.76.

Name of Non-Employee Director	Dollar Value of Restricted Shares	Shares of Restricted Stock	Fees Paid in Cash	Total Compensation
Michael R. Becher	$96,875	2,957	$58,125	$155,000
Susan W. Brooks	90,625	2,766	54,375	145,000
Mung Chiang	90,625	2,766	54,375	145,000
Patrick J. Fehring	90,625	2,766	54,375	145,000
Michael J. Fisher	87,500	2,670	52,500	140,000
F. Howard Halderman	93,750	2,861	56,250	150,000
Kevin D. Johnson	87,500	2,670	52,500	140,000
Clark C. Kellogg	90,625	2,766	54,375	145,000
Gary J. Lehman	87,500	2,670	52,500	140,000
Michael C. Rechin	90,625	2,766	54,375	145,000
Charles E. Schalliol(1)	121,875	3,720	73,125	195,000
Jason R. Sondhi	93,750	2,861	56,250	150,000
Jean L. Wojtowicz	115,625	3,529	69,375	185,000
Non-Employee Directors as a Group	$1,237,500	37,768	$742,500	$1,980,000

(1) Mr. Schalliol is retiring effective as of the date of the Annual Meeting.

If the shareholders do not approve the Director Plan, non-employee directors will receive the full amount of their compensation in cash.

EQUITY COMPENSATION PLAN INFORMATION

The Table on page 53 presents information as of March 1, 2024 with respect to compensation plans under which equity securities of First Merchants are authorized for issuance. It does not include information concerning equity securities that may be authorized for issuance under the 2024 Director Plan or the First Merchants Corporation 2024 Long-Term Equity Incentive Plan (see description on pages 50-56) and the First Merchants Corporation 2024 Employee Stock Purchase Plan (see description on pages 57-60), both of which plans are also being presented for approval at the Annual Meeting.

70 First Merchants Corporation 2024 Proxy Statement

SHAREHOLDER VOTE REQUIRED TO APPROVE THE FIRST MERCHANTS CORPORATION EQUITY COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

The 2024 Director Plan will be approved if it receives the favorable vote of a majority of the shares present and voting at the Annual Meeting. Abstentions and broker non-votes will be considered neither a vote “for” nor “against.”

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THE FIRST MERCHANTS CORPORATION EQUITY COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS.

IX. TRANSACTIONS WITH RELATED PERSONS

Certain directors and executive officers of FMC and their associates are customers of and have had transactions with FMC’s wholly owned subsidiary, First Merchants Bank, from time to time in the ordinary course of business. Additional transactions may be expected to take place in the ordinary course of business in the future. All loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender and did not involve more than the normal risk of collectability or present other unfavorable features.

In accordance with FMC’s Code of Business Conduct, all transactions in which the Company is or is to be a participant and the amount involved exceeds $120,000, and in which a director or executive officer of the Company, or any member of his or her immediate family, had or will have a direct or indirect material interest, will be reviewed for potential conflict of interest.

X. DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers to file reports of ownership and changes in ownership of the Company’s stock with the SEC. Based on its records and the written representations of its directors and executive officers, FMC believes that during 2023 these persons complied with all Section 16(a) filing requirements, except for the following:

Director/Executive Officer	Filing/Date	Transaction*
Stephan H. Fluhler	Form 4/August 10, 2023	Deferred Compensation Plan purchase of Company shares
Mark K. Hardwick	Form 4/August 10, 2023	Deferred Compensation Plan purchase of Company shares
Stephan H. Fluhler	Form 4/August 10, 2023	Grant of Company RSAs
Mark K. Hardwick	Form 4/August 10, 2023	Grant of Company RSAs
Steven C. Harris	Form 4/August 10, 2023	Grant of Company RSAs
Michele Kawiecki	Form 4/August 10, 2023	Grant of Company RSAs
Chad W. Kimball	Form 4/August 10, 2023	Grant of Company RSAs
John J. Martin	Form 4/August 10, 2023	Grant of Company RSAs
Michael J. Stewart	Form 4/August 10, 2023	Grant of Company RSAs
Steven C. Harris	Form 4/October 4, 2023	401(K) Plan purchase of Company shares
Clark C. Kellogg	Form 4/February 28, 2024	401(K) Plan purchase of Company shares
*Filed after due date.

71 First Merchants Corporation 2024 Proxy Statement

XI. INDEPENDENT AUDITOR

FEES FOR PROFESSIONAL SERVICES RENDERED BY FORVIS, LLP

The following table shows the aggregate fees and expenses billed by FORVIS, LLP for audit and other services rendered to FMC for 2022 and 2023.

	2022	2023
Audit Fees	$692,700	$761,970
Audit-Related Fees	53,120	58,090
Tax Fees	—	—
All Other Fees	50,000	—
Total Fees	$795,820	$820,060

The “Audit Fees” were for professional services rendered for the audits of FMC’s consolidated financial statements and internal control over financial reporting, reviews of condensed consolidated financial statements included in the Company’s Forms 10-Q, and agreed-upon procedures on the Company’s electronic submission of audited financial information to the U. S. Department of Housing and Urban Development (HUD) and selected compliance testing on the Company’s major HUD-assisted programs.

The “Audit-Related Fees” were for professional services rendered for audits of and services performed in connection with the Company’s employee benefit plans.

The “Tax Fees” are for professional services rendered for preparation of corporate employee benefit plan tax returns.

The "All Other Fees" were attributable to services performed by FORVIS LLP related to the Level One Bank acquisition.

All of the services related to the “Audit Fees,” “Audit-Related Fees,” “Tax Fees” and “All Other Fees” for 2022 and 2023 were pre-approved by the Audit Committee in accordance with the Committee’s pre-approval policy described below.

The Audit Committee has considered whether the provision by FORVIS, LLP of all services is compatible with maintaining FORVIS, LLP’s independence and believes that it is compatible.

THE AUDIT COMMITTEE’S PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has established a pre-approval policy, under which the Committee is required to pre-approve all audit and non-audit services performed by FMC’s independent auditor, in order to assure that the provision of such services does not impair the auditor’s independence. These services may include audit services, audit-related services, tax services and other services. Under this policy, pre-approval is provided for 12 months from the date of pre-approval unless the Committee specifically provides for a different period. The policy is detailed as to the particular services or category of services and fee levels that are pre-approved. Unless a service or type of service to be provided by the independent auditor has received general pre-approval, it will require specific pre-approval by the Audit Committee. The Committee must also approve any proposed services exceeding the pre-approved fee levels. The independent auditor is required to provide detailed back-up documentation with respect to each proposed pre-approved service at the time of approval. The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority has been delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

72 First Merchants Corporation 2024 Proxy Statement

VOTING ITEM 10: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR FOR 2024

The Board, subject to ratification by the shareholders, has appointed FORVIS, LLP as FMC’s independent auditor for 2024. If the shareholders do not ratify the appointment of FORVIS, LLP the Audit Committee and the Board will reconsider this appointment. Representatives of the firm are expected to be present at the annual shareholders’ meeting. They will have an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF THE FIRM FORVIS, LLP AS FMC’S INDEPENDENT AUDITOR FOR 2024.

XII. SHAREHOLDER PROPOSALS

Proposals of shareholders pursuant to Rule 14a-8 under the Exchange Act intended to be presented at the 2025 Annual Meeting of the shareholders must be received by the Secretary of the Company at its principal office by November 30, 2024, for inclusion in FMC’s 2025 proxy statement and form of proxy relating to that meeting. If notice of any other shareholder proposal intended to be presented at the 2025 Annual Meeting is not received by the Company on or before February 13, 2025, the proxy solicited by the Board for use in connection with that meeting may confer authority on the proxies to vote in their discretion on such proposal, without any discussion in the Company's proxy statement for that meeting of either the proposal or how such proxies intend to exercise their voting discretion. The submission of a shareholder proposal does not guarantee that it will be included in the Company’s proxy statement.

The process by which a shareholder may suggest a candidate for consideration by the Nominating and Governance Committee as a director-nominee is set forth in Article IV of FMC’s Bylaws. See the description of the process on page 21 under “Nominating and Governance Committee - Policy and Process for Considering Director Candidates Recommended by Shareholders.”

Article IV, Section 10, of FMC’s Bylaws includes separate advance notice provisions applicable to shareholders who intend to solicit proxies in support of director nominees for election at an annual meeting of shareholders, other than the Company's nominees, or to bring proposals before an annual meeting of shareholders other than pursuant to Rule 14a-8. These advance notice provisions require that, among other things, shareholders give timely written notice to the Secretary of the Company regarding such nominations or proposals and provide the information and satisfy the other requirements set forth in FMC’s Bylaws. To be timely, a shareholder must provide the information set forth in Article IV, Section 10, of FMC’s Bylaws (which includes information required under Rule 14a-19 under the Exchange Act) to the Secretary of the Company no earlier than January 8, 2025, and no later than February 7, 2025. However, if we hold the 2025 Annual Meeting more than 30 days before, or more than 60 days after, the anniversary of the 2024 Annual Meeting date, then the information must be received no earlier than the 120th day prior to the 2025 Annual Meeting date, and not later than (i) the 90th day prior to the 2025 Annual Meeting date or (ii) the tenth day after public disclosure of the 2025 Annual Meeting date, whichever is later. If a shareholder fails to meet these deadlines and or the other requirements set forth in FMC’s Bylaws, such shareholder’s nomination shall be disregarded and/or proposed other business shall not be transacted.

The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.

Any proposals, notices, or director nominee suggestions should be sent to the attention of the Secretary of the Company at 200 East Jackson Street, Muncie, Indiana 47305.

73 First Merchants Corporation 2024 Proxy Statement

XIII. OTHER MATTERS

Shareholders who, according to FMC’s records, share an address may receive only one Notice Regarding the Availability of Proxy Materials on the Internet, one annual report to shareholders or one set of proxy materials, unless the shareholders have provided contrary instructions. Any shareholder who received only one Notice Regarding the Availability of Proxy Materials, one annual report to shareholders or one set of proxy materials, and who wishes to receive a separate Notice, a separate annual report to shareholders or a separate set of proxy materials, may write or call the Company’s Shareholder Services Department at First Merchants Corporation, P. O. Box 792, Muncie IN 47308-0792; (800) 262-4261, extension 21522. In addition, shareholders who share an address and who have received multiple Notices Regarding the Availability of Proxy Materials, multiple copies of the annual report to shareholders or multiple copies of proxy materials may write or call the Company’s Shareholder Services Department at First Merchants Corporation, at the same address and telephone number noted above, to request delivery of a single Notice or a single copy of these materials in the future.

FMC has retained Morrow Sodali LLC, 460 West Avenue, Stamford, Connecticut 06902, to assist in the collection of proxies, for a fee of $12,500, plus reimbursement of reasonable out-of-pocket expenses.

If you have any questions or need additional information or assistance voting your shares, please call our proxy solicitor:

Morrow Sodali LLC
333 Ludlow Street, 5th Floor South Tower
Stamford, CT 06902

Banks and Brokerage Firms, please call (203) 658-9400

Shareholders, please call (877) 787-9239
or contact Morrow Sodali at FRME.info@investor.morrowsodali.com

The Board and management are not aware of any matters to be presented at the Annual Meeting of the shareholders other than: (1) the election of directors; (2) the advisory, non-binding resolution to approve the compensation of FMC’s named executive officers; (3) the approval of the Company's equity plans; (4) the approval of the amendments to the Company's Articles of Incorporation; (5) ratification of the appointment of the independent auditor; and (6) the approval of "One Year" as the frequency of shareholder votes on executive compensation. The Secretary of the Company did not receive notice of any shareholder proposals intending to be included in this proxy statement and did not otherwise receive notice of any other shareholder proposals on or before February 12, 2024 (the date after which such other shareholder proposals would be considered untimely). If any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, the holders of the proxies are authorized to vote thereon at their discretion.

                By Order of the Board of Directors

     Brian T. Hunt
     Secretary

Muncie, Indiana
March 27, 2024

74 First Merchants Corporation 2024 Proxy Statement

XIV. APPENDICES

APPENDIX A
FIRST MERCHANTS CORPORATION
2024 LONG-TERM EQUITY INCENTIVE PLAN

ARTICLE I
ESTABLISHMENT AND PURPOSE

Section 1.01. Establishment and Term of Plan. First Merchants Corporation, an Indiana corporation (the “Company”), hereby establishes the First Merchants Corporation 2024 Long-Term Equity Incentive Plan, conditioned upon and effective as of the date of approval of the Plan at a duly constituted meeting of the Company’s shareholders by the holders of the requisite number of shares of the Company’s stock, necessary to satisfy the requirements of the Company’s Articles of Incorporation and Bylaws, the rules of Nasdaq or any national exchange on which the Common Shares are listed, and any applicable federal or state law or regulation. Unless sooner terminated by the Board of Directors in accordance with Section 10.01, the Plan shall automatically terminate at the end of the business day on May 7, 2029.

Section 1.02. Purpose. The Plan is designed to promote the interests of the Company and its shareholders by providing stock-based incentives to selected Employees who are expected to contribute materially to the success of the Company and its Subsidiaries. The purpose of the Plan is to provide a means of rewarding performance and to provide an opportunity to increase the personal ownership interests of Employees in the continued success of the Company and its Subsidiaries. The Company believes that the Plan will assist its efforts to attract and retain quality Employees.

ARTICLE II
DEFINITIONS

Section 2.01. Definitions. When capitalized in this Plan, unless the context otherwise requires:

(a)    “Award” means a grant made to a Participant pursuant to Article VI of this Plan.

(b)    “Award Agreement” means a written instrument between the Company and a Participant evidencing an Award and prescribing the terms, conditions, and restrictions applicable to the Award.

(c)    “Board of Directors” means the Board of Directors of the Company, as constituted at any time.

(d)    “Cause” means:

(i)    professional incompetence;

(ii)    willful misconduct;

(iii)    personal dishonesty;

(iv)    breach of fiduciary duty involving personal profit;

(v)     intentional failure to perform stated duties;

(vi) willful violation of any law, rule or regulation (other than traffic violations or similar offenses), or final cease and desist orders; and

(vii) any intentional material breach of any term, condition or covenant of an Award Agreement or the Plan.
75 First Merchants Corporation 2024 Proxy Statement

(e)    “Change of Control” means the first to occur of the following events:

(i)     any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) other than the Company, is or becomes the “beneficial owner” (as determined under Exchange Act Regulations §240.13d-3), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities;

(ii)    persons constituting a majority of the Board of Directors of the Company were not Directors for at least the twenty-four (24) preceding months;

(iii) the consummation of a merger or consolidation of the Company with any other corporation, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; or

(iv) the complete liquidation of the Company or the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets.

(f)    “Code” means the Internal Revenue Code of 1986, as amended.

(g)     “Committee” means the Compensation and Human Resources Committee of the Board of Directors, consisting of two or more Non-Employee Directors who are “non-employee directors” as defined in Exchange Act Regulations §240.16b-3.

(h) “Common Share” means a share of common stock of the Company.

(i) “Common Shares Outstanding” means the total number of Common Shares outstanding as reflected in the Company’s financial statements as of the most recent fiscal year-end.

(j) “Company” has the meaning set forth in Section 1.01.

(k) “Constructive Termination” means the occurrence after a Change of Control of any of the following circumstances:

(i) the assignment of the Employee of any duties inconsistent (unless in the nature of a promotion) with the position in the Company or any Subsidiaries that the Employee held immediately prior to the Change of Control, or a significant adverse reduction or alteration in the nature or status of the Employee’s position, duties or responsibilities or the conditions of the Employee’s employment from those in effect immediately prior to the Change of Control;

(ii) a reduction in the Employee’s annual base salary, as in effect immediately prior to the Change of Control or as the same may be adjusted from time to time, except for across-the-board salary reductions similarly affecting all management personnel of the Company or any Subsidiaries;

(iii) the Corporation requires the Employee to be relocated anywhere other than its offices serving the market area of the Company or any Subsidiaries;

(iv) the taking of any action to deprive the Employee of any material fringe benefit enjoyed by such Employee at the time of the Change of Control, or the failure to provide such Employee with the number of paid vacation days to which such Employee is entitled on the basis of years of service with the Company or any Subsidiaries and in accordance with the Company’s and any Subsidiaries’ normal vacation policy in effect at the time of the Change of Control; or
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(v) the failure to continue to provide the Employee with benefits substantially similar to those enjoyed by the Employee under any of the Company’s or any Subsidiaries’ life insurance, medical, health and accident, or disability plans in which the Employee was participating at the time of the Change of Control, or the taking of any action which would directly or indirectly materially reduce any of such benefits.

A Constructive Termination shall be deemed to have occurred thirty (30) days after the Employee has given the Company written notice of any condition that the Employee believes constitutes Constructive Termination as defined herein, but only if the Company has failed within such thirty (30) day period to remedy such condition. Any failure by the Employee to give written notice, within ninety (90) days of its initial existence, of a condition that the Employee believes constitutes Constructive Termination as defined herein shall be deemed to be a waiver and consent by the Employee to the action or inaction by the Company causing the existence of the condition and shall not thereafter provide a basis for a claim by the Employee of Constructive Termination. In any Notice of Termination given by the Employee on account of Constructive Termination, the Date of Termination stated in such notice shall not be earlier than the date of Constructive Termination is deemed to have occurred, as provided above.

(l) “Date of Termination” means after the occurrence of a Change of Control, the date which is stated in the Notice of Termination or thirty (30) days from the date of delivery of such Notice of Termination, whichever comes first.

(m) “Director” means a member of the Board of Directors.

(n) “Disabled” or “Disability” means total and permanent disability as defined in Code Section 22(e)(3).

(o) “Employee” means any individual employed by the Company or any of its Subsidiaries.

(p) “Executive Officer” means an officer of the Company as defined in Exchange Act Regulations §240.3b-7.

(q) “Fair Market Value” of a Common Share means the value of the share on a particular date, determined as follows:

(i) the closing price of a share of the Company’s common stock on such date, or if no sale took place, the last reported closing price of a share of the Company’s common stock on the most recent day on which a sale of a share of such stock took place as recorded on the Nasdaq stock market or the national securities exchange on which the common stock of the Company is listed on such date; or

(ii) if the Company’s common stock is not listed on Nasdaq or any other national securities exchange on such date, the fair market value of a share of the Company’s common stock on such date as determined in good faith by the Committee.

(r) “Incentive Stock Options” means stock options issued to Employees which qualify under and meet the requirements of Code Section 422.

(s) “Non-Employee Director” means any Director who is not an Employee of the Company or any of its Subsidiaries.

(t) “Non-Qualified Stock Options” means stock options which do not qualify under or meet the requirements of Code Section 422.

(u) “Notice of Termination” means a written notice, communicated to an Employee, which shall indicate the specific termination provisions of the agreement relied upon (if applicable) and set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination for the Employee’s employment under the provisions of the agreement so indicated (if applicable).

(v) “Participant” means any person to whom an Award has been granted under this Plan.

(w) “Plan” means this First Merchants Corporation 2024 Long-Term Equity Incentive Plan authorized by the Board of Directors at its meeting held on February 6, 2024, conditioned upon and effective as of the date of approval of the Plan by the Company’s shareholders, as such Plan may be amended from time to time as provided in Section 10.01.
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(x) “Restricted Stock Award” means an Award of Common Shares that are nontransferable and/or subject to a substantial risk of forfeiture and/or other restrictions as provided in the Award Agreement.

(y) “Retirement Age” means age 55 and at least ten (10) Years of Service.

(z) “Retirement” means, in the case of an Employee, the termination of all employment with the Company and its Subsidiaries for any reason other than death or Disability on or after the day on which the Employee has attained his or her Retirement Age.

(aa) “Stock Award” shall have the meaning set forth in Section 6.02(a).

(bb) “Stock Option” shall have the meaning set forth in Section 6.02(b).

(cc) “Subsidiary” means a corporation or other form of business association of which shares (or other ownership interests) having fifty percent (50%) or more of the voting power are, or in the future become, owned or controlled, directly or indirectly, by the Company.

(dd) “Years of Service” means the number of consecutive calendar years during which a Participant is employed or engaged by the Company or its Subsidiaries in service as an employee or a director.

ARTICLE III
ADMINISTRATION

Section 3.01. Administrative Committee. The Plan shall be administered by the Committee, which shall serve at the pleasure of the Board of Directors. The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary to comply with the requirements of the Plan or any applicable law.

Section 3.02. Powers of the Committee. The Committee shall, subject to the terms of this Plan, have the authority to: (i) select the eligible Employees who shall receive Awards, (ii) grant Awards, (iii) determine the types and sizes of Awards to be granted to Employees under the Plan, (iv) determine the terms, conditions, vesting periods (subject to Section 6.03(b)), and restrictions applicable to Awards in accordance with the Plan, (v) adopt, alter, and repeal administrative rules and practices governing this Plan, (vi) interpret the terms and provisions of this Plan and any Awards granted under this Plan, (vii) prescribe the forms of any Award Agreements or other instruments relating to Awards, and (viii) otherwise supervise the administration of this Plan. The Committee may delegate any of its authority to any other person or persons that it deems appropriate with respect to Awards granted to Employees who are not officers of the Company.

Section 3.03. Actions of the Committee. All actions taken and all interpretations and determinations made in good faith by the Committee, or made by any other person or persons to whom the Committee has delegated authority, shall be final and binding upon all Participants, the Company, and all other interested persons. All decisions by the Committee shall be made with the approval of not less than a majority of its members.

Section 3.04. Limitation of Liability. Directors, members of the Committee and persons who are their designees acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross or willful misconduct in the performance of their duties hereunder.

ARTICLE IV
ELIGIBILITY

Any Employee of the Company or any of its Subsidiaries who is selected by the Committee to be a Participant under the Plan shall be eligible for the grant of Awards. The selection of the Employees to receive Awards shall be within the discretion of the Committee. More than one Award may be granted to the same Employee.
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The Company has established a guideline stating that each Executive Officer who is selected as a Participant under the Plan should acquire and hold Common Shares equal in value to at least one hundred percent (100%) of his or her then current annual salary within six (6) years after he or she is first selected as a Participant. However, this guideline is not intended and shall not be construed to be a condition, restriction or risk of forfeiture applicable to any Award granted to a Participant under the Plan. Other Participants are also encouraged to acquire and hold Common Shares; however, the guideline only applies to Executive Officers.

ARTICLE V
SHARES SUBJECT TO AWARDS

Section 5.01. Number of Common Shares. The shares subject to the Awards and other provisions of the Plan shall be the Company’s authorized but unissued or reacquired Common Shares. The aggregate number of Common Shares that may be subject to Awards granted under this Plan in any fiscal year shall be limited to three hundred thousand (300,000), as adjusted pursuant to Section 5.02. The aggregate number of Common Shares that may be issued under the Plan is one million four hundred thousand (1,400,000), as adjusted pursuant to Section 5.02.

Common Shares may be added back to the Plan reserve for future grants to the extent reacquired by the Company during the immediately preceding fiscal year as a result of forfeiture, termination or cancellation of unvested Awards. Common Shares may NOT be added back to the Plan reserve for future grants in the following circumstances: (i) Common Shares tendered as payment for a Stock Option exercise price; (ii) Common Shares withheld to cover taxes; (iii) Common Shares that have been repurchased by the Company using Stock Option exercise proceeds; and (iv) stock-settled Awards where only the actual Common Shares delivered with respect to an Award are counted against the Plan reserve.

No fractional shares shall be issued under this Plan; if necessary, the Committee shall determine the manner in which the value of fractional shares will be treated.

The assumption of awards granted by an organization acquired by the Company or the grant of Awards under this Plan in substitution for any such awards shall not reduce the number of Common Shares available for the grant of Awards under this Plan.

Section 5.02. Adjustment. In the event of any change in the Common Shares by reason of a merger, consolidation, reorganization, recapitalization or similar transaction, or in the event of a stock split, stock dividend or distribution to shareholders (other than normal cash dividends), spin-off or any other change in the corporate structure of the Company, the Committee shall adjust the number and class of shares that may be issued under this Plan, the aggregate number of Common Shares that may be issued under the Plan upon the exercise of Incentive Stock Options, the number and class of shares subject to outstanding Awards, the exercise price applicable to outstanding Awards, and the Fair Market Value of the Common Shares and other value determinations applicable to outstanding Awards, as appropriate. All determinations made by the Committee with respect to adjustments under this Section 5.02 shall be conclusive and binding for all purposes of the Plan.

ARTICLE VI
AWARDS

Section 6.01. Grant of Awards. Awards authorized under this Article VI may be granted pursuant to another incentive program which incorporates by reference the terms and conditions of this Plan. Awards may be granted singly or in combination or tandem with other Awards. Awards may also be granted in replacement of, or in substitution for, other awards granted by the Company whether or not such other awards were granted under this Plan; provided, however, no reload options may be granted. The Company may assume awards granted by an organization acquired by the Company or may grant Awards in replacement of, or in substitution for, any such awards.

Section 6.02. Types of Awards. Awards may include, but are not limited to, the following:

(a) Stock Award. A “Stock Award” shall mean an Award that is made in Common Shares (with or without restrictions) or that is otherwise based on, or valued in whole or in part by reference to, the Common Shares. All or part of any Stock Award may be subject to conditions, restrictions and risks of forfeiture, as and to the extent established by the Committee. Stock Awards may be based on the Fair Market Value of the Common Shares, or on other methods of fair valuation, as determined by the Committee.
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(b) Stock Option. A “Stock Option” shall mean a right to purchase a specified number of Common Shares during a specified period and at a specified exercise price, as determined by the Committee. A Stock Option may be an Incentive Stock Option or a Non-Qualified Stock Option. In addition to the terms, conditions, vesting periods (subject to Section 6.03(b)), and restrictions established by the Committee in the Award Agreement, Incentive Stock Options must comply with the requirements of Code Section 422, Section 6.03(g), and this Article VI.

Section 6.03. Terms and Conditions of Awards; Agreements. Awards granted under the Plan shall be evidenced by an Award Agreement executed by the Company and the Participant, which shall contain such terms and be in such form as the Committee may from time to time approve, subject to the following limitations and conditions:

(a) Number of Shares. The Award Agreement shall state, as appropriate, the type and total number of shares granted, and/or the type and total number of shares with respect to which Stock Options are granted.

(b) Vesting Period. Vesting periods shall be established by the Committee; however, the minimum vesting period of each Award shall be one (1) year. The minimum vesting period of an Award shall only be accelerated in the event of Disability pursuant to Section 8.03, in the event of death pursuant to Section 8.04, or in accordance with Article IX.

(c) Award Prices. The Award Agreement shall state, as applicable, the price per share of the Common Shares with respect to which Stock Options are issued. The price or other value shall be determined by the Committee. For Incentive Stock Options, the exercise price shall satisfy all of the requirements of the Code and of Section 6.03(g) of this Plan.

(d) Payment of Exercise Price; Deferral. The exercise price of a Stock Option (other than an Incentive Stock Option), and any Stock Award for which the Committee has established an exercise price, may be paid in cash, by the transfer of Common Shares, by the surrender of all or part of an Award (including the Award being exercised), or by a combination of these methods, as and to the extent permitted by the Committee. The exercise price of an Incentive Stock Option may be paid in cash, by the transfer of Common Shares, or by a combination of these methods, as and to the extent permitted by the Committee at the time of grant, but may not be paid by the surrender of all or part of an Award unless otherwise approved by the Committee. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of this Plan. The Committee may, to the extent permitted by applicable law, permit Employees to defer Awards. Any such deferrals shall be subject to such terms, conditions and procedures that the Company may establish from time to time in its sole discretion and consistent with the advance and subsequent deferral election requirements of Code Section 409A.

(e) Issuance of Shares and Compliance with Securities Laws. The Company may postpone the issuance and delivery of certificates representing shares until (a) the admission of such shares to listing on any stock exchange on which shares of the Company of the same class are then listed, and (b) the completion of such registration or other qualification of such shares under any state or federal law, rule or regulation as the Company shall determine to be necessary or advisable, which registration or other qualification the Company shall use it best efforts to complete; provided, however, a person purchasing shares pursuant to the Plan has no right to require the Company to register the Common Shares under federal or state securities laws at any time. Any person purchasing shares pursuant to the Plan may be required to make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company, in light of the existence or non-existence with respect to such shares of an effective registration under the Securities Act of 1933, as amended, or any similar state statute, to issue the shares in compliance with the provisions of those or any comparable acts.

(f) Rights as a Shareholder. Except as provided in Section 6.05, unless otherwise provided by the Board of Directors or the Committee, a Participant shall have rights as a shareholder with respect to shares covered by an Award, including voting rights or rights to dividends, only upon the date of issuance of a certificate to him or her, and, if payment is required, only after such shares are fully paid.

(g) Incentive Stock Options. To the extent any Award granted pursuant to this Plan contains an Incentive Stock Option, the following limitations and conditions shall apply to such Incentive Stock Option and the Award Agreement relating thereto in addition to the terms and conditions provided herein:
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(i)    Price. The price of an Incentive Stock Option shall be an amount per share not less than the Fair Market Value per share of the Common Shares on the date of granting of the option. In the case of Incentive Stock Options granted to an Employee of the Company who is a ten percent (10%) shareholder, the option price shall be an amount per share not less than one hundred ten percent (110%) of the Fair Market Value per share of the Common Shares on the date of the granting of the Incentive Stock Option.

(ii)    Exercise Period. Unless terminated earlier pursuant to other terms and provisions of the Award Agreement, the term of each Incentive Stock Option shall expire within the period prescribed in the Agreement relating thereto, which shall not be more than five (5) years from the date the Incentive Stock Option is granted if the Participant is a ten percent (10%) shareholder, and not more than ten (10) years from the date the Incentive Stock Option is granted if the Participant is not a ten percent (10%) shareholder.

(iii)    Limitation on Grants. No Incentive Stock Option shall be granted under this Plan after May 7, 2029.

(iv)    Limitation on Transferability. No Incentive Stock Option shall be assignable or transferable except by will or under the laws of descent and distribution. Notwithstanding the foregoing, a Participant may, by delivering written notice to the Company in a form satisfactory to the Company, designate a person who, in the event of the Participant’s death, shall thereafter be entitled to exercise the Incentive Stock Option. During the lifetime of a Participant, the Incentive Stock Option shall be exercisable only by the Participant and may not be transferred or assigned pursuant to a qualified domestic relations order.

(v)    Maximum Exercise Rule. The aggregate Fair Market Value (determined at the time the Stock Option is granted) of the shares with respect to which Incentive Stock Options are exercisable for the first time by an Employee during any calendar year under all such plans of the Company and any parent or Subsidiary of the Company shall not exceed One Hundred Thousand Dollars ($100,000). To the extent that such aggregate Fair Market Value exceeds One Hundred Thousand Dollars ($100,000), the Stock Option(s) or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Non-Qualified Stock Option(s), notwithstanding any contrary provision of the applicable Award Agreement.

(h) Termination of Awards under Certain Conditions. The Committee may cancel any unexpired, unpaid or deferred Awards at any time, if the Participant is not in compliance with all applicable provisions of this Plan or with any Award Agreement, or if the Participant, whether or not he or she is currently employed by the Company and whether or not he or she has experienced termination due to Retirement, engages in any of the following activities without the prior written consent of the Company:

(i)    Directly or indirectly renders services to or for an organization, or engages in a business that is, in the judgment of the Committee, in competition with the Company.

(ii)     Discloses to anyone outside of the Company, or uses for any purpose other than the Company’s business, any confidential or proprietary information or material relating to the Company, whether acquired by the Participant during or after employment with the Company.

The Committee may, in its discretion and as a condition to the exercise of an Award, require a Participant to acknowledge in writing that he or she is in compliance with all applicable provisions of this Plan and of any Award Agreement and has not engaged in any activities referred to in clauses (i) and (ii) above.
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(i) Nontransferability. Unless otherwise determined by the Committee and provided in the Award Agreement, (i) no Award granted under this Plan may be transferred or assigned by the Participant to whom it is granted other than by will, pursuant to the laws of descent and distribution, or pursuant to a qualified domestic relations order, and (ii) an Award granted under this Plan may be exercised, during the Participant’s lifetime, only by the Participant or by the Participant’s guardian or legal representative. Notwithstanding the foregoing, a Participant may, by delivering written notice to the Company in a form satisfactory to the Company, designate a person who, in the event of the Participant’s death, shall thereafter be entitled to exercise the Award. An Incentive Stock Option transferred pursuant to a domestic relations order may be deemed to be a Non-Qualified Stock Option as a result of such transfer.

Section 6.04. Election to Defer Grant or Receipt of Award. Notwithstanding any provision herein to the contrary, the Committee may provide, in any Award Agreement or in any program granting Awards under this Plan, that the Participant may elect to defer receipt of the Award as provided in the Award Agreement or program so long as such deferral is in accordance with Code Section 409A.

Section 6.05. Restriction on Sale or Transfer of Shares Issued to Executive Officers Under Plan. In addition to any other conditions or restrictions established under the terms of this Plan or by the Committee in any Award Agreement, all Common Shares issued to an Executive Officer under any Award, including both Stock Awards and Common Shares issued upon the exercise of Stock Options, shall be subject to the following restriction: twenty-five percent (25%) of the “net shares” issued to an Executive Officer under any such Award shall not be sold, assigned, transferred, pledged, encumbered or otherwise alienated or hypothecated by the Executive Officer until the earlier of (i) the date of the Executive Officer’s death, Retirement or other termination of employment with the Company or a Subsidiary, or (ii) the Date of Termination. For this purpose, “net shares” shall mean the number of whole Common Shares issued to the Executive Officer under an Award after subtracting the number of Common Shares, if any, transferred or surrendered by the Executive Officer to pay the exercise price of a Stock Option in accordance with Section 6.03(d) and/or to pay the Executive Officer’s withholding taxes associated with the Award in accordance with Article VII.

A book entry stock account shall be established in the name of each Executive Officer to whom Common Shares are issued subject to the restriction set forth in this Section 6.05, to which account the number of shares that are subject to such restriction shall be credited. The Executive Officer will be the beneficial owner of the Common Shares issued and credited to his or her stock account and, subject to the restriction set forth in this Section, shall have all rights of beneficial ownership in such shares including the right to vote the shares and receive the dividends and other distributions paid or made with respect thereto. The Company or its nominee will retain custody of the Common Shares until the restriction has lapsed in accordance with this Section and the Executive Officer makes a specific request in writing to the Company for such shares to be sold, transferred or delivered; provided, however, at any time following the lapse of such restriction, the Executive Officer may request that a stock certificate be issued and delivered to the Executive Officer representing all or part of the Common Shares credited to his or her stock account on which the restriction has lapsed.

ARTICLE VII
TAX WITHHOLDING OBLIGATIONS

Prior to the payment of an Award, the Company may withhold, or require a Participant to remit to the Company, an amount sufficient to pay any federal, state and local withholding taxes associated with the Award. The Committee may, in its discretion and subject to such rules as the Committee may adopt, permit a Participant to pay any or all withholding taxes associated with the Award in cash, by the transfer of Common Shares, by the surrender of all or part of an Award (including the Award being exercised), or by a combination of these methods.
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ARTICLE VIII
TERMINATION OF EMPLOYMENT

Section 8.01. Termination of Employment. Unless the Committee provides otherwise in the Award Agreement, if a Participant’s employment with the Company or a Subsidiary terminates for any reason other than the Participant’s Retirement, Disability or death: (i) the Participant shall forfeit all Restricted Stock Awards that are subject to a risk of forfeiture as of the date of his or her termination; and (ii) the Participant may, only within the thirty (30)-day period immediately following the date of his or her termination (but in no event later than the expiration date specified in the Award Agreement), exercise all Stock Option Awards to the extent he or she was entitled to exercise them at the date of such termination; provided, however, if a Participant’s employment is terminated for deliberate, willful or gross misconduct, as determined by the Board of Directors, all of his or her rights under any Award shall expire upon receipt of the notice of such termination. The transfer of an Employee from the employ of the Company to a Subsidiary, or vice versa, or from one Subsidiary to another Subsidiary, shall not be deemed a termination of employment for purposes of the Plan. For the purposes of this Plan, the following leaves of absence are deemed not to be a termination of employment: (a) a leave of absence, approved in writing by the Company, for military service, sickness or any other purpose approved by the Company, if the period of such leave does not exceed ninety (90) days; (b) a leave of absence in excess of ninety (90) days, approved in writing by the Company, but only if the Participant’s right to reemployment is guaranteed either by a statute or by contract, and provided that, in the case of any such leave of absence, the Participant returns to work within thirty (30) days after the end of such leave; and (c) any other absence determined by the Committee in its discretion not to constitute a termination of employment.

Section 8.02. Retirement. Unless the Committee provides otherwise in the Award Agreement, if a Participant’s employment with the Company or a Subsidiary terminates due to the Participant’s Retirement: (i) the Participant shall not forfeit any Stock Awards, including Restricted Stock Awards, to which he or she was entitled as of the date of his or her Retirement; however, any Restricted Stock Awards shall continue to be subject to the restrictions that were applicable to these Awards as of such date; and (ii) the Participant may, on or after the date of his or her Retirement (but in no event later than the expiration date specified in the Award Agreement), exercise all Stock Option Awards to the extent he or she was entitled to exercise them at the date of such Retirement. If the Award being exercised under this Section is an Incentive Stock Option, the Award may continue to be exercised as an Incentive Stock Option during the three (3) month period immediately following the date of the Participant’s Retirement (but in no event later than the expiration date of the Award); and, during the remainder of the exercise period, if any, the Award may be exercised as a Non-Qualified Stock Option.

Section 8.03. Disability. Unless the Committee provides otherwise in the Award Agreement, if a Participant’s employment with the Company or a Subsidiary terminates due to the Participant’s Disability: (i) the Participant shall not forfeit any Stock Awards, including Restricted Stock Awards, to which he or she was entitled as of the date of his or her termination due to Disability; and all restrictions applicable to Restricted Stock Awards, including restrictions on transferability, shall lapse as of such date; and (ii) the Participant (or the Participant’s legal representative if he or she becomes incapacitated) may, on or after the date of his or her termination due to Disability (but in no event later than the expiration date specified in the Award Agreement), exercise all Stock Option Awards to the extent he or she was entitled to exercise them at the date of such termination due to Disability. If the Award being exercised under this Section is an Incentive Stock Option, the Award may continue to be exercised as an Incentive Stock Option during the one (1) year period immediately following the date of the Participant’s termination due to Disability (but in no event later than the expiration date of the Award); and, during the remainder of the exercise period, if any, the Award may be exercised as a Non-Qualified Stock Option.

Section 8.04. Death. Unless the Committee provides otherwise in the Award Agreement, if a Participant dies (whether prior to or after termination of his or her employment): (i) the Participant shall not forfeit any Stock Awards, including Restricted Stock Awards, to which he or she was entitled as of the date of his or her death; and all restrictions applicable to Restricted Stock Awards, including restrictions on transferability, shall lapse as of such date; and (ii) the Participant’s estate, executor, administrator, personal representative or beneficiary may, on or after the date of the Participant’s death (but in no event later than the expiration date specified in the Award Agreement), exercise all Stock Option Awards to the extent the Participant was entitled to exercise them at the date of his or her death. If the Award being exercised under this Section is an Incentive Stock Option and the Participant dies prior to termination of his or her employment or within three (3) months following such termination, the Award may continue to be exercised as an Incentive Stock Option during the entire one (1) year period immediately following the Participant’s death (but in no event later than the expiration date of the Award); and, during the remainder of the exercise period, if any, the Award may be exercised as a Non-Qualified Stock Option.
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ARTICLE IX
CHANGE OF CONTROL

In the event of a Change of Control of the Company, if within two (2) years after the effective date of the Change of Control, a Participant’s employment with the Company or a Subsidiary is terminated by the Participant on account of Constructive Termination or by the Company other than for Cause, death, Disability, or Retirement (by and at the request of the Participant), then, (i) all Stock Options then outstanding shall become fully exercisable as of the Date of Termination, and (ii) all restrictions and conditions applicable to Restricted Stock Awards and other Stock Awards shall be deemed to have been satisfied as of the Date of Termination.

ARTICLE X
AMENDMENT OR TERMINATION

Section 10.01. Amendment, Suspension or Termination of Plan. The Board of Directors may amend, suspend or terminate this Plan at any time, and, in accordance with such amendments, may thereupon change terms and conditions of any Awards not theretofore issued. Shareholder approval for any such amendment will be required only to the extent necessary to satisfy the rules of Nasdaq or any national exchange on which the Common Shares are listed, or to satisfy any applicable federal or state law or regulation; however, without shareholder approval, neither the Plan nor any Award may be amended to permit: (i) the exercise price of a Stock Option to be reduced, directly or indirectly, (ii) a Stock Option to be canceled in exchange for a new Stock Option with an exercise price that is less than the exercise price of the original Stock Option, or (iii) the Company to repurchase a Stock Option for value from a Participant if the current Fair Market Value of the Common Shares underlying the Stock Option is lower than the exercise price per share of the Stock Option. Unless sooner terminated by the Board of Directors, the Plan shall automatically terminate at the end of the business day on May 7, 2029. No Awards may be issued under the Plan while it is suspended or after it is terminated.

Section 10.02. Amendment of Outstanding Awards. The Committee may, in its discretion, amend the terms of any Award, prospectively or retroactively, but no such amendment may impair the rights of any Participant without his or her consent. Shareholder approval for any such amendment will be required only to the extent necessary to satisfy the rules of Nasdaq or any national exchange on which the Common Shares are listed, or to satisfy any applicable federal or state law or regulation. The Committee may, in whole or in part, waive any restrictions or conditions applicable to any Award, except the Committee may not accelerate the vesting of any Award.

ARTICLE XI
MISCELLANEOUS

Section 11.01. Governing Law. The interpretation, validity and enforcement of this Plan will, to the extent not otherwise governed by the Code or the securities laws of the United States, be governed by the laws of the State of Indiana. This Plan is not intended to be governed by the Employee Retirement Income Security Act and shall be so construed and administered.

Section 11.02. Compliance with Code Section 409A. To the extent the Committee determines that any Award granted under this Plan is subject to Code Section 409A, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Code Section 409A. To the extent applicable, the Plan and Award Agreements shall be interpreted in a manner to be in compliance with Code Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that, following the Plan’s effective date, the Board of Directors determines that any Award may be subject to Code Section 409A, the Board of Directors may adopt such amendments to the Plan and the applicable Award Agreements or adopt such other policies and procedures (including amendments, policies and procedures with retroactive effect), or take such other actions that the Board of Directors determines are necessary or appropriate to (i) exempt the Award from Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Code Section 409A.

Section 11.03. Rights of Employees. Nothing in this Plan will confer upon any Participant the right to continued employment by the Company or limit in any way the Company’s right to terminate any Participant’s employment at will.

Section 11.04. Severability. In the event any provision of this Plan, or the application thereof to any person or circumstances, is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, or other applications, and this Plan is to be construed and enforced as if the illegal or invalid provision had not been included.
84 First Merchants Corporation 2024 Proxy Statement

Section 11.05. Other Compensation Plans. Nothing contained in this Plan prevents the Board of Directors from adopting other or additional compensation arrangements, subject to shareholder approval if such shareholder approval is required, and such arrangements may be either generally available or applicable only in specific cases.

Section 11.06. Clawback. Any Award made to a Participant may be subject to recovery or “clawback” by the Company if the grant of the Award is subject to the Company’s Clawback Policy. By accepting an Award, a Participant is agreeing to be bound by the Company’s Clawback Policy, as in effect or as may be adopted, restated and/or modified from time to time by the Company in its discretion (including, without limitation, to comply with applicable law or stock exchange listing requirements). Any right of recoupment under the Clawback Policy or any other similar policy is in addition to, and not in lieu of, any other legal remedies available to the Company.
85 First Merchants Corporation 2024 Proxy Statement

APPENDIX B

FIRST MERCHANTS CORPORATION
2024 EMPLOYEE STOCK PURCHASE PLAN

I. INTRODUCTION

The First Merchants Corporation 2024 Employee Stock Purchase Plan (the “Plan”) was adopted by the Board of Directors (the “Board”) of First Merchants Corporation (the “Company”) on February 6, 2024, subject to approval of the Company’s shareholders at their annual meeting on May 7, 2024. The effective date of the Plan shall be July 1, 2024, if it is approved by the shareholders. The purpose of the Plan is to provide eligible employees of the Company and its subsidiaries a convenient opportunity to purchase shares of common stock of the Company through quarterly offerings financed by the use of payroll deductions. As used in this Plan, “subsidiary” means a corporation or other form of business association of which shares (or other ownership interests) having 50% or more of the voting power are, or in the future become, owned or controlled, directly or indirectly, by the Company.
The Plan shall continue until all the stock allocated to it has been purchased or until June 30, 2029, whichever is earlier; provided, however, the Board may terminate the Plan at any time or make such amendment(s) to the Plan as it may deem advisable. No such amendment may be made without the approval of the Company’s shareholders if it would materially: (i) increase the benefits accruing to participants under the Plan; (ii) modify the requirements as to eligibility for participation in the Plan; (iii) increase the number of shares which may be issued under the Plan (except as permitted under Section III); (iv) increase the cost of the Plan to the Company; or (v) alter the allocation of Plan benefits among participating employees.
The Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986 (the “Code”) and is not subject to any provisions of the Employee Retirement Income Security Act of 1974 (ERISA). It is the Company’s intention to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code, and the provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

II. ADMINISTRATION

The Plan is administered by the Compensation and Human Resources Committee (the “Committee”), which consists of two or more members of the Board, none of whom are eligible to participate in the Plan and all of whom are “non-employee directors,” as such term is defined in Rule 16b-3(b)(3) of the Securities and Exchange Commission, under the Securities Exchange Act of 1934, as amended (the “1934 Act”). The Committee shall prescribe rules and regulations for the administration of the Plan and interpret its provisions. The Committee may correct any defect, reconcile any inconsistency or resolve any ambiguity in the Plan. The actions and determinations of the Committee on matters relating to the Plan are conclusive. The Committee and its members may be addressed in care of the Company at its principal office. The members of the Committee do not serve for fixed periods but may be appointed or removed at any time by the Board.

III. STOCK SUBJECT TO THE PLAN

An aggregate of 1,200,000 shares of common stock, without par value, of the Company (the “Common Stock”) is available for purchase under the Plan. Shares of Common Stock which are to be delivered under the Plan may be obtained by the Company by authorized purchases on the open market or from private sources, or by issuing authorized but unissued shares of Common Stock. In the event of any change in the Common Stock through recapitalization, merger, consolidation, stock dividend or split, combination or exchanges of shares or otherwise, the Committee may make such equitable adjustments in the Plan and the then outstanding offering as it deems necessary and appropriate including, but not limited to, changing the number of shares of Common Stock reserved under the Plan and the price of the current offering. If the number of shares of Common Stock that participating employees become entitled to purchase is greater than the number of shares of Common Stock available, the available shares shall be allocated by the Committee among such participating employees in such manner as it deems fair and equitable. No fractional shares of Common Stock shall be issued or sold under the Plan.

IV. ELIGIBILITY

All employees of the Company and such of its subsidiaries as shall be designated by the Committee will be eligible to participate in the Plan. No employee shall be eligible to participate in an offering until the first day of the calendar quarter after he or she has completed an “introductory period,” as described in the Company’s Employee Handbook (generally, ninety (90) calendar days of employment). No employee shall be eligible to participate in the Plan if, immediately after an option is granted under the Plan, the employee owns or is considered to own (within the meaning of Code Section 424(d)) stock, including outstanding options to purchase stock, possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company.
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V. OFFERING PERIODS

The Plan shall be implemented by a series of consecutive three (3) – month offering periods, with each new offering period commencing on the first day of each calendar quarter (beginning July 1, 2024), or at such other time or times as may be determined by the Committee (the “Offering Date”), and ending on the last trading day of each calendar quarter, or at such other time or times as may be determined by the Committee (the “Purchase Date”). The Plan shall continue until terminated in accordance with Section I. Subject to the provisions concerning termination in Section I, the Committee shall have the power to change the duration and/or frequency of offering periods with respect to future offerings and shall use reasonable efforts to notify employees of any such change at least five (5) days prior to the scheduled beginning of the first offering period to be affected. In no event shall any option granted hereunder be exercisable more than twenty-seven (27) months from its Offering Date.

VI. PARTICIPATION, PAYROLL DEDUCTIONS

An eligible employee may participate in an offering by authorizing a payroll deduction for such purpose in whole dollar amounts at any time prior to the Offering Date for such offering. The Committee may at any time, prior to the Offering Date for an offering, establish a maximum percentage of a participating employee’s compensation that he or she may apply to the purchase of Common Stock with respect to that and/or future offerings under the Plan. The Committee may at any time suspend an offering if required by law or determined by the Committee to be in the Company’s best interests.

The Company will maintain or cause to be maintained payroll deduction accounts for all participating employees. All funds received or held by the Company or its subsidiaries under the Plan may be, but need not be, segregated from other corporate funds. Interest shall accrue on or be payable to participating employees with respect to such payroll deductions, at the rate determined from time to time by Human Resources, unless the Committee determines that the accounts shall not earn interest.

Each participating employee will receive a statement of his or her payroll deduction account and the number of shares of Common Stock purchased therewith following the Purchase Date for each offering.

Subject to such limitations, if any, prescribed by the Committee from time to time and such rules and procedures established by Human Resources, a participating employee may during or following an offering period prospectively increase or decrease his or her rate of payroll deductions or discontinue payroll deductions and withdraw the entire balance of his or her payroll deduction account, if any, and thereby withdraw from participation in an offering. Such withdrawal shall not have any effect upon the employee’s eligibility to elect to participate in any succeeding offering. Under the initial rules established by the Committee, payroll deductions may be increased or decreased only as of a quarterly Offering Date, by filing a new payroll deduction authorization with Human Resources at least ten (10) days prior to the Offering Date. Under such initial rules, any request to withdraw from an offering may be submitted to Human Resources at any time during the offering period. An election by a participating employee not to participate in a future offering must be received by Human Resources prior to the Offering Date for such offering. In the event of a participating employee’s retirement, death or termination of employment, his or her participation in any offering under the Plan shall cease, no further amounts shall be deducted pursuant to the Plan, and the balance in the employee’s payroll deduction account, if any, shall be paid to the employee, or, in the event of the employee’s death, to the employee’s beneficiary designated on a form approved by the Committee (or, if the employee has not designated a beneficiary, to his or her estate).

If a participating employee has not changed the rate of his or her payroll deductions, discontinued payroll deductions, or elected not to participate in a future offering in accordance with the rules and procedures set forth in the immediately preceding paragraph, his or her payroll deductions shall continue at the originally elected rate throughout the offering period and future offering periods unless reduced to reflect a change by the Committee in the maximum permissible rate. Such employee shall be deemed to have accepted each new offer and to have authorized payroll deductions in respect thereof during each such future offering period.

87 First Merchants Corporation 2024 Proxy Statement

VII. PURCHASE, LIMITATIONS, PRICE

Each employee participating in any offering under the Plan shall be granted an option, as of the Offering Date, for as many full shares of Common Stock as the amount of his or her payroll deduction account can purchase as of the Purchase Date for such offering at the price determined in accordance with the third paragraph of this Section (the “Purchase Price”). No employee may be granted an option under the Plan which permits his or her rights to purchase Common Stock under the Plan, and any other stock purchase plan of the Company or a parent or subsidiary of the Company qualified under Section 423 of the Code, to accrue at a rate which exceeds $25,000 in Fair Market Value of such Common Stock (determined at the time the option is granted) for each calendar year in which any option granted to the employee is outstanding at any time. “Fair Market Value” of a share of Common Stock on a given date is defined as the closing price of a share on such date, or if no sale took place, the closing price of a share of stock on the most recent day on which a sale of a share of stock took place as recorded on the Nasdaq stock market or national securities exchange on which the Common Stock of the Company is listed on such date. If the Common Stock of the Company isn’t listed on Nasdaq or any other national securities exchange on such date, “Fair Market Value” is defined as the fair market value of a share on such date as determined in good faith by the Committee.

As of the Purchase Date for each offering, the payroll deduction account of each participating employee (except those who have withdrawn from participation in the offering as provided in Section VI) shall be totaled. If such account contains sufficient funds to purchase one or more full shares of Common Stock as of that date, the employee shall be deemed to have exercised an option to purchase the largest number of full shares of Common Stock that can be purchased at the Purchase Price with such funds. Such employee’s account will be charged for the amount of the purchase and the employee’s book entry stock account will be credited with the number of shares of Common Stock purchased. No fractional shares of Common Stock may be purchased under the Plan. Any balance remaining in a participating employee’s payroll deduction account at the end of an offering period after the purchase of Common Stock shall be held in such account and applied to the purchase of shares of Common Stock under the next offering under the Plan, unless such employee withdraws from, elects not to participate in, or is not eligible to participate in the next offering, in which case the balance in the employee’s payroll deduction account, if any, shall be paid to the employee.

The Committee shall determine the Purchase Price of the shares of Common Stock which are to be sold under each offering, which price (so long as the Common Stock of the Company is listed on Nasdaq or another national securities exchange) shall be equal to eighty-five percent (85%) of the average of the closing prices for the Common Stock on each trading day during the offering period, as reported by Nasdaq (or the national securities exchange on which the Common Stock of the Company is listed during the offering period); provided, however, in no event shall such Purchase Price be less than the lesser of (i) an amount equal to eighty-five percent (85%) of the Fair Market Value of the Common Stock on the Offering Date, or (ii) an amount equal to eighty-five percent (85%) of the Fair Market Value of the Common Stock on the Purchase Date.

VIII. STOCK ACCOUNTS, TRANSFER OF INTERESTS

Shares of Common Stock purchased under the Plan may be registered in the name of a nominee or held in such other manner as the Committee determines to be appropriate. A book entry stock account will be established in each participating employee’s name. Each participating employee will be the beneficial owner of the Common Stock purchased under the Plan and credited to his or her stock account, and he or she will have all rights of beneficial ownership in such Common Stock. The Company or its nominee will retain custody of the Common Stock purchased under the Plan until specifically requested in writing by the participating employee to be sold, transferred or delivered. A participating employee may request that a stock certificate, representing all or part of the shares of Common Stock credited to his or her stock account, be issued and delivered to the participating employee at any time.

No option, right or benefit under the Plan may be transferred by a participating employee other than by will or the laws of descent and distribution, and all options, rights and benefits under the Plan may be exercised during the participating employee’s lifetime only by such employee or the employee’s guardian or legal representative. There are no restrictions imposed by or under the Plan upon the resale of shares of Common Stock issued under the Plan.

Certain officers of the Company are subject to restrictions under Section 16(b) of the 1934 Act. With respect to such officers, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void if permitted by law and deemed advisable by the Committee.
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Beneficial ownership of the shares of Common Stock purchased under the Plan may be held only in the name of the participating employee, or, if such employee so indicates on his or her authorization form, in his or her name jointly with a member of his or her family, with right of survivorship. A participating employee who is a resident of a jurisdiction which does not recognize such a joint tenancy may hold shares in the employee’s name as tenant in common with a member of his or her family, without right of survivorship.

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APPENDIX C

FIRST MERCHANTS CORPORATION
EQUITY COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

ARTICLE I
ESTABLISHMENT AND PURPOSE

Section 1.01. Establishment of Plan. First Merchants Corporation, an Indiana corporation (the “Company”), hereby establishes the First Merchants Corporation Equity Compensation Plan for Non-Employee Directors (the “Plan”), effective as of July 1, 2024 (the “Effective Date”), subject to the approval of the Plan at the Company’s 2024 annual meeting of shareholders by the holders of a majority of the shares of the Company’s common stock present and voting at that meeting in person or by proxy.

Section 1.02. Purpose. The purpose of the Plan is to promote the interests of the Company and its shareholders by more closely aligning the interests of the Company and its Non-Employee Directors (as hereinafter defined) by requiring the payment of at least one-half (1/2) of the Compensation (as defined in Section 3.01) payable to Non-Employee Directors for their service in that capacity in Restricted Shares (as defined in Section 3.04) of the Company’s common stock. A “Non-Employee Director” means any member of the board of directors of the Company (the “Board”) who is not an employee of the Company or any of its Subsidiaries (as hereinafter defined). A “Subsidiary” means a corporation or other form of business association of which shares (or other ownership interests) having fifty percent (50%) or more of the voting power are, or in the future become, owned or controlled, directly or indirectly, by the Company.

ARTICLE II
ADMINISTRATION

The Plan shall be administered by the Compensation and Human Resources Committee of the Board (the “Committee”), which shall serve at the pleasure of the Board. The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary to comply with the requirements of the Plan or any applicable law. All actions taken and interpretations made in good faith by the Committee, or taken or made by any other person or persons to whom the Committee has delegated authority, in the administration of the Plan shall be final and binding upon all interested persons. All decisions by the Committee shall be made with the approval of not less than a majority of its members. No member of the Committee shall be liable for anything done or omitted to be done by him or her or by any other member of the Committee or the Board in connection with the Plan, except for his or her own willful misconduct or as expressly provided by statute.

ARTICLE III
PARTICIPATION; NON-EMPLOYEE DIRECTOR COMPENSATION

Section 3.01. Participation. All Non-Employee Directors shall automatically become participants in the Plan with respect to all Compensation payable to them for calendar quarters ending after the Effective Date, until the Plan is terminated in accordance with the provisions of Article VII. “Compensation” means any retainer, fee or other payment of any kind to which a Non-Employee Director is entitled for services performed in that capacity, including, without limitation, any additional amount payable to a Non-Employee Director for chairing a Board committee; provided, however, fees for service on a regional advisory board will not be included.

Section 3.02. Non-Employee Director Compensation. The Board shall annually, or at other times as the Board shall deem appropriate, determine the amount of Compensation to be payable for services performed by Non-Employee Directors, in accordance with applicable laws and regulations. Such Compensation shall be paid quarterly, as of the last business day of each calendar quarter.
90 First Merchants Corporation 2024 Proxy Statement

Section 3.03. Fraction Payable in Restricted Shares. A fraction of all Compensation payable to Non-Employee Directors for calendar quarters ending after the Effective Date, as determined by the Board from time to time, which fraction shall not be less than one-half (1/2), shall be paid in Restricted Shares. In the absence of such determination, this fraction shall be five-eighths (5/8). The number of Restricted Shares to be issued to each Non-Employee Director shall be determined on the basis of the Fair Market Value (as hereinafter defined) of such Restricted Shares as of the date (i.e., the last business day of the calendar quarter) for which the Compensation is payable. The “Fair Market Value” of a Restricted Share means the last reported sale price of a share of the Company’s common stock on the relevant date, or if no sale took place, the last reported sale price of a share of the Company’s common stock on the most recent day on which a sale of a share of the Company’s common stock took place as reported by Nasdaq or a national securities exchange on which the Company’s common stock is listed on such date. The Restricted Shares shall be issued as of the last business day of the relevant calendar quarter and shall be credited to the Non-Employee Director’s stock account as soon as administratively feasible thereafter, but in no event shall any such payment be made later than the March 15 of the calendar year next following the calendar year in which such Restricted Shares were earned. To the extent Compensation payable in Restricted Shares to a Non-Employee Director under this Section 3.03 would result in a fractional share of common stock being issuable to such Non-Employee Director, cash shall be paid to the Non-Employee Director in lieu of such fractional share.

Section 3.04. Restrictions on Shares. A “Restricted Share” means a share of the Company’s common stock that is nontransferable and subject to a substantial risk of forfeiture, to the extent provided in this Section 3.04. The Restricted Shares issued to a Non-Employee Director in accordance with Section 3.03 may be registered in the name of a nominee or held in such other manner as the Committee determines to be appropriate. A book entry stock account will be established in the Non-Employee Director’s name. The Non-Employee Director will be the beneficial owner of the Restricted Shares issued and credited to his or her stock account and, subject to the restrictions set forth in this Section 3.04, he or she will have all rights of beneficial ownership in such Restricted Shares including the right to vote the Restricted Shares and receive all dividends and other distributions paid or made with respect thereto. The Company or its nominee will retain custody of the Restricted Shares issued under this Plan until (i) all of the restrictions have lapsed in accordance with Subsection 3.04(a), and (ii) the Non-Employee Director makes a specific request in writing to the Company for such Restricted Shares which have become unrestricted shares of common stock to be sold, transferred or delivered; provided, however, at any time following the lapse of such restrictions, a Non-Employee Director may request that a stock certificate, representing all or part of the shares credited to his or her stock account on which the restrictions have lapsed, be issued and delivered to the Non-Employee Director. None of the Restricted Shares issued under this Plan may be sold, transferred, assigned, pledged, encumbered or otherwise alienated or hypothecated, unless and until, and then only to the extent that, these restrictions have lapsed in accordance with Subsection 3.04(a).

(a) Lapse of Restrictions. Subject to Subsection 3.04(b), the restrictions set forth in the first paragraph of Section 3.04 shall lapse on the earliest of the following dates: (i) the third anniversary of the date as of which the Restricted Shares were issued if, as of the date the restrictions are to lapse, the Non-Employee Director has continued to serve in that capacity from the date as of which the Restricted Shares were issued to the date of lapse; (ii) the date of the Non-Employee Director’s death; (iii) the date the Non-Employee Director is determined to be Disabled (as hereinafter defined), or (iv) in the event of a “Change of Control,” as defined in the First Merchants Corporation 2024 Long-Term Equity Incentive Plan, if within two (2) years after the effective date of the Change of Control, the Non-Employee Director is removed or replaced as a member of the Board of the Company, then all restrictions and conditions applicable to the Non-Employee Director’s Restricted Shares shall be deemed to have lapsed as of the date of such removal or replacement. “Disabled” means total and permanent disability as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”).

(b)    Minimum Period for Restrictions. At a minimum, the restrictions set forth in the first paragraph of Section 3.04 shall begin at the time of issuance of the Restricted Shares and continue for a period of one (1) year from the issuance of the Restricted Shares. Such minimum period may only be accelerated pursuant to Subsection 3.04(a)(ii)-(iv) and may not be accelerated at the discretion of the Committee.

(c)    Forfeiture of Restricted Shares. Except in the case of Retirement (as defined below), in the event a Non-Employee Director’s service as a member of the Board terminates prior to the date the restrictions on all or part of the Restricted Shares issued pursuant to the Plan have lapsed in accordance with Subsection 3.04(a), all Restricted Shares still subject to the restrictions shall be returned to or canceled by the Company and shall be deemed to have been forfeited by the Non-Employee Director. If a Non-Employee Director’s engagement as a member of the Board of the Company terminates due to the Non-Employee Director’s Retirement, the Non-Employee Director shall not forfeit any Restricted Shares, to which he or she was entitled as of the date of his or her Retirement; however, any Restricted Shares shall continue to be the subject to the restrictions that were applicable to such Restricted Shares as of such date, and such restrictions shall lapse in accordance with Subsection 3.04(a) of the Plan. “Retirement” means the termination of service as a member of the Board of the Company other than the Non-Employee Director’s removal as provided in the Bylaws of the Company.
91 First Merchants Corporation 2024 Proxy Statement

ARTICLE IV
SHARES ISSUABLE UNDER PLAN

Section 4.01. Number of Shares. The Restricted Shares issuable under the Plan shall be the Company’s authorized but unissued, or reacquired, common stock, or shares purchased in the open market. The maximum number of Restricted Shares of common stock that may be issued under the Plan shall be 600,000, as adjusted pursuant to Section 4.02.

Section 4.02. Adjustment. If the Company shall at any time increase or decrease the number of its outstanding shares of common stock or change in any way the rights and privileges of such shares by means of a payment of a stock dividend or any other distribution upon such shares payable in common stock, or through a stock split, reverse stock split, subdivision, consolidation, combination, reclassification, or recapitalization involving common stock, then the numbers, rights and privileges of the Restricted Shares issuable under Section 4.01 shall be increased, decreased or changed in like manner.

ARTICLE V
MISCELLANEOUS PROVISIONS

Section 5.01. No Right to be Elected. Neither the Plan nor any action taken hereunder shall be construed as giving any Non-Employee Director any right to be elected or re-elected as a director of the Company.

Section 5.02. Non-Assignment. A participant’s rights and interest under the Plan may not be assigned or transferred, hypothecated or encumbered, in whole or in part, either directly or by operation of law or otherwise (except, in the event of a participant’s death, by will or the laws of descent and distribution), including, without limitation, execution, levy, garnishment, attachment, pledge, bankruptcy, or in any other manner; and no such right or interest of any participant in the Plan shall be subject to any obligation or liability of such participant.

Section 5.03. Compliance with Applicable Laws. No Restricted Shares shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign securities, securities exchange, and other applicable laws and regulations.

Section 5.04. Withholding. It shall be a condition to the obligation of the Company to issue Restricted Shares hereunder that the participant pay to the Company, to the extent required by law and upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. A participant in the Plan may satisfy the withholding obligation, in whole or in part, by electing to have the Company withhold shares of common stock, otherwise issuable under the Plan, having a Fair Market Value equal to the amount required to be withheld. If the amount requested is not paid, the Company shall have no obligation to issue, and the participant shall have no right to receive, Restricted Shares.

Section 5.05. Unfunded Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of Restricted Shares hereunder.

Section 5.06. Ratification of Actions Taken. By accepting any payment of Non-Employee Director Compensation hereunder or other benefit under the Plan, each participant, and each person claiming under or through him or her, shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board, or the Committee.

Section 5.07. Registration. The appropriate officers of the Company shall cause to be filed any registration statement required by the Securities Act of 1933, as amended, and any reports, returns or other information regarding any Restricted Shares issued pursuant to the Plan as may be required by Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any other applicable statute, rule or regulation.

Section 5.08. Governing Law. The interpretation, validity and enforcement of this Plan shall, to the extent not otherwise governed by the Code or the securities laws of the United States, be governed by the laws of the State of Indiana.

Section 5.09. Headings. Headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions hereof. The use of the singular shall also include within its meaning the plural, where appropriate, and vice versa.

Section 5.10. Share Counting Restriction. Common stock may not be added back to the Plan reserve for future grants in the following circumstances: (i) common stock withheld to cover taxes; and (ii) stock-settled awards where only the actual common stock delivered with respect to an award are counted against the Plan reserve.
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ARTICLE VI
AMENDMENT

The Board may amend the Plan at any time and from time to time, as it deems advisable; provided, however, that no amendment shall become effective without shareholder approval if such shareholder approval is required by any applicable federal or state law, rule or regulation, or by the rules of Nasdaq or any national exchange on which the Company’s common stock is listed; and provided, further, that any such amendment shall comply with applicable provisions of Rule 16b-3 under Section 16 of the Exchange Act, as in effect from time to time, the Code and the rules thereunder as in effect from time to time, and, to the extent applicable, the Employee Retirement Income Security Act of 1974, as amended, and the rules thereunder as in effect from time to time. No amendment of the Plan shall materially and adversely affect any right of any participant with respect to any shares of common stock of the Company theretofore issued without such participant’s written consent.

ARTICLE VII
TERMINATION

This Plan shall terminate upon the earlier of (a) the Board’s adoption of a resolution terminating the Plan, or (b) June 30, 2029, which is five (5) years from the Effective Date. No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person without his or her written consent with respect to any shares of common stock of the Company theretofore earned and issuable under the Plan.

ARTICLE VIII
SHAREHOLDER APPROVAL

The Plan shall be effective as of the Effective Date, contingent upon shareholder approval and adoption at the 2024 annual meeting of the shareholders of the Company. The shareholders shall be deemed to have approved and adopted the Plan only if it is approved and adopted at a meeting of the shareholders duly held by vote taken in the manner required by the securities laws of the United States, the Code, and the laws of the State of Indiana, as applicable.
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First Merchants Corporation

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
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Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 6, 2024 for shares held directly and by 11:59 P.M. Eastern Time on May 6, 2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 6, 2024 for shares held directly and by 11:59 P.M. Eastern Time on May 6, 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

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FIRST MERCHANTS CORPORATION

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:

01) Michael R. Becher
02) Patrick J. Fehring
03) Mark K. Hardwick
04) Jason R. Sondhi

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR proposals 2 through 9:

The Board of Directors recommends you vote 1 YEAR on the following proposal:

		1 Year	2 Years	3 Years	Abstain
10.	Proposal to approve, on an advisory basis, the frequency of advisory votes on executive compensation.	☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Shareholder Letter are available at www.proxyvote.com

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FIRST MERCHANTS CORPORATION
THIS PROXY IS SOLICITED ON BEHALF
OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS
MAY 7, 2024

The shareholder(s) hereby appoint(s) Susan W. Brooks, as proxy with the power to appoint her substitute, and hereby authorize(s) her to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of First Merchants Corporation that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 4:00 p.m., Eastern Daylight Time, on May 7, 2024, virtually at www.virtualshareholdermeeting.com/FRME2024, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side

Your **Vote** Counts!

FIRST MERCHANTS CORPORATION

2024 Annual Meeting
Vote by May 6, 2024 11:59 PM EDT. For shares held in a Plan, vote by May 6, 2024 11:59 PM EDT.

First Merchants Corporation

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You invested in FIRST MERCHANTS CORPORATION and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on May 7, 2024.**

Get informed before you vote

View the Notice & Proxy Statement, Annual Report and Shareholder Letter online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 23, 2024. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote Virtually at the Meeting*

May 7, 2024
4:00 PM EDT

Virtually at:
www.virtualshareholdermeeting.com/FRME2024

*Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of Directors **Nominees:** 01) Michael R. Becher 02) Patrick J. Fehring 03) Mark K. Hardwick 04) Jason R. Sondhi	For
2.	Proposal to approve, on an advisory basis, the compensation of First Merchants Corporation's named executive officers.	For
3.	Proposal to approve the First Merchants Corporation 2024 Long-Term Equity Incentive Plan.	For
4.	Proposal to approve the First Merchants Corporation Equity Compensation Plan for Non-Employee Directors.	For
5.	Proposal to approve the First Merchants Corporation 2024 Employee Stock Purchase Plan.	For
6.	Proposal to approve an amendment to the Company's Articles of Incorporation giving shareholders the ability to amend the Company's Bylaws.	For
7.	Proposal to approve amendments to the Company's Articles of Incorporation to provide for a phased-in declassification of the Company's Board of Directors.	For
8.	Proposal to approve an amendment to the Company's Articles of Incorporation to require majority voting in uncontested director elections.	For
9.	Proposal to ratify the appointment of the firm FORVIS, LLP as the independent auditor for 2024.	For
10.	Proposal to approve, on an advisory basis, the frequency of advisory votes on executive compensation.	1 Year

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